UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Axos Financial, Inc.

(Name of Registrant as Specified in Its Charter)

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September 25, 2023
Dear Stockholders:
On behalf of the Board of Directors and management of Axos Financial, Inc. (the “Company”), you are cordially invited to attend the 2023 Annual Meeting of Stockholders of the Company (“Annual Meeting”). The Annual Meeting will be held on Thursday, November 9, 2023 at 2:00 PM, Pacific Time, at our corporate headquarters located at 9205 West Russell Road, Suite 400, Las Vegas, NV 89148.
Although we intend to hold our Annual Meeting in person, in the event it is not possible nor advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our Company website at www.axosfinancial.com and our Annual Meeting website at www.edocumentview.com/AX for updated information. If you are planning to attend our meeting, please check either website one week prior to the meeting date.
The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe in detail the matters to be acted on at the meeting.
Your participation in Company activities is important and we encourage you to attend the meeting. Whether or not you plan to attend the meeting, please be sure to complete, sign, date and return the proxy card in the accompanying postage-paid reply envelope provided to you, so that your shares may be voted in accordance with your wishes. Returning the enclosed proxy will not prevent you from voting in person if you choose to attend the Annual Meeting.
On behalf of the Board of Directors and all of the employees of the Company, we thank you for your continued support.

Sincerely,

Gregory Garrabrants President and Chief Executive Officer

Axos Financial, Inc.
9205 West Russell Road, Suite 400
Las Vegas, Nevada 89148

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 9, 2023
NOTICE TO THE STOCKHOLDERS OF AXOS FINANCIAL, INC.
Notice is hereby given that the 2023 Annual Meeting of Stockholders of Axos Financial, Inc. will be held on Thursday, November 9, 2023 at 2:00 PM, Pacific Time, at our corporate headquarters located at 9205 West Russell Road, Suite 400, Las Vegas, NV 89148, for the following purposes:
Item 1.    To elect three Class I directors, each to hold office for a three-year term and until a successor is elected and qualified;
Item 2.    To approve in a non-binding and advisory vote, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement;
Item 3.    To recommend, in a non-binding and advisory vote, whether future non-binding and advisory stockholder votes on executive compensation should occur every year, every two years, or every three years;
Item 4.    To approve the Amended and Restated 2014 Stock Incentive Plan;
Item 5.    To ratify the selection of BDO USA, P.A. as the Company’s independent registered public accounting firm for fiscal year 2024; and
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The Board of Directors has fixed the close of business on September 12, 2023, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
We will mail a notice of internet availability of proxy materials – Notice of Annual Meeting of Stockholders – to our stockholders on or about September 25, 2023.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

The Notice of Internet Availability of Proxy Materials, Notice of Meeting,
Proxy Statement and Annual Report will be available free of charge at
www.edocumentview.com/AX.

By order of the Board of Directors,

September 25, 2023	Gregory Garrabrants
President and Chief Executive Officer

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE AS SOON AS POSSIBLE ONLINE, BY PHONE OR BY COMPLETING, SIGNING AND DATING THE PROXY CARD ENCLOSED WITH THIS PROXY STATEMENT AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IT IS IMPORTANT THAT YOUR VOTE BE COUNTED. VOTING ONLINE, BY PHONE OR BY COMPLETING, SIGNING AND RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING.

Axos Financial, Inc.
9205 West Russell Road, Suite 400
Las Vegas, Nevada 89148
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 2:00 PM Pacific Time, November 9, 2023
INTRODUCTION
This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Axos Financial, Inc., a Delaware corporation (the “Company” or “Axos”), for use at the 2023 Annual Meeting of Stockholders, which will be held on Thursday, November 9, 2023, at 2:00 PM, Pacific Time, at our corporate headquarters at 9205 West Russell Road, Suite 400, Las Vegas, NV 89148, and at any adjournment or postponement thereof (the “Annual Meeting”). The notice of internet availability and this accompanying Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about September 25, 2023.
YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE ONLINE, BY PHONE OR BY COMPLETING, SIGNING AND DATING THE PROXY CARD ENCLOSED WITH THIS PROXY STATEMENT AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
Some stockholders may have their shares registered in different names or hold shares in different capacities. For example, a stockholder may have some shares registered in his or her name, individually, and others in his or her capacity as a custodian for minor children or as a trustee of a trust. In that event, you will receive multiple copies of this Proxy Statement and multiple proxy cards. If you want all of your votes to be counted, please be sure to vote by completing all of your proxy cards, by telephone, or through the internet.
Who is entitled to vote?
If you were a holder of Axos Financial, Inc. common stock at the close of business on the record date of September 12, 2023 (the “record date”), either as a stockholder of record or as the beneficial owner of shares held in street name, you may direct a vote at the 2023 Annual Meeting. As of the record date, we had 59,066,235 shares of our common stock outstanding and entitled to be voted. Each share of common stock entitles its holder to one vote.
What does it mean to be a stockholder of record or beneficial holder and who can vote in person at the meeting?
Stockholder of Record: Shares Registered in Your Name. If on the record date, your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record and you may vote in person at the Annual Meeting, or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by completing your proxy card, by telephone, or through the internet, to ensure your vote is counted.
Beneficial Holder: Owner of Shares Held in Street Name. If on the record date, your shares were held in an account at a broker, bank, or other financial institution (collectively referred herein as “broker”), then you are the beneficial holder of shares held in “street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account, or more commonly, the nominee of the Depository Trust Company, a registered clearing agency with which most major broker-dealers and banks deposit their securities, is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial holder, you have the right to direct your broker on how to vote the shares in your account. As a beneficial holder, you are invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker (known as a “legal proxy”) giving you the legal right to vote the shares at the Annual Meeting, as well as satisfy the Annual Meeting admission criteria set out in the notice of internet availability.
What is the effect of broker non-votes?
Under the rules that govern brokers, your broker or other nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon at the Annual Meeting. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. As a result, we encourage you to communicate your voting decisions to your broker before the date of the Annual Meeting to ensure that your vote will be counted. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

What constitutes a quorum?
Our Bylaws require that a quorum – that is, the holders of a majority of all of the shares of our common stock entitled to vote at the Annual Meeting – be present, in person or by proxy, before any business may be transacted at the Annual Meeting (other than adjourning the Annual Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement).
How do I vote by proxy before the meeting?
Before the meeting, you may vote your shares in one of the following three ways if your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A.;
•By Internet at www.edocumentview.com/AX;
•By telephone from the U.S.A., U.S. territories and Canada toll-free at 800-652-8683; or
•By mail by completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided.
Please refer to the proxy card for further instructions on voting via the Internet and by telephone.
Please follow the directions on your proxy card carefully. If your shares are held in a brokerage account in the name of a broker or other nominee (this is called “street name”), then you are the beneficial owner of the shares and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. You have the right to direct your broker on how to vote the shares in your account, and your ability to vote by telephone or via the Internet depends on the voting procedures used by your broker. You may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.
May I vote my shares in person at the meeting?
If you are a stockholder of record, you may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone. Please note that if you are a beneficial holder and you wish to vote at the meeting, you will not be permitted to do so unless you first obtain a legal proxy issued in your name from the broker-dealer or bank that holds your account.
How do I vote my shares held in the Company’s 401(k) Plan?
If you hold shares in an account under the Axos Financial, Inc. 401(k) Plan (the “Plan”), you will receive notification of the Company’s proxy materials availability, including the voting instruction card. You may direct the Plan trustee on how to vote your Plan shares by following the instructions included on the proxy card. Please note that, in order to permit the Plan trustee to tally and vote all the eligible Plan shares, your direction must be completed timely pursuant to the instructions in the proxy card. If you do not provide timely voting direction, the Plan trustee shall vote your Plan shares in the same proportion as the shares for which the Plan trustee received timely voting direction. The proportional voting policy is detailed under the terms of the Plan documents.
How can I revoke my proxy?
If you are a stockholder of record and have sent in your proxy, you may change your vote by revoking your proxy by means of any one of the following actions which, to be effective, must be taken before your proxy is voted at the Annual Meeting:
•Sending a written notice to revoke your proxy to Axos Financial, Inc., 9205 West Russell Road, Suite 400, Las Vegas, NV 89148, Attention: Corporate Secretary. To be effective, the Company must receive the notice of revocation before the Annual Meeting commences.
•Transmitting a proxy by mail at a later date than your prior proxy. To be effective, the Company must receive the later dated proxy before the Annual Meeting commences. If you fail to date or to sign that later proxy, however, it will not be treated as a revocation of an earlier dated proxy.
•Attending the Annual Meeting and voting in person or by proxy in a manner different than the instructions contained in your earlier proxy.
If you are a beneficial holder you may submit new voting instructions by contacting your broker. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the broker giving you the right to vote the shares.

How many votes do I have?
Each share is entitled to one vote. In order to vote, you must either designate a proxy to vote on your behalf, or attend the Annual Meeting and vote your shares in person. The Board of Directors requests that you submit your proxy so that your shares will count toward a quorum and be voted at the Annual Meeting.
How will the Board vote my proxy?
A properly executed proxy received by us prior to the Annual Meeting, and not revoked, will be voted as directed by the stockholder on that proxy. If a stockholder provides no specific direction, the shares will be voted as follows:
•FOR the election of the directors nominated by the Board – Item 1;
•FOR the approval, in a non-binding and advisory vote, of the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement – Item 2;
•FOR the recommendation, in a non-binding and advisory vote, that future non-binding and advisory stockholder votes on executive compensation should occur every THREE YEARS – Item 3
•FOR the approval of the Amended and Restated 2014 Stock Incentive Plan – Item 4
•FOR the ratification of the selection of BDO USA, P.A. as the Company’s independent registered public accounting firm for fiscal year 2024 – Item 5.
With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
What vote is required to approve each item?
Proxies marked as abstentions or withheld votes will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. A broker non-vote will still be counted in determining whether a quorum is present.
Election of Directors. Assuming a quorum of the stockholders is present in person or by proxy at the Annual Meeting, a plurality of the votes cast is required for the election of directors. As a result, the three nominees who receive the highest number of votes cast will be elected as Class I directors. Abstentions and broker non-votes will have no effect on the results of the election of directors.
Non-Binding and Advisory Votes. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on these items will be required for the non-binding and advisory approval of the compensation of the Company’s Named Executive Officers and for the non-binding and advisory recommendation as to whether future non-binding and advisory stockholder vote on executive compensation should occur every year, every two years, or every three years (the “Frequency Proposal”). Abstentions will have the same effect as a vote against these proposals. Broker non-votes will have no effect on the results of these proposals. For the Frequency Proposal, if none of the options receives the affirmative vote of the holders of a majority of the votes represented in person or by proxy and entitled to vote on this proposal, the Company’s Board of Directors will consider the option of one year, two years or three years that receives the highest number of votes cast by stockholders as the preferred frequency that has been selected by stockholders.
Approval of the Amended and Restated Axos Financial, Inc. 2014 Stock Incentive Plan. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item will be required to approve the Amended and Restated Axos Financial, Inc. 2014 Stock Incentive Plan. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the results of this proposal.
Vote for the Ratification of Selection of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item will be required for the ratification of the selection of BDO USA, P.A. Abstentions will have the same effect as a vote against this proposal. The ratification of the selection of our auditors is considered to be a “routine” proposal for the purposes of brokers exercising their voting discretion.
Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. Broker non-votes will have no effect on the results of such a proposal.
Can I exercise rights of appraisal or other dissenters’ rights?
No. Under Delaware law, holders of our voting stock are not entitled to demand appraisal of their shares or exercise similar rights of dissenters as a result of the approval of any of the proposals to be presented at the Annual Meeting.

Who will bear the costs associated with this Proxy Statement?
The Company will bear the entire cost of preparing, assembling, printing and mailing the notice of internet availability and this accompanying Proxy Statement and proxy card and any additional material that may be furnished to stockholders. The Company has retained Georgeson LLC as our proxy solicitor in connection with the Annual Meeting for a fee estimated to be $27,000, plus reimbursement of out-of-pocket expenses.
ITEM 1. ELECTION OF DIRECTORS
Board Nominees – 2023
The Company’s Board is divided into three classes designated as Class I, Class II and Class III (see Corporate Governance, Board of Directors Composition and Independence). There are currently three Class I directors whose terms expire at the 2023 Annual Meeting. The members of the Board of Directors of the Company also are the members of the Board of Directors of Axos Bank (the “Bank”), a consolidated subsidiary of the Company. The Board of Directors, upon recommendation of the Nominating/Corporate Governance Committee, has nominated the three Class I directors named below for election to the Board to hold office for a three-year term expiring at the 2026 Annual Meeting or until a successor is elected and qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy intend to vote the proxies received by them for the election of these nominees. If, prior to the Annual Meeting, any nominee of the Board of Directors becomes unable to serve as a director, the proxy holders will vote the proxies received by them for the election of a substitute nominee selected by the Board of Directors as permitted by the rules of the Securities and Exchange Commission.
Vote Required and Recommendation of the Board of Directors
If a quorum is present and voting, the three Class I nominees receiving the highest number of votes will be elected to the Board. Because there are only as many nominees as there are directors to be elected at this year’s meeting, a director nominee is assured of being elected if he or she receives any “For” votes, regardless of how many negative votes (“Withhold”) are cast for that director.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE CLASS III NOMINEES NAMED BELOW.
Class I Director Nominees for Terms Ending at the 2026 Annual Meeting of Stockholders
Tamara N. Bohlig. Ms. Bohlig, age 54, has served as member of the Board of Directors since August 2019 and currently serves as Chair of the Compliance and Independent Credit Review Committee and as member of the Technology Committee of the Board of Directors of the Bank; she formerly served as a member of the Nominating/Corporate Governance Committee of the Board of Directors of the Company.
Ms. Bohlig brings to the Board more than thirty years of experience, driving billions in aggregate revenue and accumulated assets under management for companies at the intersection of technology, financial services, and consumer products. Over her thirty-year career, Ms. Bohlig has led corporate and product marketing teams in developing, launching, and managing more than 30 enterprise and consumer products and services, including the marketing of 250+ investment products and 100+ platform services. Today, Ms. Bohlig is a small business owner-operator, and a fractional executive providing strategic marketing services for growth companies. Earlier, Ms. Bohlig served as CMO of AssetMark and SmartBiz Loans, helping the former take its asset management platform public on the New York Stock Exchange. She also served as a senior executive across business development, client experience, and marketing for Charles Schwab & Co., Inc.’s investor retail and investment management divisions. Her early career included vice president roles in marketing for JPMorgan Chase, N.A. (formerly WaMu and Providian), as well as product management, sales, and marketing roles for Hewlett-Packard, P&G, and General Mills. Ms. Bohlig holds two degrees from Northwestern University, including an MBA from the J.L. Kellogg Graduate School of Management, and a bachelor of arts in sociology.
The Company believes Ms. Bohlig’s qualifications to serve on the Board, in addition to those discussed above, include her directly relevant experience in the asset management and brokerage industries, specifically as it relates to business development, client experience, product management and marketing.
Nicholas A. Mosich. Mr. Mosich, age 68, has served as a member of the Board of Directors since May 2009 and as Vice Chairman of the Board of Directors since October 2010. Mr. Mosich serves as member of the Audit Committee of the Board of Directors of the Company and the Bank and serves as Chair of the Asset/Liability Committee and as member of the Credit Committee of the Board of Directors of the Bank,.
Mr. Mosich has extensive knowledge of the real estate development and investment banking industries acquired through his career as a Managing Member of Ion Capital Partners, LLC / Arroyo Vista Partners, LLC, both discretionary investment funds that acquire land for residential development projects in California. Mr. Mosich serves as General Partner of Southwest Aviation Complex, LP, a fixed base operation at Van Nuys Airport and as General Partner of Vineyard Ventures, LP, a Washington real estate venture. Mr. Mosich also brings 40 years of capital markets and business management experience, most recently as an Executive Vice President and Board Member of The Seidler Companies Incorporated, a NYSE member firm (“Seidler”). While at Seidler, Mr. Mosich was responsible for overseeing its Private Client Service operations and Investment Banking Operations. He was a Managing Director of Seidler’s Community Bank Group, active in mergers and acquisitions, raising public and private capital for emerging growth banks including an active role as a co-manager of the Axos initial public offering. Previously, Mr. Mosich was a partner at McGoodwin James & Company, a venture capital firm headquartered in Costa Mesa. At McGoodwin, he was active in funding later stage venture companies and making private investments in public companies. Mr. Mosich completed his undergraduate degree (cum laude) at the University of Michigan and received a MBA from Stanford University.
The Company believes Mr. Mosich’s qualifications to serve on the Board, in addition to those discussed above, include his experience developing residential real estate in California and providing capital market services to small banks and other businesses.
Edward J. Ratinoff. Mr. Ratinoff, age 58, has served as a member of the Board of Directors since April 2010 and currently serves as Chair of the Credit Committee and as a member of the Compliance and Independent Credit Review Committee of the Board of Directors of the Bank; he formerly served as a member of the Nominating/Corporate Governance Committee of the Board of Directors of the Company.
Mr. Ratinoff currently holds the position of Founder and Managing Principal of James Investment Partners, a privately-held real estate investment platform based in Los Angeles. Mr. Ratinoff previously served as Managing Director and Head of Acquisitions for Phoenix Realty Group, an institutional real estate investment firm focused on opportunistic multifamily investments. Mr. Ratinoff also held the position of Managing Director and west coast head for the J.E. Robert Companies. In this role, Mr. Ratinoff was responsible for all equity and debt transactions throughout the western United States for the real estate investment funds sponsored by the firm and was a member of the investment committees for both JER Partners and JER Investors Trust (NYSE: JRT). Mr. Ratinoff has also served as Principal with FowlerFlanagan Partners and held senior positions focusing on real estate investment banking with McDonald Investments, Chase Securities and BT Alex Brown, executing public and private capital markets transactions for west coast-based real estate companies. Mr. Ratinoff received a Bachelor of Arts in Architecture and City Planning from the University of California, Berkeley, and a MBA from the J.L. Kellogg Graduate School of Management at Northwestern University.
The Company believes Mr. Ratinoff’s qualifications to serve on the Board, in addition to those discussed above, include his experience investing and managing multifamily real estate projects and providing capital markets financing for real estate assets.
Continuing Class II Directors with Terms Ending at the 2024 Annual Meeting of Stockholders
Gregory Garrabrants. Mr. Garrabrants, age 51, has served as President and Chief Executive Officer since October 2007 and as member of the Board of Directors of the Company and the Bank since March 2008.
Mr. Garrabrants brings to the Board more than twenty-five years of experience in financial services. Mr. Garrabrants also possesses particular strengths with respect to leadership and management skills. Prior to joining the Company, Mr. Garrabrants was a senior vice president and the head of corporate business development at the nation’s seventh largest thrift focusing on entry into new business segments, mergers and acquisitions, joint ventures and strategic alliances. Before his senior executive roles at banking institutions, Mr. Garrabrants served the financial services industry as an investment banker, management consultant and attorney for over 15 years. He was an investment banker at Goldman Sachs specializing in advising management and directors on issues such as strategic planning, capital and liquidity management, balance sheet management, asset/liability management, and enhancement of stockholder value. Prior to Goldman Sachs, Mr. Garrabrants served as a management consultant at McKinsey & Company. At McKinsey, Mr. Garrabrants led teams that worked with senior management of money center banks, non-bank financial services companies, insurance companies and asset managers on strategy development, sales force effectiveness, risk management, organizational design and corporate restructuring. Prior to McKinsey, Mr. Garrabrants worked as a summer associate at Skadden, Arps, Slate, Meagher & Flom, Munger, Tolles & Olson, and Morrison & Foerster focusing on corporate and securities law and clerked for the Honorable Steven V. Wilson of the United States District Court for the Central District of California. Prior to graduate school, he began his career at Deloitte Consulting in the financial advisory services and litigation support practices. Mr. Garrabrants earned his Juris Doctorate, magna cum laude, from the Northwestern University School of Law and his MBA, with the highest distinctions, from the J.L. Kellogg Graduate School of Management at Northwestern University. He has a Bachelor of Science degree in Industrial and Systems Engineering and a minor in Economics from the University of Southern California where he graduated with high honors. He is a Chartered Financial Analyst and member of the California Bar.

The Company believes Mr. Garrabrants’ qualifications to serve on the Board, in addition to those discussed above, include his extensive experience in banking, investment banking, strategic planning and team leadership. The Company believes that his 16 years of service to the Company reflect his skills to attract high quality new customers, build new banking and securities products and services and to develop management teams responsive to current and future business changes.
Paul J. Grinberg. Mr. Grinberg, age 62, has served as a member of the Board of Directors since April 2004 and as Chairman of the Board of Directors of the Company and the Bank since February 2017. Mr. Grinberg currently serves as Chair of the Audit Committee of the Board of Directors of the Company and the Bank, and as a member of the Compensation Committee and the Nominating/Corporate Governance Committee of the Board of Directors of the Company; he formerly served as Chair of the Nominating/Corporate Governance Committee of the Board of the Directors of the Company and as member of the Compliance and Independent Credit Review Committee of the Board of Directors of the Bank.
Mr. Grinberg brings to the Board extensive executive management, operational, M&A, accounting and financial reporting expertise. Mr. Grinberg currently serves as the President of PG Mountain Capital, a company which provides consulting and advisory services to private equity and venture capital firms and their related businesses. Mr. Grinberg also serves as Chairman of Social Leverage Acquisition Corp I (NYSE: SLAC), a special purpose acquisition company formed to effect a business combination with one or more businesses. Mr. Grinberg previously served as an executive with Encore Capital Group (Nasdaq: ECPG), an international specialty finance company with operations in fifteen countries, from September 2004 thru December 2018. His most recent position was President, International, overseeing Encore’s International operations. Before that, he served as Group Executive, International and Corporate Development and Executive Vice President and Chief Financial Officer. Prior to joining Encore, Mr. Grinberg served as President of Brio Consulting Group, a company he founded that provided financial strategy and consulting services to private equity and venture-backed companies. Before that, Mr. Grinberg served as Chief Financial Officer of Stellcom, Inc., a systems integration firm focused on providing mobile and wireless engineering solutions to Fortune 1000 companies, and as Executive Vice President and Chief Financial Officer of TeleSpectrum Worldwide, Inc., a publicly traded company that provided outsourced call center solutions to Fortune 500 companies. Mr. Grinberg began his career at Deloitte & Touche LLP, ultimately becoming a partner in the firm’s Merger and Acquisition Services Group. Mr. Grinberg earned a MBA (graduating Beta Gamma Sigma) from Columbia University and a bachelor’s degree in accounting (graduating magna cum laude) from Yeshiva University.
The Company believes Mr. Grinberg’s qualifications to serve on the Board, in addition to those discussed above, include his 19 years of experience in banking as a director of the Company, his nearly 25 years of experience as a public company executive and CFO in the financial services industry, his public accounting experience including public and private company auditing, his M&A advisory experience and his experience analyzing financial strategies for growing businesses.
Uzair Dada. Mr. Dada, age 56, has served as a member of the Board of Directors since January 2015 and serves as Chair of the Technology Committee and as a member of the Credit Committee of the Board of Directors of the Bank.
Mr. Dada has a strong business and financial background focused on technology and marketing. He is the Founder and CEO (since 2001) of Iron Horse (IH), an award-winning growth marketing technology and services company serving an array of Fortune 500 and high tech companies. Under Mr. Dada's leadership, IH has introduced a suite of proprietary demand generation solutions and technologies that are widely recognized for their innovation. Mr. Dada is a graduate of the University of California, Berkeley and the J.L. Kellogg Graduate School of Management at Northwestern University.
The Company believes Mr. Dada’s qualifications to serve on the Board, in addition to those discussed above, include his valuable digital marketing technology and systems integration experience, his IT compliance and auditing experience and his strong business and financial background.
Continuing Class III Directors with Terms Ending at the 2025 Annual Meeting of Stockholders
James S. Argalas. Mr. Argalas age 52, has served as member of the Board of Directors since August 2011 and currently serves as a member of the Asset/Liability Committee and as a member of the Compliance and Independent Credit Review Committee of the Board of Directors of the Bank; he formerly served as a member of the Audit Committee of the Board of Directors of the Company and the Bank.

Mr. Argalas brings to the Board extensive experience in the financial and investment sectors. In 2006, he founded Presidio Union, LLC, a company that specializes in providing financial analysis and corporate advisory services to early stage growth companies and their investors, taking an active role in developing ventures that have the potential to create significant stockholder value. Prior to founding Presidio Union, Mr. Argalas was a Principal at Watershed Asset Management and NM Rothschild, where he was responsible for investments in distressed credit, liquidations, real estate, special situations, and debt and equity investments in Asia-Pacific. Prior to joining Watershed, Mr. Argalas was an Associate Principal with McKinsey & Company and an Associate at Goldman Sachs. Mr. Argalas has a MBA from the J.L. Kellogg Graduate School of Management at Northwestern University with majors in Finance, Entrepreneurship and International Business; in addition, Mr. Argalas holds a Bachelor of Science degree in Engineering from the University of Michigan, and a Bachelor of Science degree in Foreign Service from Georgetown University.
The Company believes Mr. Argalas’ qualifications to serve on the Board, in addition to those discussed above, include his experience investing in complex debt securities, real estate and other special investment situations including investments in early stage financial technology ventures.
James J. Court. Mr. Court, age 61, has served as a member of the Board of Directors since April 2011 and currently serves as Chair of the Compensation Committee, as a member of the Nominating/Corporate Governance Committee of the Board of Directors of the Company and as member of the Technology Committee of the Board of Directors of the Bank; he formerly served as a member of the Compliance and Independent Credit Review Committee of the Board of Directors of the Bank.
Mr. Court currently is Chief Executive Officer of Navogen, LLC (“Navogen”), a business and technology consulting firm. Mr. Court started Navogen in December of 2018. Previously, Mr. Court served as Chairman and President of First American’s Property & Casualty Insurance Group (“First American”). Mr. Court joined First American in 1999 and has previously served in senior management roles including Chief Operating Officer and Chief Information Officer; his responsibilities at First American included overseeing all three Property & Casualty operating units. Prior to joining First American, Mr. Court held information technology and operations positions at MGE UPS Systems and Printronix, Inc. Further, Mr. Court has led successful business and technology transformations in both the financial services and manufacturing sectors. Mr. Court holds a MBA from the Graziadio School of Business and Management at Pepperdine University, a Bachelor of Science degree in Information Systems from the University of Redlands, and an Associate degree in Electronic Engineering Technology.
The Company believes Mr. Court’s qualifications to serve on the Board, in addition to those discussed above, include his experience as CEO, COO and CIO for information technology firms as well his insurance industry knowledge, particularly real estate title insurance and property and casualty insurance.
Stefani D. Carter. Ms. Carter, age 45, has served as a member of the Board of Directors since August 2021 and currently serves as Chair of the Nominating/Corporate Governance Committee and as a member of the Compensation Committee of the Board of Directors of the Company and as member of the Asset/Liability Committee of the Board of Directors of the Bank.
Ms. Carter has been a practicing attorney since 2005, specializing in civil litigation, contractual disputes and providing general counsel and advice to small businesses and individuals. Ms. Carter currently serves as an arbitrator and is the principal of three entities, Stefani Carter & Associates, LLC, a consulting and legal services firm, Stable Realty, LLC, a real estate investments firm, and Dallas HERO, a non-profit focusing on local ballot initiatives. From 2020 to 2023, Ms. Carter served as a litigation shareholder at Ferguson Braswell Fraser Kubasta PC (“FBFK”), a full-service law firm. Prior to FBFK, Ms. Carter served as senior counsel at the law firm of Estes Thorne & Carr PLLC for three years. In addition, Ms. Carter served as an elected representative of House District 102 in the Texas House of Representatives between 2011 and 2015. From 2008 to 2011, Ms. Carter was employed as an associate attorney at the law firm of Sayles Werbner, PC and from 2007 to 2008 was a prosecutor in the Collin County District Attorney’s Office. Prior to serving as a prosecutor, Ms. Carter was an associate attorney at Vinson & Elkins LLP from 2005 to 2007. Ms. Carter currently serves as the Lead Director, the Chair of the Nominating and Corporate Governance Committee, and as a Member of the Related Party Transactions Committee of Braemar Hotels & Resorts, Inc. (NYSE: BHR), a luxury lodging real estate investment trust. In addition, Ms. Carter currently serves as the Chairman of the Board of Directors, as a Member of the Nominating and Corporate Governance Committee, and as a Member of the Executive Committee of Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR), a retail real estate investment trust. Ms. Carter has a Juris Doctor from Harvard Law School, a Master's in Public Policy from Harvard University's John F. Kennedy School of Government, and a Bachelor of Arts in Government as well as a Bachelor of Journalism in News/Public Affairs from the University of Texas at Austin.
The Company believes that Ms. Carter's qualifications, in addition to those discussed above, include her extensive experience in advising and counseling clients in civil litigation and contractual disputes, her many experiences as an elected official, and her experience serving on other public company boards.

Roque A. Santi. Mr. Santi, age 60, has served as a member of the Board of Directors since August 2022 and currently serves as a member of the Audit Committee of the Board of Directors of the Company and the Bank and as a member of the Asset/Liability Committee and the Credit Committee of the Board of Directors of the Bank.
Mr. Santi currently serves as Enterprise CFO with Roosevelt Management Company, LLC, in New York, where he develops and implements strategic plans and directs personnel responsible for the oversight of financial control function. Prior to joining Roosevelt Management, he served from 2010 to 2019 as President, CEO, CFO and board member for Elderlife Financial Services, LLC, where he organized the recapitalization and buildout of a national direct lending unit and developed a unique "financial concierge" service for the senior living industry during the financial crisis. From 2004 to 2019, Mr. Santi was President and CFO with ECC Capital Corporation. Mr. Santi's experience includes being a Partner with Ernst & Young LLP and Arthur Andersen LLP, and a Manager with Deloitte & Touche. Mr. Santi served as a member of the board of ElderLife Financial Services, LLC through 2021, and was a member of the board of Federal National Holdings, Inc. Mr. Santi has a bachelor's degree in Accounting from Pace University in New York, New York, and has been a Certified Public Accountant since 1988 – Certified in Maryland and Virginia (status - inactive).
The Company believes that Mr. Santi's qualifications, in addition to those discussed above, include his over 37 years of executive leadership and expertise in the lending and mortgage industry and experience in both large corporate and entrepreneurial C suites together with his experience serving on other boards.

EXECUTIVE OFFICERS
The following information is furnished with respect to our executive officers. Unless otherwise noted, the positions listed are those held by the officers as of the date of this Proxy Statement.

Officer Name[1]	Principal Occupation[2]
Gregory Garrabrants[2] Age - 51	President and Chief Executive Officer since October 2007. Mr. Garrabrants’ background and experience prior to joining the Company are discussed under Item 1. Election of Directors.
Eshel Bar-Adon[2] Age - 68
Mr. Bar-Adon currently holds the position of Executive Vice President, Strategic Partnerships and Chief Legal Officer and has been an officer since 2011.

Prior to joining the Company in 2011, Mr. Bar-Adon served as Executive Vice President and Chief Legal Officer of a leading specialty finance firm, Seneca One Finance, Inc. During his tenure, he served as Acting President and was a member of the company’s Executive Committee.

Thomas Constantine[3] Age - 61
Mr. Constantine currently holds the position of Executive Vice President, Chief Credit Officer and has been an officer since 2010.

Prior to joining the Company in 2010, Mr. Constantine served as a senior examiner with the former Office of Thrift Supervision (OTS. Mr. Constantine has more than 35 years of experience in the banking and financial services industries previously working in various roles, including as a portfolio manager, commercial real estate loan officer, chief lending officer and chief credit officer.

David Crow Age - 53
Mr. Crow currently holds the position of Executive Vice President, Head of Axos Clearing and has been an officer since 2023.

Prior to joining the Company in 2023, Mr. Crow served as the Co-Head of Wealth Solutions Relationship Management at Pershing, LLC, where he served in various capacities for over 24 years. Mr. Crow maintains his Series 7, 24 and 63 licenses.

Raymond Matsumoto[3] Age - 68
Mr. Matsumoto currently holds the position of Executive Vice President, Chief Operating Officer and has been an officer since 2017.

Prior to joining the Company in 2017, Mr. Matsumoto served as the Executive Vice President and Chief Administrative Officer at CIT Group. He has also held executive positions at OneWest Bank and Indymac Bank. Mr. Matsumoto started his career having spent 18 years as a Senior Manager and Certified Public Accountant with KPMG, and as the Chief Financial and Operations Officer for a consumer food products company.

Andrew J. Micheletti[2] Age - 66
Mr. Micheletti currently holds the position of Executive Vice President, Finance and has been an officer since 2001.

Prior to joining the Company in 2001, Mr. Micheletti served as the Vice President – Finance for TeleSpectrum Worldwide Inc., an international provider of outsourced telephone and Internet services and as Managing Director, Chief Financial Officer of LPL Financial, an independent contractor securities broker-dealer.

David Park[3] Age - 40
Mr. Park currently holds the position of Executive Vice President, Commercial Banking and Treasury Management and has been an officer since 2018.

Prior to joining the Company in 2018, Mr. Park served as the Executive Vice President and Head of Commercial Banking at Banc of California. From 2006 to 2016, Mr. Park held various roles during his 10 years at City National Bank, including Senior Vice President and Head of Business Banking and SBA Lending.

Ron Pitters Age - 56
Mr. Pitters currently holds the position of Chief Administrative Officer of Axos Clearing and has been an officer since 2014.

Prior to joining the Company in 2014, Mr. Pitters served as the Founder and Managing Partner at MindAlign, a management consulting firm focused on technology transformations. Mr. Pitters served in leadership positions at ABN AMRO N.V. for 13 years. Mr. Pitters started his career in Currency and Commodities having spent 10 years as a trader with First Interstate Bank, Ltd. and ABN AMRO Bank.

Brian Swanson[3] Age - 43
Mr. Swanson currently holds the position of Executive Vice President, Head of Consumer Bank and has been an officer since 2013.

Prior to joining the Company in 2010, Mr. Swanson served as a Vice President with Bank of America, piloting its dedicated purchase Call Center in Orange County, California. Mr. Swanson began his career as a Retail Loan Officer with e-Loan.

John Tolla[2] Age - 46
Mr. Tolla currently holds the position of Executive Vice President, Chief Risk Officer and has been an officer since 2013.

Prior to joining the Company in 2013, Mr. Tolla served in leadership roles at BearingPoint and Booz Allen where his primary focus was on regulatory compliance, strategy, process improvement, and risk management with special attention to clients operating in heavily regulated industries.

Derrick K. Walsh[2] Age - 41
Mr. Walsh currently holds the position of Executive Vice President, Chief Financial Officer and has been an officer since 2021.

He has previously served as Senior Vice President and Chief Accounting Officer of the Company since 2015 and joined the Company in 2013. Prior to joining the Company in 2013, Mr. Walsh led the SEC & Regulatory Reporting functions at LPL Financial (“LPL”) from 2011 to 2013 where he gained his Series 7, 27 and 66 licenses (7 & 66 currently inactive) and was also responsible for various aspects of management reporting and investor relations. Mr. Walsh began his career in public accounting auditing financial institutions, where he earned his CPA license.

1 Officers are appointed for indefinite terms of office and may be removed or replaced by the Board or by the President/Chief Executive Officer.
2 Officer holds the position with the Company and the Bank.
3 Officer holds the position with the Bank only.
There are no family relationships among any of our directors and executive officers.

CORPORATE GOVERNANCE
The Role of the Board of Directors
The Board and senior management have adopted governance practices which emphasize stockholder value in accordance with highest standards of integrity. For example, nine of our ten directors (90%) meet the standards for independence set forth in NYSE listing requirement, well above the requirement that a majority of the board of directors must be comprised of independent directors. The members of the Board of Directors of the Company also are the members of the Board of Directors of the Bank, which accounts for substantially all of the Company’s consolidated operating results. The members of the Board of Directors keep informed about our business through discussions with senior management and other officers and managers of the Company, the Bank, and its securities business subsidiaries, by reviewing analyses and reports submitted to them by management and outside consultants, and by participating in Board and Board committee meetings.
Board of Directors Composition and Independence
The Board of Directors of the Company is authorized to have up to ten members and ten members are currently serving. In accordance with the terms of our Amended Certificate of Incorporation and Bylaws, our Board of Directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms. The members of the classes are as follows:
•The Class I directors are Ms. Bohlig, Mr. Mosich and Mr. Ratinoff and their terms will expire at the 2023 Annual Meeting of Stockholders unless reelected for additional terms that will expire at the 2026 Annual Meeting of the Stockholders.
•The Class II directors are Mr. Garrabrants, Mr. Grinberg, and Mr. Dada and their terms will expire at the 2024 Annual Meeting of Stockholders;
•The Class III directors are Mr. Argalas, Mr. Court, Ms. Carter and Mr. Santi and their terms will expire at the 2025 Annual Meeting of Stockholders.
The authorized number of directors may be changed by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in our control or management. Our directors will hold office until their successors have been elected and qualified or until their earlier death, resignation, disqualification or removal for cause by the affirmative vote of the holders of at least 75% of our outstanding stock entitled to vote on election of directors.
The Board has determined that nine members of the Board meet the definition of “independent director” as the term is defined by applicable NYSE rules. Mr. Garrabrants is not an independent director because he is our President and Chief Executive Officer. In reaching these conclusions, the Board considered all relevant facts and circumstances with respect to any direct or indirect relationships between the Company and each of the non-management directors. The Board determined that any relationships that now exist, or that have existed in the past, between the Company and any of the non-management directors have no material effect on their independence.
All of the members of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee of the Board of Directors of the Company are independent directors.
Board of Directors Leadership Structure
Currently, Mr. Garrabrants serves as the President and Chief Executive Officer of the Company, while Mr. Grinberg, who is an independent director, serves as the Chairman of the Board of Directors. The Board of Directors believes that this leadership structure best serves the Company at this time because it allows Mr. Garrabrants to focus on the Company’s operations and strategy, while Mr. Grinberg, among his other Board of Directors and committee responsibilities, can provide independent leadership for the Board of Directors, set the agenda for meetings, preside over executive sessions of the non-management directors and enable other directors to raise issues and concerns for consideration by the Board of Directors without immediately involving the President and Chief Executive Officer or other management.

The Board of Directors Role in Risk Oversight
The Board of Directors, together with the Audit Committee, the Compensation Committee, and the Nominating/Corporate Governance Committee of the Board of Directors of the Company as well as four risk committees that include, the Credit, the Compliance and Independent Credit Review, the Technology and the Asset/Liability committees of the Board of Directors of the Bank, coordinate with each other to provide enterprise-wide oversight of our management and risk management efforts. These committees report regularly to the Board of Directors on risk-related matters and provide the Board of Directors with insight about our management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational, and reputational risks, cybersecurity, and data privacy. In addition, at meetings of the Board of Directors and its committees, directors receive regular updates and reports from management regarding risk management practices, including credit quality, financial reporting, internal controls, compliance, legal matters, asset liability and liquidity management, among others. Furthermore, current risk management issues are discussed regularly with the Board of Directors and its committees.
Our Board of Directors is actively involved in oversight and review of the Company’s risk management efforts either directly or through its standing committees. The Company’s management is responsible for assessing and managing risk and communicating risks to the Board. The Enterprise Risk Management (“ERM”) program, led by certain officers of the Company, including Mr. Garrabrants, our President and Chief Executive Officer, with oversight from the Board, identifies and evaluates key business risks within the financial, operational, regulatory and strategic arenas to develop risk monitoring processes and response strategies to transfer, avoid, reduce or accept individual risks as appropriate. The ERM program assists management in determining appropriate risk tolerance levels which balance risk mitigation with opportunities to create stockholder value. ERM program leaders make regular reports to the Board regarding the ERM program’s risk identification, management and mitigation strategy recommendations.
While general oversight responsibility of risks and our ERM program is with the Board of Directors, its standing committees support the Board of Directors by regularly addressing various risks in each committee’s respective areas of oversight. Specifically, the Audit Committee primarily oversees those risks that may directly or indirectly impact our financial statements, including the areas of financial reporting, internal controls and compliance with public reporting requirements, while the Compensation Committee assists the Board of Directors in fulfilling its risk management oversight responsibilities associated with risks arising from director and executive officer compensation policies and practices. Each standing committee provides reports to the Board of Directors at regular meetings concerning the activities of the committee and of the actions taken by the committee since the last Board of Directors regular meeting.
Corporate Governance Principles
Our Board of Directors is committed to having sound corporate governance principles to assist in fulfilling the Board’s oversight responsibilities. These principles are essential to maintaining the Company’s integrity in the marketplace. Our Board of Directors has adopted Corporate Governance Guidelines (a copy of which is accessible at the Governance section of our website at www.axosfinancial.com) that include a number of the practices and policies under which our Board operates, together with concepts suggested by various authorities in corporate governance and the requirements under the NYSE’s listed company rules and applicable regulations of the Securities and Exchange Commission. Some of the principal subjects covered by our governance guidelines include:
•Director Qualifications, which addresses a Board candidate’s independence, experience, knowledge, skills, expertise, integrity, and ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to Board responsibilities, taking into account his or her employment and other board commitments.
•Responsibilities of Directors, including acting in the best interests of all stockholders; maintaining independence; developing and maintaining a sound understanding of our business and the industry in which we operate; preparing for and attending Board and Board committee meetings; providing active, objective and constructive participation at those meetings; and attending regularly scheduled executive sessions of the Board, without management.
•Director Access to Management and, as necessary and appropriate, Independent Advisors, including encouraging presentations to the Board from the officers responsible for functional areas of our business.
Board of Directors Meetings and Attendance
Our Board members are encouraged to prepare for and attend all Board of Directors and stockholder meetings and the meetings of the Board committees of which they are members. During the 2023 fiscal year, the Board of Directors of the Company held a total of eight meetings. During the 2023 fiscal year, all of our directors attended all of the aggregate of the total number of meetings of the Board and committees on which he or she served (in each case during the period he or she served). In addition to the meetings of the Board of Directors of the Company, the Board of Directors of the Bank met a total of eight times. All of our directors attended our Annual Meeting of Stockholders held November 10, 2022. The Company encourages our directors, but does not require them, to attend our Annual Meeting of Stockholders.
Code of Conduct
We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers, and employees of the Company and its subsidiaries, and a Code of Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions (collectively, the “Codes”). These Codes are critical to achieving our shared vision of an enterprise committed to business excellence and superior individual performance in a character driven meritocracy. Our Code of Business Conducts and Ethics can be found at the Governance section of our website at www.axosfinancial.com. A copy of the Code of Ethics may also be obtained via written request sent to Axos Financial, Inc., 9205 West Russell Road, Suite 400, Las Vegas, NV 89148, Attention: Corporate Secretary. We intend to comply with any legally required disclosures of any amendments to the Codes and any waivers of the requirements of the Codes that may be granted to our Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer by disclosing such information on our website.
Other Governance Matters
You can access the Company’s Board committee charters, and other corporate governance materials, news releases and SEC filings, by visiting the Company’s website at www.axosfinancial.com.
Stockholders and other interested persons who wish to communicate with the Board of Directors, a specific director, the non-management members of the Board as a group, or any committee of the Board may send a letter to the Corporate Secretary at Axos Financial, Inc., 9205 West Russell Road, Suite 400, Las Vegas, NV 89148. The Corporate Secretary may review the communications to ensure receipt by the appropriate director. Communications that are commercial solicitations, customer complaints, incoherent or offensive will be excluded.
Hedging and Pledging Policy
Our Insider Trading Policy includes provisions that prohibit Company personnel, including employees, officers and directors, from engaging in speculative securities transactions related to Company securities without prior written consent of the Chief Financial Officer, including, purchasing the Company’s securities on margin; short sales; buying or selling puts or calls; engaging in derivative transactions relating to the Company’s securities; and pledging Company securities.
COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors of the Company has three standing committees: Audit, Compensation and Nominating/Corporate Governance. The members of the Audit Committee of the Board of Directors of the Company also serve as members of the Audit Committee of the Board of Directors of the Bank and together are referred to herein as the “Audit Committee.” A description of the general functions, composition and number of meetings held by each Committee during 2023 fiscal year is set forth below.
Audit Committee. The current members of the Audit Committee are Paul J. Grinberg, Chairman; Nicholas A. Mosich and Roque A. Santi. All of the members of the Audit Committee are independent directors within the meaning of the NYSE listed company rules and meet the enhanced independence requirements for audit committee members contained in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board of Directors has determined that Mr. Grinberg, Mr. Mosich and Mr. Santi meet the definitions of “audit committee financial expert” adopted by the SEC and included in NYSE’s rules for listed companies. The Audit Committee has a written charter that specifies its responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of the Company, and appointment and oversight of the independent public accountants engaged to audit the Company’s financial statements. Our Board of Directors, upon the recommendation of the Audit Committee, approved that charter. A copy of our Audit Committee Charter, which complies with applicable NYSE rules, is accessible at the Governance section of our website at www.axosfinancial.com. During fiscal year 2023, the Audit Committee of the Board of Directors of the Company held 13 meetings and the Audit Committee of the Board of Directors of the Bank held six meetings. The Audit Committee also meets with our outside auditors and members of management, separately.
Compensation Committee. The Compensation Committee is comprised of the following directors, all of whom are independent (as defined in the applicable NYSE listed company rules): James J. Court, Chairman, Paul J. Grinberg and Stefani D. Carter. The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of the Company’s directors and executive officers. The Compensation Committee reviews and approves the salaries and establishes incentive compensation and other benefit plans and recommends compensation of our non-employee directors. Our Board of Directors has approved a charter setting forth the role and responsibilities of the Compensation Committee. A copy of that charter, which complies with applicable NYSE rules, is accessible at the Governance section of our website at www.axosfinancial.com. The Compensation Committee held five meetings during fiscal year 2023.
Nominating/Corporate Governance Committee. The members of the Nominating/Corporate Governance Committee during fiscal year 2023 were Paul J. Grinberg, Chairman, Edward J. Ratinoff and Tamara N. Bohlig. The Nominating/Corporate Governance Committee assists the Board in selecting nominees for election to the Board, in assessing the performance of the Board and in monitoring the composition of the Board. Each member of the Nominating/Corporate Governance Committee meets the “independent director” requirements within the meaning of the NYSE listed company rules. The Board has adopted a charter setting forth the responsibilities of the Nominating/Corporate Governance Committee. A copy of that charter, which complies with applicable NYSE rules, is accessible at the Governance section of our website at www.axosfinancial.com. During fiscal year 2023, the Nominating/Corporate Governance Committee of the Board of Directors of the Company held three meetings.
The Director Nominating Process. In identifying new Board candidates, the Nominating/Corporate Governance Committee seeks recommendations from existing board members and executive officers. The Nominating/Corporate Governance Committee also has the authority to engage an executive search firm and other advisors, as it deems appropriate, to assist it identifying qualified candidates for the Board.
In determining whether to nominate each of the director nominees, the Committee considers the following:
•Relevant Industry Experience, including banking, financial services, technology services, real estate, insurance and trust services. The Committee considers his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to Board responsibilities, taking into account his or her employment and other board commitments.
•Public Company Experience, including experience serving on other public company boards, experience with investor relations and familiarity with regulations.
•Expertise in Technology, including backgrounds in information systems, financial systems, IT controls and software integrations.
•Financial Acumen, including ability to make independent analytical inquiries about financial matters related to our business and the business environment in which we operate.
•Leadership Experience, including experience as a CEO, CFO, COO or other senior level position engaging employees, customers, and stockholders, etc.
•Legal and Compliance Experience, including experience with bank regulations, compliance, litigation and contract provisions.
The Nominating/Corporate Governance Committee conducts a comprehensive review of the activities and associations of each candidate to ensure that there are no legal impediments, conflict of interests or other considerations that might hinder or prevent service on the Board. In making its selection, the Nominating/Corporate Governance Committee bears in mind that the foremost responsibility of a director of a Company is to represent the interests of the stockholders as a whole. The Nominating/Corporate Governance Committee will consider candidates proposed by stockholders upon timely written notice to the Corporate Secretary. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting of stockholders only if the stockholder meets certain criteria and the written notice of such stockholder’s intent to make such nomination or nominations has been given in accordance with our Bylaws. See Stockholder Proposals for 2024 Annual Meeting.

PRINCIPAL HOLDERS OF COMMON STOCK
The following table discloses information regarding beneficial ownership of the Company’s common stock by the only entities known by us to have beneficial ownership of more than 5% of the outstanding shares of our common stock on the record date. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Shares Outstanding[1]
BlackRock, Inc.[2]	8,835,340	14.96%
The Vanguard Group, Inc.[3]	6,371,676	10.79%

1	Percentage is calculated on the basis of 59,066,235 shares, the total number of shares of common stock outstanding on September 12, 2023.
2
Represents shares beneficially owned by BlackRock, Inc., 55 East 52nd Street, New York, NY 10055. BlackRock, Inc. has sole voting power with respect to 8,727,348 shares and sole dispositive power with respect to 8,835,340 shares. The foregoing information is based solely on the Schedule 13G filed by BlackRock, Inc. with the SEC on January 20, 2023 as amended January 26, 2023, regarding its holdings as of December 31, 2022.

3
Represents shares beneficially owned by The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group, Inc. has shared voting power with respect to 46,126 shares, sole dispositive power with respect to 6,271,963 shares and shared dispositive power with respect to 99,713 shares. The foregoing information is based solely on the Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 9, 2023, regarding its holdings as of December 30, 2022.

SECURITY OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS
Set forth below is certain information, as of the record date regarding the shares of the Company’s common stock that were owned, beneficially, by (i) each director, (ii) each of the current executive officers of the Company who are named in the Summary Compensation Table (the “Named Executive Officers”), and (iii) all of the current directors and executives as a group. Included in the common stock column below are restricted stock units (“RSUs”), if any, that vest within 60 days after the record date. The percentage of outstanding shares of our common stock is based upon outstanding shares at the record date. Except as indicated in the footnotes to the table below, each person has sole voting and investment power with respect to the shares he or she beneficially owns. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. The address of each director and executive officer is c/o Axos Financial, Inc., 9205 West Russell Road, Suite 400, Las Vegas, NV 89148.

	Beneficial Ownership of Common Stock
Name	Number of Shares[1]	Percent of Outstanding Shares
Gregory Garrabrants[2]	1,560,767	2.64%
Paul J. Grinberg[3]	131,194	*
Nicholas A. Mosich	87,357	*
James S. Argalas	72,805	*
James J. Court[4]	54,656	*
Edward J. Ratinoff	49,209	*
Derrick K. Walsh[5]	38,256	*
Raymond Matsumoto[6]	29,324	*
Uzair Dada	25,408	*
Thomas Constantine[7]	21,437	*
David Park[8]	14,233	*
Tamara N. Bohlig	10,917	*
Roque A. Santi[9]	6,000	*
Stefani D. Carter	5,001	*
All current directors and executive officers as a group (20 persons)[10]	2,844,214	4.82%

*	Less than one percent.
1	All fractional shares have been rounded to the closest whole share.
2
Mr. Garrabrants is the President, Chief Executive Officer and a director. Based on the record date price of $42.88 per share, Mr. Garrabrants’ borrowings on margin secured by shares of the Company amounted to 164,897 shares. Such pledge was approved by the Chief Financial Officer under the Company’s Insider Trading Policy. Mr. Garrabrants beneficial ownership includes 2,464 shares held in his 401(k).

3
Mr. Grinberg is a director. Based on the record date price of $42.88 per share, Mr. Grinberg’s borrowings on margin secured by shares of the Company amounted to 34,316 shares. Such pledge was approved by the Chief Financial Officer under the Company’s Insider Trading Policy.

4	Mr. Court is a director. Mr. Court’s beneficial ownership includes 1,200 shares held by his spouse.
5
Mr. Walsh is the Chief Financial Officer. Mr. Walsh’s beneficial ownership includes 2,380 shares held in his 401(k) and includes 6,755 restricted stock units that are scheduled to vest within 60 days of September 12, 2023.

6
Mr. Matsumoto is a Named Executive Officer. Mr. Matsumoto’s beneficial ownership includes 1,319 shares held in his 401(k) and includes 2,491 restricted stock units that are scheduled to vest within 60 days of September 12, 2023.

7
Mr. Constantine is a Named Executive Officer. Mr. Constantine’s beneficial ownership includes 2,352 shares held in his 401(k) and includes 2,038 restricted stock units that are scheduled to vest within 60 days of September 12, 2023.

8
Mr. Park is a Named Executive Officer. Mr. Park’s beneficial ownership includes 942 shares held in his 401(k) and includes 1,691 restricted stock units that are scheduled to vest within 60 days of September 12, 2023.

9	Mr. Santi is a director. Mr. Santi’s beneficial ownership includes 6,000 restricted stock units that are scheduled to vest within 60 days of September 12, 2023.
10
Beneficial ownership for all directors and executive officers as a group includes 24,550 that are scheduled to vest within 60 days of September 12, 2023. Based on the record date price of $42.88 per share, borrowings on margin secured by shares of the Company amounted to 205,459 shares.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
The Board of Directors of the Company, acting upon a recommendation from our Compensation Committee, annually determines the compensation of the non-employee directors for their service in the Board and its committees.

Key Principles	Significant Time Commitment
The Board and the Compensation Committee are guided by the following principles:

•Compensation should consist of a combination of cash and equity compensation awards that are designed to fairly pay the non-employee directors for work required for a company of our size and scope;

•Compensation should align the non-employee directors’ interests with the long-term interests of our stockholders; and

•Compensation should assist with attracting and retaining qualified non-employee directors.

In addition to preparation for and attendance of Board and Committee meetings (65 total in fiscal 2023), our non-employee directors are engaged in a variety of other ways, including:

•Receiving updates on significant developments; and

•Communicating and meeting with each other, senior management and regulators from time to time.

What We Do	What We Do Not Do
•Emphasis on Equity Compensation:

The majority of non-employee director compensation is in the form of equity-based awards (RSUs).

•Equity Ownership Requirements:

All non-employee directors are required to own at least five times his or her annual cash retainer in common stock of AX, with a five-year transition period.

•No fees for attending meetings - attendance is expected and compensation is not dependent on Board meeting schedule.

•No undue focus on short-term stock performance - pay aligns with compensation philosophy, not short-term fluctuations in stock price.

The Company does not pay director compensation to directors who are also our employees. All non-employee directors of the Company also serve on the Board of Axos Bank. The non-employee directors receive no additional compensation related to such service.
The Compensation Committee monitors non-employee director pay to ensure consistency with best practices so that our non-employee directors are appropriately compensated for the extensive services they provide to the Company. The Compensation Committee engaged its independent compensation consultant to analyze our non-employee director compensation program in light of the Company’s compensation principles for non-employee directors. The Compensation Committee took into account the advice of the independent compensation consultant in recommending non-employee director compensation for the 2023 fiscal year.
Role of the Compensation Consultant
The Compensation Committee’s independent compensation consultant is the company F.W. Cook. The approved scope of F.W. Cook’s work includes advising on CEO compensation and non-employee director compensation. Based on its review of relevant factors, the Compensation Committee assessed F.W. Cook’s independence and concluded that no conflict of interest existed that would have prevented F.W. Cook from independently advising the Compensation Committee. The independent compensation consultant reports directly to the Compensation Committee and takes instructions solely from the Compensation Committee
The forms and amounts of non-employee director compensation outlined below were recommended by the Compensation Committee and approved by the Board. Such amounts are consistent with the compensation awarded in fiscal 2023.

Cash Compensation
Company non-employee directors receive the following annual cash payments:

Role	Non-employee director	Premium	Total
Chairman[1]	$40,000	$66,000	$106,000
Vice-chairman[2]	40,000	26,000	66,000
Chairman of the Audit Committee[3]	40,000	26,000	66,000
Chairman of the Compensation Committee[4]	40,000	13,000	53,000
Other non-employee directors	40,000	—	40,000

1	For the Chairman role, a premium is paid as compensation for additional responsibilities. Mr. Grinberg receives this premium.
2	For the Vice-chairman role, a premium is paid as compensation for additional responsibilities. Mr. Mosich receives this premium.
3	For the Chairman of the Audit Committee role, a premium is paid as compensation for additional responsibilities. Mr. Grinberg receives this premium.
4	For the Chairman of the Compensation Committee role, a premium is paid as compensation for additional responsibilities. Mr. Court receives this premium.
During fiscal 2023, the Company did not provide perquisites to any non-employee director in an amount that is reportable under applicable SEC rules and regulations. All non-employee directors are entitled to reimbursement for parking, travel and accommodation expenses incurred in connection with attendance at Board and Board committee meetings.
Equity Compensation
Each non-employee director is eligible for an annual grant of restricted stock units issued from our Amended and Restated 2014 Stock Incentive Plan, as recommended by our Compensation Committee and approved by the Board. The amounts of the annual non-employee director awards are discretionary from year-to-year. The restricted stock units that the Company awards to non-employee directors fully vest on each anniversary of the date of grant consistent with current market practices recommended by the independent compensation consultant. At vesting, each newly vested RSU is exchanged for a common share of Company common stock.
To directly align the interests of our non-employee directors with the interests of the stockholders, our Board has adopted stock ownership guidelines that require each non-employee director to maintain a minimum ownership interest in the Company. The current ownership guideline requires that a non-employee director acquire and maintain shares with a value of at least five times his or her annual cash retainer within five years of appointment to the Board or five years from February 27, 2019, whichever is later. All non-employee directors are either in compliance with this requirement or within the phase-in period.
For fiscal 2023, Company non-employee directors received the following grant of restricted stock units:

	Grants of Restricted Stock Units
Role	Non-employee director	Premium	Amount
Chairman[1]	6,000	10,500	16,500
Vice-chairman[2]	6,000	1,650	7,650
Chairman of the Audit Committee[3]	6,000	1,650	7,650
Chairman of the Compensation Committee[4]	6,000	600	6,600
Other non-employee directors	6,000	—	6,000

1	For the Chairman role, a premium is paid as compensation for additional responsibilities. Mr. Grinberg receives this premium.
2	For the Vice-chairman role, a premium is paid as compensation for additional responsibilities. Mr. Mosich receives this premium.
3	For the Chairman of the Audit Committee role, a premium is paid as compensation for additional responsibilities. Mr. Grinberg receives this premium.
4	For the Chairman of the Compensation Committee role, a premium is paid as compensation for additional responsibilities. Mr. Court receives this premium.
The Board believes that the cash and restricted stock unit premiums paid to non-employee directors holding each of the roles above is appropriate, and in reaching this conclusion, the Board considered many factors, including its key principles and significant time commitment of non-employee directors, the recommendation of the Compensation Committee and the analysis performed by the Compensation Committee’s independent compensation consultant.

On August 31, 2023, the Board authorized 68,400 restricted stock units to be granted under the Amended and Restated 2014 Stock Incentive Plan to all of the non-employee directors. The grant of these fiscal year 2024 restricted stock units is equity compensation that has a value of $43.09 per unit consistent with the grant date’s closing price and fully vest on the anniversary date of the grant.
In accordance with applicable SEC rules and regulations, the following table reports all compensation the Company paid to non-employee directors during fiscal 2023:
Non-employee Director Compensation in Fiscal 2023

Name	Fees Earned or Paid in Cash[1]	Stock Awards[2]	Option Awards	Non-Equity Incentive Plan Compensation	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
James S. Argalas	$40,000	$278,160	$—	$—	$—	$—	$318,160
Tamara N. Bohlig	40,000	278,160	—	—	—	—	318,160
Stefani D. Carter	40,000	278,160	—	—	—	—	318,160
James J. Court	53,000	305,976	—	—	—	—	358,976
Uzair Dada	40,000	278,160	—	—	—	—	318,160
Paul J. Grinberg	132,000	841,434	—	—	—	—	973,434
Nicholas A. Mosich	66,000	354,654	—	—	—	—	420,654
Edward J. Ratinoff	40,000	278,160	—	—	—	—	318,160
Roque A. Santi[3]	33,333	244,980	—	—	—	—	278,313

1	The amounts in this column represent the annual cash fees paid to our non-employee directors for service during fiscal 2023.
2
The stock awards included for each non-employee director above consist of Restricted Stock Units. The value for each of these awards is its grant date fair value calculated by multiplying the number of units subject to the award by the NYSE closing price per share on the date such award was granted. The table below shows the award number of units, the grant date, the per-unit fair value, and the total grant date fair value for the stock awards shown.

3	Mr. Santi commenced service on the Board on August 22, 2022.

Grants of Plan-Based Awards in Fiscal 2023
This table shows all plan-based awards that the Company made to non-employee directors during Fiscal 2023:

Name	Grant Date	Non-equity Incentive Plan	Restricted Stock Units (“RSUs”)	Option Awards: Number of Shares Underlying Option	Base Price of RSUs (per Unit)	Grant Date Fair Value of RSUs
James S. Argalas	8/15/2022	—	6,000	—	$46.36	$278,160
Tamara N. Bohlig	8/15/2022	—	6,000	—	46.36	278,160
Stefani D. Carter	8/15/2022	—	6,000	—	46.36	278,160
James J. Court	8/15/2022	—	6,600	—	46.36	305,976
Uzair Dada	8/15/2022	—	6,000	—	46.36	278,160
Paul J. Grinberg	8/15/2022	—	18,150	—	46.36	841,434
Nicholas A. Mosich	8/15/2022	—	7,650	—	46.36	354,654
Edward J. Ratinoff	8/15/2022	—	6,000	—	46.36	278,160
Roque A. Santi[1]	9/15/2022	—	6,000	—	40.83	244,980

1	Mr. Santi commenced service on the Board on August 22, 2022.

EXECUTIVE COMPENSATION
Executive Officers
Biographical information for the Company’s fiscal 2023 named executive officers (“NEOs”) is set forth in the following table below as of September 25, 2023.

Name	Age	Position
Gregory Garrabrants	51	President and Chief Executive Officer
Thomas Constantine	61	Executive Vice President, Chief Credit Officer
Raymond D. Matsumoto	68	Executive Vice President, Chief Operating Officer
David Park	40	Executive Vice President, Commercial Banking and Treasury Management
Derrick K. Walsh	41	Executive Vice President, Chief Financial Officer
Mr. Garrabrants has served as the President and Chief Executive Officer (“CEO”) of Axos Financial, Inc. and Axos Bank since 2007. Mr. Garrabrants’ background and experience prior to joining the Company are discussed above under Item 1. Election of Directors.
Mr. Constantine has served as the Executive Vice President, Chief Credit Officer of Axos Bank and has been an officer since 2010. Prior to joining the Company in 2010, Mr. Constantine served as a senior examiner with the former Office of Thrift Supervision (OTS. Mr. Constantine has more than 35 years of experience in the banking and financial services industries previously working in various roles, including as a portfolio manager, commercial real estate loan officer, chief lending officer and chief credit officer.
Mr. Matsumoto has served as the Executive Vice President, Chief Operating Officer of Axos Bank and has been an officer since since October 2017. Prior to joining the Company in 2017, Mr. Matsumoto served as the Executive Vice President and Chief Administrative Officer at CIT Group. He has also held executive positions at OneWest Bank and Indymac Bank. Mr. Matsumoto started his career having spent 18 years as a Senior Manager and Certified Public Accountant with KPMG, and as the Chief Financial and Operations Officer for a consumer food products company
Mr. Park has served as the Executive Vice President, Commercial Banking and Treasury Management of Axos Bank and has been an officer since 2018. Prior to joining the Company in 2018, Mr. Park served as the Executive Vice President and Head of Commercial Banking at Banc of California. From 2006 to 2016, Mr. Park held various roles during his 10 years at City National Bank, including Senior Vice President and Head of Business Banking and SBA Lending.
Mr. Walsh has served as the Executive Vice President and Chief Financial Officer (“CFO”) of Axos Financial, Inc. and Axos Bank and has been an officer since September 2021. He has previously served as Senior Vice President and Chief Accounting Officer of the Company since 2015, and joined the Company in 2013. Prior to joining the Company in 2013, Mr. Walsh led the SEC & Regulatory Reporting functions at LPL Financial (“LPL”) from 2011 to 2013 where he gained his Series 7, 27 and 66 licenses (7 & 66 currently inactive) and was also responsible for various aspects of management reporting and investor relations. Mr. Walsh began his career in public accounting auditing financial institutions, where he earned his CPA license.
Compensation Discussion & Analysis
The following Compensation Discussion and Analysis (“CD&A”) of compensation arrangements of our NEOs for fiscal year 2023, should be read together with the compensation tables and related disclosures set forth below. The discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. This CD&A also explains how the compensation of our NEOs aligns with the interests of our stockholders, and is intended to provide perspective on the compensation information contained in the tables that follow this discussion. The Compensation Committee of the Board of Directors of the Company is responsible for assisting the Board of Directors in determining and maintaining the Company’s compensation programs consistent with the objectives set forth below. The Compensation Committee approves all the forms of compensation, including the base salary, bonus, and both the value and mix of equity awards for the Company’s NEOs.

Fiscal Year 2023 Financial Results and Operating Highlights
The Company achieved another year of record earnings with year-over-year net income growth of 27.6%, growth in diluted earnings per share of 27.7%, year-over-year deposit growth of 22.8% and return on equity of 17.2%. The Company increased total net loans by 16.7%.
The Company improved its net interest margin by 22 basis points to 4.35% in fiscal 2023 compared to 4.13% in fiscal 2022. The Company continued its strong credit performance with net charge-offs in fiscal 2023 to average loans of only 4 basis points. In addition to increasing its net interest margin, the Company achieved a number of milestones in 2023 including:
•Return on average assets remained strong at 1.64% for the fiscal year ended June 30, 2023;
•Increased assets by 16.9% to $20.3 billion for the fiscal year ended June 30, 2023;
•Increased deposits by $3.2 billion to $17.1 billion;
•Pretax income for the Securities Business improved from a $2.4 million loss in fiscal 2022 to approximately $60 million in the fiscal year ended June 30, 2023;
•Recognized on Keefe, Bruyette and Woods’ (“KBW”) 2023 Bank Honor Roll as one of 14 banks with the distinction of reporting consecutive increases in annual earnings per share over the past decade who hold more than $500 million in total assets; and
•Maintained strong Tier 1 Leverage capital ratios of 8.96% and 9.68% for Axos Financial and Axos Bank, respectively.
Over the last decade, the common stock of the Company has provided an average annual return of 13.2% to investors based on changes in market value and a corresponding compounded increase in earnings per share of 21.5%.
The following graph compares the total return of our common stock over the last 16 fiscal years, starting June 30, 2007, the first year under the leadership of our current CEO, through June 30, 2023, with (i) the companies included in the total return for the U.S. NASDAQ Index, and (ii) the banks included in the ABA NASDAQ Community Bank Total Return Index (“XABQ”).
The graph assumes $100 was invested in the Company’s common stock, in U.S. NASDAQ Composite Total Return Index (ticker: XCMP) and in ABA NASDAQ Community Bank Total Return Index (“XABQ”) on June 29, 2007, the last trading day of fiscal year 2007. The indexes assume reinvestment of dividends.
The executive compensation plans were designed when the Company’s stock was traded on the NASDAQ Global Select Market. Since October 1, 2018, the Company’s stock has traded on the New York Stock Exchange (“NYSE”). See “Company Stock Performance” on page 40 of our 2023 Form 10-K for a chart comparing the Company’s stock to an NYSE Index.

The Company continues to increase net income, revenue, diluted earnings per common share (“EPS”) and book value per common share as reflected in the graphs below for fiscal years ended June 30;

Net Income
Dollars in millions
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$-
$152.4
$155.1
$183.4
$215.7
$240.7
$307.2
2018
2019
2020
2021
2022
2023

Revenue

Dollars in millions
$1,000.0
$900.0
$800.0
$700.0
$600.0
$500.0
$400.0
$300.0
$200.0
$100.0
$-
$439.4
$491.4
$580.6
$644.0
$720.5
$903.6
2018
2019
2020
2021
2022
2023

Diluted EPS

$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$-
$2.37
$2.48
$2.98
$3.56
$3.97
$5.07
2018
2019
2020
2021
2022
2023

Book Value per Share
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$-
$15.24
$17.47
$20.56
$23.62
$27.48
$32.53
2018
2019
2020
2021
2022
2023

This performance continues the Company’s historical trend of ongoing improved performance, with 12 consecutive years of year-over-year increases in net income and diluted earnings per common share, dating to 2011. In addition, the Company has achieved strong five-year compound annual growth rates (“CAGR”) in several key areas, including:

·      5-Year CAGR of Net Income:  15.0%

·      5-Year CAGR of Revenue:  15.5%

·      5-Year CAGR of Earnings Per Diluted Common Share:  16.4%

·      5-Year CAGR of Book Value Per Common Share:  16.4%

·      5-Year CAGR of Deposits:  16.5%

·      5-Year CAGR of Loans:  14.3%

Loans
Dollars in billions
$18.0
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$-
$8.4
$9.4
$10.6
$11.4
$14.1
$16.5
2018
2019
2020
2021
2022
2023

Deposits
Dollars in billions
$18.0
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$-
$8.0
$9.0
$11.3
$10.8
$13.9
$17.1
2018
2019
2020
2021
2022
2023

Return on Average Equity
20.0%
15.0%
10.0%
5.0%
0.0%
17.05%
15.40%
15.65%
16.51%
15.61%
17.22%
2018
2019
2020
2021
2022
2023

Return on Average Assets

2.00%
1.60%
1.20%
0.80%
0.40%
0.00%
1.68%
1.51%
1.53%
1.52%
1.57%
1.64%
2018
2019
2020
2021
2022
2023

Guiding Principles and Compensation Practices
Our executive compensation program is designed to attract, motivate and retain a talented, entrepreneurial and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets. We design our executive compensation program to be driven by performance, rewarding our executives for creating value for stockholders. We have a pay-for-performance philosophy for executive compensation based on the following principles:
•Performance Expectations. We have clear performance expectations of our executive team, and the design of our executive compensation program reflects these expectations. Our Compensation Committee sets forth the performance expectations for our CEO and our CEO sets forth the performance expectations for the rest of our executive team. Each executive officer’s performance is evaluated on a regular basis against pre-defined and documented performance objectives. Each executive officer must demonstrate exceptional personal performance in order to remain part of the executive team. We believe that individuals who underperform should either be removed from the executive team with their compensation adjusted accordingly, or be dismissed from the Company. A substantial portion of each executive’s pay is performance-based compensation that is variable based on the Company or business unit’s annual and long-term operating performance and long-term stockholder returns.
•Emphasis on Long-Term Equity Incentives. Our executive compensation program emphasizes long-term stockholder value creation by compensating executives with (“RSUs”) earned based upon performance criteria in a particular year and then vested on a time-based vesting schedule over three-years for NEOs other than the CEO and four years for the CEO. The Compensation Committee believes performance-based requirements for grants of RSUs, which then vest on a time-based vesting schedule are the most effective way to attract and retain a talented executive team and align executives’ interests with those of stockholders. As a result, our executive compensation program is weighted considerably toward long-term equity awards rather than cash compensation and our executives generally hold significant unvested RSUs at any particular time. This practice is intended to create a substantial retention incentive, encourage our executives to focus on the Company’s long-term success, and align executive interests with the long-term interests of our stockholders.

•Competitive With Industry Peers. We believe total compensation packages for our executive officers should be sufficiently competitive with industry peer companies to enable the Company to attract and retain top executive talent, while being consistent with the Company’s objective of maintaining a competitive and efficient cost structure and aligning executive compensation to Company performance and stockholder value. Compensation should be commensurate with the role, scope and complexity of each executive’s position relative to other executives and employees. The Company’s compensation programs reflect its position as a leading technology-oriented financial institution in a highly competitive, and dynamic industry, recognizing that the Company competes for executive talent with commercial banks, investment banks, financial technology start-ups, and technology companies.
Fiscal 2023 Compensation Program and Pay Decisions
Fiscal 2023 was another outstanding financial performance year for the Company, as we exceeded our financial objectives and ranked among the top percentile of our industry peers in terms of return on equity and return on assets. Our 2023 executive compensation awards reflect both financial and operational results our Board of Directors determined critical to our long-term strategic objectives. The connection between our performance results and named executive officer compensation awards continues to be at the forefront of the Compensation Committee’s decision-making. In addition to financial performance, the Compensation Committee takes into account risk management practices (including internal controls) within the organization, including the results of federal and state regulatory examinations and internal and independent audits throughout the year.
In making pay decisions, the Compensation Committee reviews Company, peer and individual performance as well as the results of market data prepared by the Compensation Committee’s independent compensation consultant. The Compensation Committee’s executive compensation decision for the CEO is determined by a binding written agreement. For NEOs other than the CEO, the Compensation Committee receives input from the CEO and reviews peer data and utilizes its business judgment to determine compensation.
Below is a summary of our 2023 compensation programs with respect to the compensation of our NEOs:
Compensation Programs
The key components of our fiscal 2023 executive compensation program for Named Executive Officers consists of a base salary, a short-term performance-based cash incentive, a long-term performance-based restricted stock unit incentive, and a 401(k) plan. The Compensation Committee reviews and determines executive compensation for the CEO at the end of the fiscal year and awards cash and share-based bonuses for other executives semi-annually.
The following table summarizes the primary elements of the Company’s direct compensation arrangements and how such elements support the Company’s other compensation objectives in the short and long term:
Elements of Direct Compensation

Element	Character	How Compensation Objectives Are Met
Base Salary	Short-Term	Compensation is commensurate with the role, scope and complexity of each executive’s position relative to other executives and employees.
Annual Non-Equity Incentive Plan Compensation (Cash Bonus)	Short-Term	Varies based on the Company attaining annual performance measures that are aligned with the business strategy and stockholders’ interests.
Long-Term Incentive Compensation (Restricted Stock Units)	Long-Term	Varies based on long-term total stockholder return (“TSR”) and promotes stockholders’ interests.
Benefits and Perquisites	Short-Term	Establishes limited perquisites in line with market practice that include health and welfare insurance coverage and 401(k) plan benefits on the same basis as our general employee population.
Long-Term Equity Incentive Compensation
The Company designed its Amended and Restated 2014 Stock Incentive Plan (the “2014 Plan”) with a focus on aligning NEO incentives with long-term stockholder value. Restricted stock unit awards are used by the Company to create a long-term incentive program.
The restricted stock unit awards granted under the 2014 Plan are awarded to NEOs based on achievement of performance objectives and then generally vest over three years, one-third on each one-year anniversary of the award. Mr. Garrabrants’

awards currently vest over four years, one-fourth at the end of each fiscal year. Expense related to Mr. Garrabrants’ awards from an employment agreement effective July 1, 2017 is recognized over a period of nine years based upon Monte Carlo calculated values amortized using the graded vesting method. Effective January 1, 2023 the CEO’s employment agreement renewed automatically for one year with the same long-term equity incentive for Mr. Garrabrants that is expensed over five years based upon Monte Carlo calculated values amortized using the graded vesting method. The expense for the awards of all other NEOs is amortized over the three-year vesting period following the grant.
Compensation Practices
We follow sound compensation practices to support our guiding principles.

What We Do	What We Don’t Do
Pay For Performance – A significant percentage of direct compensation is based upon measurable performance goals.
Risk Management – We prohibit short sales, transactions in derivatives of the Company’s securities, including various hedging type transactions, without prior approval.
Performance-Based, Long-Term Equity – We emphasize long-term equity awards in our pay mix.

At-Will Employment – We employ our executive officers at will.

Responsible Use of Equity – We manage our equity award program responsibly, awarding only approximately 1.24% of weighted average shares outstanding (on a fully diluted basis) in 2023.

No Tax Gross Ups – We do not offer gross-ups of related excise taxes.
Special Perquisites – We do not provide executive perquisites that are not available to other employees generally.
Re-Pricing or Repurchase of Underwater Equity Awards – Unless our stockholders approve, we do not permit the repricing or repurchase of underwater stock options or stock appreciation rights.
Pension or Other Special Benefits – We do not provide pensions or supplemental executive retirement, deferred compensation, health, or insurance benefits.
No “Single Trigger” Severance Payments or equity vesting on Change In Control - Our employment agreements do not have “single-trigger” cash severance payments resulting solely from the occurrence of a change of control.

Equity Compensation Practices
To directly align the interests of our executives with the interests of the stockholders, our Board maintains Company common stock (“shares”) ownership guidelines, that require the CFO, the CEO and each executive vice president to maintain a minimum ownership interest in the Company. The current ownership guideline requires executives to acquire and maintain shares having a market value equal to at least eight times annual salary for the CEO, five times annual salary for the CFO and three times annual salary for executive vice presidents within five years of appointment to the position or five years from February 27, 2019, whichever is later.
Stockholder and Proxy Feedback
Our periodic say-on-pay vote is one of our opportunities to receive feedback from stockholders regarding our executive compensation program, including with respect to the results of our advisory say-on-pay proposal at our 2022 Annual Meeting of Stockholders. We continue to actively seek feedback from stockholders to better understand what motivated their votes and what actions we could take to address their concerns about our executive compensation program. Our Compensation Committee considered the vote results and the feedback we received as it evaluated the compensation opportunities provided to our executive officers.
We have discussions with our stockholders on an ongoing basis regarding various corporate governance topics, including executive compensation. Our Chairman, CEO, CFO, and Head of Investor Relations met or held discussions with stockholders. We have met with substantially all of the top fifty institutional stockholders representing approximately 70% of total stock ownership.
We pursue multiple avenues for stockholder engagement, including in-person and teleconference meetings with our stockholders, participating at various conferences, conducting stockholder perception studies through a third-party service provider, and issuing periodic reports on our activities. We participated in a total of 12 virtual or in-person investor conferences and two non-deal roadshows in fiscal year 2023, resulting in 21 days during the year meeting investors. According to the IR Magazine Global Roadshow Report 2022, the average small capitalization company and the average mid-cap company spend each spend five days a year on roadshows meeting investors. Our stockholder engagement efforts are in line with, or better than, these benchmarks.

At these meetings or in these discussions, our stockholders were provided the opportunity to discuss executive compensation and other governance issues with the Company. With respect to executive compensation, the primary responses received were:
•say-on-pay vote decisions generally follow stockholder advisory recommendations without significant independent review by the investment arms of our investors, but, despite this, those stockholder advisory recommendations should be carefully reviewed and considered;
•compensation plans that are grandfathered under Internal Revenue Code Section 162(m) should remain in place given their tax efficiency and not be “materially modified” in order to maximize the tax deductibility of executive compensation for as long a timeframe as possible;
•stockholders significantly valued the level of insider ownership, particularly that of our Chief Executive Officer, who holds 96 times his base salary in shares of the Company’s stock; and
•tying compensation specifically to share price performance versus banking industry performance under the CEO employment agreement was a desirable component of a performance-based plan.
The Company is committed to continuing its engagement with our stockholders on executive compensation matters to understand their views concerning our executive compensation philosophy, policies and practices. Although the Company is bound by existing formulaic contractual arrangements with the CEO, the Compensation Committee will continue to consider stockholder feedback and the results of say-on-pay votes when making future decisions with regard to new contractual relationships and the compensation of executives whose compensation is not governed by long-term agreements.
Peer Group
The Compensation Committee reviews compensation practices and program design at peer companies to inform its decision-making process so it can set total compensation levels that it believes are commensurate with Axos’ peers and its performance. The Compensation Committee reviews compensation components at peer companies, including salaries and target bonus levels comparing them to specific market percentiles. The Compensation Committee believes that, in general, performance targets should be set above peer company performance targets (e.g., higher return on equity targets, higher growth targets), and that executives should bear greater multi-year downside from poor performance and greater multi-year upside benefit from strong performance.
At the time of entry into the employment agreement with Mr. Garrabrants in 2017, the peer group selected by the Compensation Committee with the advice of an independent compensation consultant (the “Peer Group”) consisted of thirteen publicly traded banks within the same industry and having the same eight digit GICS classification as the Company, with median assets of $9.8 billion, as of December 31, 2016, and an asset size range from $4.9 billion to $18.9 billion. The thirteen banks comprising the Peer Group consist of the following:

Banc of California (BANC) Bank of Hawaii Corporation (BOH) Bank OZK (OZK) CVB Financial Corp (CVBF) Eagle Bancorp (EGBN) FCB Financial Holdings (FCB)** First Financial Bankshares (FFIN)	Home Bancshares (HOMB) Opus Bank (OPB)* Trustco Bank Corp / NY (TRST) United Community Banks (UCBI) Washington Federal (WAFD) Western Alliance Bancorporation (WAL)
* In 2020, Opus Bank was acquired by Pacific Premier Bank.
** In 2019, FCB Financial Holdings was acquired by Synovus Financial Corp.
The Peer Group has been developed and used to benchmark the compensation of our executives as discussed in more detail below.
Chief Executive Officer
The Chief Executive Officer’s compensation plan is based upon peer analysis and forward-looking performance metrics. Although the Compensation Committee recognizes the value of the Chief Executive Officer’s capabilities, diversity of skill sets, quality of education and work experience, and history of success, the Compensation Committee relies on forward looking performance criteria and peer analysis to determine compensation. The Chief Executive Officer’s compensation plan has a lower level of fixed compensation than comparable peers and highly variable cash and restricted stock unit compensation components payable only upon strong overall financial performance of the Company in the fiscal year.
Mr. Garrabrants became the CEO of the Company on October 23, 2007. Since October 23, 2007, the Company’s market capitalization has increased over $2.2 billion, from approximately $60 million to $2.3 billion as of June 30, 2023 representing an annual compounded return of approximately 24.7%. During the same time period the compound annual growth rate in earnings per common share was approximately 28.2%. The total return to stockholders achieved by the Company during Mr. Garrabrants’ tenure as CEO has significantly exceeded the Russell 2000® Index, the S&P 500®, the NASDAQ Composite and the XABQ. The table below provides total stockholder returns through the end of fiscal year 2023.
Total Stockholder Returns Over the History of Our CEO’s Employment Through Fiscal 2023:

Measurement Period	Axos	Russell 2000® Index	S&P 500®	NASDAQ Composite	XABQ[1]
Since Appointment On 10/23/2007	2,132%	131%	193%	479%	56%
7/1/2013 - 6/30/2023 (10-year)	244%	93%	177%	349%	76%
7/1/2018 - 6/30/2023 (5-year)	(4)%	15%	64%	92%	(15)%
Fiscal Year 2023	10%	11%	18%	26%	(17)%
1. XABQ includes banks and thrifts or their holding companies listed on The NASDAQ Stock Market as selected by the American Bankers Association.
CEO Base Salary
The Chief Executive Officer’s base salary was set at $700,000, the 8th percentile of the Peer Group (meaning that 92% of the Peer Group CEO’s had a higher base salary at time of entry into the agreement), for fiscal year 2018 and all future contract years in the CEO’s employment agreement entered into on July 1, 2017 (the “Agreement”), which was automatically renewed in January 2022 and 2023. Since Mr. Garrabrants was appointed CEO in 2007, his salary has been set pursuant to his multi-year employment agreements and he has not received a base salary increase during the term of these employment agreements.
CEO Short-Term Cash Incentive Compensation
In the Agreement, the Chief Executive Officer’s base salary plus Annual Target Cash Bonus was set at the 56th percentile of the Peer Group. The CEO’s Annual Target Cash Bonus is equal to 150% of base salary for the term of the Agreement ($700,000 × 150% = $1,050,000). The short-term cash incentive is set in accordance with the following formula:
Annual Cash Bonus ($) = Annual Target Cash Bonus × (Individual Factor) + 2% (After-Tax Net Income - Target Net Income)
Target Net Income = Monthly Average Common Equity Over the Fiscal Year × 15%
Fiscal Year 2023 Calculation
•After-Tax Net Income was $307,164,781
•2023 Fiscal Year Return on Average Equity = 17.22%
•Average Common Equity was $1,792,569,966
•Target Net Income = $1,792,569,966 × 15% = $262,885,495
2023 Fiscal Year Annual Cash Bonus ($) = $1,050,000 × (1.0) + 2% ($307,164,781 - $268,885,495) = $1,815,586
If the Company fails to achieve a 15% return on average common equity, the cash bonus is reduced in accordance with the Annual Cash Bonus Formula. In the event that the return on equity is sufficiently below the 15% target in any fiscal year, the annual target cash bonus is reduced to zero, and any negative amount calculated by the formula is carried forward to reduce future cash bonus payments in a subsequent fiscal year. For example, solely for hypothetical illustrative purposes, if the Company had fiscal year 2023 net income of $0, monthly average common equity over fiscal 2023 of $1 billion, and assuming the individual factor is 1.0, then the incentive compensation would be calculated as follows:
Cash Incentive Compensation = ($1,050,000) × (1.0) + 2% (0 - 15% × $1,000,000,000) = $1,050,000 - $3,000,000 =
-$1,950,000
Under the above hypothetical illustrative example, no annual cash bonus would be payable to the CEO for fiscal year 2023. If the Annual Cash Bonus Formula results in a negative dollar amount, as it does in the hypothetical illustrative example above, no incentive compensation payments would be made and future incentive compensation amounts would be reduced until any future positive incentive compensation amounts accumulate to exceed the aggregate cumulative negative incentive compensation amount resulting from the Annual Cash Bonus Formula in past years. The cumulative negative incentive compensation is capped at $2.1 million and, for the avoidance of doubt, such negative incentive compensation amount is not subject to recoupment in the event the CEO is no longer employed by the Company at the time the next annual bonus would otherwise be payable.
The plan was designed in this manner to make it inherently based on long-run Company performance and provide no incentives to shift earnings unproductively across fiscal years or fiscal quarters, due to the cumulative negative incentive compensation impact. The target return on average common equity is fixed at 15%, and is not adjusted based on prior-year performance or negotiated operating budgets. The fixed return on common equity target mitigates incentives to take strategic actions to influence subsequent targets. In addition, the amount of net income required to reach the 15% return on common equity target grows with the book value of the Company’s equity, providing assurances to stockholders that above-target incentive compensation amounts are only realized after achieving superior returns on the equity invested in the Company.
The $1,815,586 bonus was paid to the CEO in September 2023 upon the issuance of the fiscal 2023 audited financial statements with an unqualified audit opinion.
Rationale For 15% Return on Equity Goal
According to the performance criteria set by the Compensation Committee, in order for the CEO to earn the full annual target cash bonus, the Company must achieve an annual return on average common equity equal to at least 15%. In order to set the 15% goal, the Compensation Committee evaluated return on equity rates for 812 exchange-traded banks tracked by SNL Financial Global Market Intelligence. Of the 812 exchange-traded banks tracked by SNL Financial Global Market Intelligence, the average three-year return on equity was 7.84% (equally weighted average) and 8.73% (market weighted average). Of these 812 banks, only 26 (3.2%) achieved three-year (2014-2016) average returns on equity of 15%. Of these 26 banks that had three-year average return on equity of 15%, only three had a market capitalization over $1 billion as of December 31, 2016 and only two had a market capitalization over $2 billion. The Board believes industry performance data demonstrates that this 15% return on equity target is a highly rigorous performance metric achieved by few public banks in any one year and even fewer consistently at the Company’s size. The Compensation Committee set the annual target bonus slightly above the peer group average (at 56% rather than 50%) because the Agreement’s baseline return on equity target to reach the annual target bonus is set at approximate the 97th percentile of all exchange-traded banks so that the target cash bonus would be paid only for exceptional performance.
The Peer Group average return on common equity in calendar year 2015 was 11.39% and for calendar year 2016 was 10.93%. Only two of the 13 companies in the Peer Group reached 15% return on average common equity in the 2016 calendar year and one peer reached 15% return on average common equity in both calendar year 2015 and 2016.
To illustrate numerically the goal rigor of the 15% return on equity target, the following calculation uses the 812 Exchange Listed Banks performance in 2018, the first year of the contract. If the Company’s performance was equal to the average market weighted exchange traded bank’s three-year average return on equity of 8.73%, the cash bonus would be eliminated for the fiscal year. Additionally, a negative balance would be carried forward into future years of $68,565 that would then be deducted from any future cash bonus award under the contract.
 Cash Bonus Incentive Calculation At 8.73% Market Average Return on Equity of 812 Exchange Listed Banks

Cash Incentive Compensation = ($1,050,000) × (1.0) + 2% ((8.73% - 15%) × $891,991,000) = $1,050,000 - $1,118,565 = -$68,565
The return on equity that would result in zero bonus under the plan and no negative carry-forward in future years is approximately 9.1%, which exceeds the return on equity of more than 70% of the 812 exchange listed banks reviewed.
The Individual Factor
The individual factor allows the Compensation Committee to determine specific non-financial management objectives (“MBOs”) that are not reflected in realized net income. The individual factor is determined based upon predetermined goals set by the Compensation Committee and discussed with the CEO prior to the fiscal year with 1.0 representing satisfactory achievement of all objectives, but may range from .8 (failure to achieve objectives) to a maximum of 1.2 (exceeds satisfactory achievement of all objectives). With respect to performance against the MBOs, the members of our Compensation Committee evaluated the CEO’s performance against the MBOs. The evaluation included an analysis of Mr. Garrabrants’ performance against all of his individual MBOs, which included, but were not limited to: achievement of satisfactory results from audits, regulatory examinations, and other risk-reviews, capturing meaningful new business relationships, successfully completing acquisitions of other companies, launch and improvement of software platforms, enhancing the executive team, and creating new business units. After conducting a thorough review of Mr. Garrabrants’ performance against the MBOs, the Compensation Committee determined that Mr. Garrabrants’ MBO performance had been achieved at target and set the individual factor for performance equal to 1.0 for fiscal year 2023. Mr. Garrabrants’ fiscal year 2023 accomplishments include, but are not limited to:
•Achieving record earnings and EPS;
•Improving pre-tax income for the Securities Business from a $2.4 million loss in fiscal year 2022 to a $60 million profit in fiscal year 2023;
•Increased deposits by $3.2 billion to $17.1 billion; and

•Refining and executing on the Company’s business strategy.
CEO Restricted Stock Unit Award Calculation Description
The annual restricted stock unit award is a long-term incentive designed to provide a risk-balanced approach to executive compensation. Once earned based on achievement of pre-determined performance targets, the restricted stock units granted to the Chief Executive Officer vest over four years, one-fourth at the end of each fiscal year, encouraging actions which improve the long-term growth in the Company’s common stock price and discouraging excessive risk taking. Restricted stock unit awards to the CEO pursuant to the Agreement are based on the Company’s total return to stockholders (“TRS”) above or below the XABQ banking index (“bank index performance”). As a result, the CEO is not rewarded for external market factors that increase stock returns across the banking sector, and is not (overly) penalized for market factors decreasing sector-wide returns. The XABQ Index is a total return index that includes reinvestment of all cash distributions of the ABAQ index members on the ex-date. The ABAQ index is the index most closely populated with companies that resemble the bank’s competition.
The Chief Executive Officer’s target equity award was set such that total target compensation – including the sum of the base salary, target cash bonus, and the target equity grant – would approximate the 65th percentile of total compensation for CEOs in the Peer Group. The compensation consultant recommended setting target total compensation above the peer-group median because of the higher return on equity hurdle requirement to reach target cash awards, the significant greater formulaic multi-year downside risk present in the Agreement vs. Peer Group compensation plans, and the long-term nature of the Agreement. Historically, the Compensation Committee has not made any adjustments to the CEO’s compensation over the contract term despite upward adjustments of Peer Group compensation over the terms of the CEO’s contract.
The CEO’s target equity award was determined based on the beginning market capitalization of the Company prior to the beginning of each fiscal year during the term of the Agreement in accordance with the following table:

Beginning Market Capitalization	Target Equity Award
<$2.0 Billion Market Cap	$2,500,000
$2.0 Billion - $2.5 Billion Market Cap	$3,000,000
$2.5 Billion - $3.5 Billion Market Cap	$3,500,000
$3.5 Billion or More Market Cap	$4,000,000

This target equity grant is increased or decreased by relative over-performance or underperformance of the Company’s stock versus the bank index performance in accordance with the following formula (the “Equity Award Formula”):
Equity Award (Shares) = (Equity Award ($)) ÷ (Beginning Stock Price)
Equity Award ($) = (Target Award ($)) × (Individual factor) + 2% (Company’s TRS - XABQ Index Return) × (Beginning Market Cap)
In the event that the Company’s TRS in any fiscal year is lower than the percentage return of the bank index, the Equity Award Formula reduces the value of the baseline equity grant by an amount that could eliminate the CEO’s equity award entirely or result in the equity award value being a negative number. If the CEO’s equity award value determined under the Equity Award Formula is a negative number in any fiscal year, it will reduce the value of the baseline equity award, if any, in subsequent fiscal years. In the event that the calculated value of an equity award is negative, the baseline equity award for the fiscal year is reduced to zero and the negative value is carried forward to be utilize as a baseline for the subsequent fiscal year’s determination of the CEO’s restricted stock unit award. Under the Agreement, any negative equity award value amount is not subject to clawback or recoupment from prior years’ awards in the event the CEO is no longer employed by the Company at the time the next annual incentive award would be payable. By reducing the baseline equity award value in subsequent fiscal years, no equity award will be made for the calculation year unless the Company’s TRS in the subsequent year or years is sufficiently in excess of the bank index performance to compensate fully for any prior year’s deficit.
The Agreement measures the relative TRS for the fiscal year based on the change in the Company’s share price during that period, taking into account any dividends paid either by the Company or the index, which is assumed to be reinvested in the applicable company.
The Beginning Stock Price is the average daily stock price in the final month of the prior fiscal year, which mitigates incentives to manipulate prior year-end stock prices and mitigates the impact of one-day or short-term stock price fluctuations. Beginning Market Cap is calculated by multiplying the number of shares outstanding at the end of the prior fiscal year by the Beginning Stock Price. The Target Equity Award is determined by the table described above and will adjust up or down in accordance with the beginning market capitalization of the Company. The Individual Factor is the same as the individual factor used in the cash incentive compensation plan described above. The Company’s Annual Stockholder Return includes reinvested dividends and the XABQ Index Return is the annual return of the ABAQ Index including reinvested dividends.

If the Company’s annual stockholder return is lower than the XABQ Index, the Chief Executive Officer’s Target Award is reduced by this calculation. If the Equity Award is negative in any year, future equity awards are reduced or eliminated until the cumulative negative value is compensated by outperformance of the Company’s share price vs. the XABQ Index. For example, and solely for hypothetical illustrative purposes, if the Company had a target equity award of $3,500,000 in fiscal year 2023, an individual factor of 1.0, a 10% annual return compared to the XABQ Index of 20%, a beginning share price of $30 and a beginning market cap of $2.5 billion, the CEO’s equity award for fiscal 2023 would be calculated as follows:
Equity Award ($) = ($3,500,000 × 1.0) + 2% (10% - 20%) × ($2,500,000,000) = $3,500,000 - $5,000,000 = ($1,500,000)
Equity Award (Shares) = ($1,500,000) ÷ $30 = (50,000) shares
In the example above, no equity award would be granted, and the negative value associated with 50,000 shares (negative $1,500,000) would reduce any future positive equity awards. The Compensation Committee believes the symmetric upside rewards and downside penalties associated with the Restricted Stock Unit Award Formula – coupled with the reliance on relative performance versus the Peer Group – provides stronger incentives to create stockholder value than more typical plans that provide awards during unprofitable years and fail to carry forward negative performance over a multiyear period.
The Compensation Committee adopted the methodology in the Agreement in order to link long-term compensation more closely to TSR, reward performance relative to the Peer Group, discourage risk taking due to the long-term formulaic negative carry forward, adjust current share awards in the event of the Company’s share price underperformance, and encourage long-term investments that will result in the market recognizing long-term value creation rather than simply annual increases in earnings. RSU grants in any fiscal year are limited to 480,000 shares. If the Equity Award calculated under the Equity Award Formula exceeds the maximum grant of 480,000 shares, the CEO will receive a cash payment in Performance Units equal to the value on the date of the award between the number of shares calculated pursuant to the Equity Award Formula and the value of 480,000 shares (based on the Beginning Stock Price). The Performance Units “if any” will vest and be paid over a minimum of four years (subject to a maximum annual payment of $3,000,000).
Impact of One-Year Renewal of Agreement on CEO Restricted Stock Unit Award Grant Date
The Agreement was automatically renewed on January 1, 2023 (the “2023 Award”) and 2022 (the “2022 Award”) for a term beginning on July 1 and ending June 30 of the respective year, since no notice of non-renewal was provided by either the Company or CEO. The RSU or other long-term equity incentive award the Company became obligated to grant the CEO in connection with the 2023 Award will not be granted to the CEO until September 2024, if at all. The 2023 Award is contingent on the CEO remaining employed by the Company until September 2024 and is subject to other requirements for vesting of the grants under the Agreement. The grant to be issued in conjunction with the 2023 Award and 2022 Award is treated for accounting purposes as if the RSU award was granted on January 1 of each equity award’s respective year. Specifically, in accordance with Accounting Standards Codification (“ASC”) 718, an estimate of the RSU awards was made on January 1 of the each respective year using Monte Carlo simulation to generate estimated future prices of the Company’s stock, estimated future Company TSR and estimated future total returns on the XABQ index. With these outputs, the Company estimated the future number of restricted stock units and values. For accounting purposes, the Company charges the value across the future vesting periods using a grading method to determine grant-date expense attributable to future years.
The Company graded or spread the award expense as required under ASC 718 across the service period and the four-year vesting periods. The estimated fair values for the 2023 Award and 2022 Award were $5.2 million and $8.8 million, respectively, on each award’s grant date. The remaining unrecognized $10.9 million estimate for the RSU awards will be recognized as compensation expense to be amortized over each of the following five fiscal years as follows:

FY 2024	FY 2025	FY 2026	FY 2027	FY 2028
$4,553,272	$3,270,835	$1,890,032	$927,505	$237,524
The information appearing in this section “Impact of One-Year Renewal of Agreement on CEO Restricted Stock Unit Award Grant Date” and the tables above shall not be deemed a substitute for the information set forth in the Summary Compensation Table and other tables included below. In accordance with Item 402 of Regulation S-K under the Securities Act of 1934, as amended, the entire estimated value of the 2023 Award and 2022 Award of $5.2 million and $8.8 million, respectively, appears as one grant in each respective year in the Summary Compensation Table.

Fiscal Year 2023 Performance and CEO RSU Award Calculation

Measurement Period	Axos	Russell 2000® Index	S&P 500®	NASDAQ Composite	XABQ
Fiscal Year 2023	10%	11%	18%	26%	(17)%
At the conclusion of fiscal year 2023, the Company’s TSR of 10% was greater than the -17% total return of the XABQ index. Under the Agreement, the CEO was granted an RSU award of $15,256,413 less the prior year carryforward of the fiscal year 2022 accumulated deficit of $6,404,183, for a net RSU award of $8,852,230
($3,000,000 × 1.0) + 2% (((10)% - (17)%) × $2,213,378,186) = $3,500,000 + $12,256,413 = $15,256,413
TSRs are rounded in the shown calculation, but resulting value shown reflects the non-rounded calculation result
Equity Award (Shares) = $8,852,230 ÷ $37.0265 = 239,078 shares
Other Named Executive Officers
With regard to the compensation paid to each Named Executive Officer other than the Chief Executive Officer, the Chief Executive Officer is authorized to evaluate and review the performance of each Named Executive Officer (other than himself) and recommends their compensation packages to the Compensation Committee for approval, with consideration for regional and industry standards. In determining compensation awarded to the other Named Executive Officers for fiscal year 2023, the Compensation Committee and Chief Executive Officer performed a global review of both overall and relative individual Named Executive Officer performance, peer bank NEO compensation levels, business unit performance and corporate performance. There were no predetermined or mathematical weightings; rather, the Compensation Committee and Chief Executive Officer considered the overall performance of each executive, including consideration of unplanned events and issues emerging during the fiscal year. Based on their evaluation, the Compensation Committee and Chief Executive Officer used their judgment in making compensation determinations for each of the other Named Executive Officers. As a general rule, bonuses for the other Named Executive Officers are targeted between 200% and 300% of base salary in cash and stock compensation. The Named Executive Officers have a lower level of fixed compensation compared to peers and a variable performance-based bonus consisting of both cash and restricted stock units. In undertaking the compensation determinations, the Chief Executive Officer and Compensation Committee conduct the following steps on an annual basis:
•evaluate employee performance against specified business objectives;
•review business performance targets and objectives; and
•set base salary levels, and amounts and targets for incentive cash bonus plan.
CEO Pay Ratio
Rules of the Securities and Exchange Commission require most publicly traded companies to provide information regarding the relationship of the median annual total compensation of our employees, other than our Chief Executive Officer, to the annual total compensation of Mr. Garrabrants, our Chief Executive Officer.
We identified the median employee by calculating the total compensation of all persons excluding the CEO who were employed by us as of June 30, 2023, including full time and part time employees. We considered regular pay for salaried and hourly employees, overtime, equity compensation and taxable cash benefits, including cash incentive payments, and referral fee income, for the fiscal year ended June 30, 2023 as reflected by our internal payroll records. We made annualizing adjustments to the compensation of full time employees who joined us mid-year.
We then ranked the fiscal 2023 compensation received by all of the employees in our employee population other than our CEO to determine our median employee. Once we identified our median employee, we calculated such employee’s annual total compensation in the same manner as our named executive officers’ compensation is determined for purposes of the Summary Compensation Table.
Based on this methodology, we determined that:
•The annual total compensation of our median employee was $88,956.
•The annual total compensation of Mr. Garrabrants, our Chief Executive Officer, was $10,605,532.
•The ratio of Mr. Garrabrants’ total compensation for 2023 to that of the median employee was 119 to 1.
Mr. Garrabrants’ restricted stock unit award included in his fiscal 2023 compensation calculation is highly dependent on the Company’s performance in fiscal 2024 as described in the preceding pages, and may not be realized by Mr. Garrabrants. If the Company does not significantly outperform its peers in fiscal 2024, Mr. Garrabrants’ would not be awarded any restricted stocks units and his received compensation would be reduced to $5,380,006 and the ratio to median employee to 60 to 1.

Potential Payments Upon Termination or Change in Control
A change in control may be in the best interest of our common stockholders. We believe it is appropriate to align the compensation of the Chief Executive Officer and the Chief Financial Officer with the benefits of our stockholders. Since their long-term stock compensation is designed to be significant and such compensation vests in future years, we provide them with accelerated vesting of restricted stock units and cash compensation in certain situations where we believe a change in control of the Company and (or) terminating them is in the best interest of the common stockholders. Generally, such compensation is not significant to the Chief Executive Officer or the Chief Financial Officer if such termination is the result of material failures in the performance of their duties as generally described in their employment contracts.

Summary Compensation Table
The following table shows all compensation earned and equity incentives awarded during fiscal year 2023 and the preceding two fiscal years for our Chief Executive Officer, Chief Financial Officer, and the other three most highly compensated executive officers. All individuals listed in the following table are referred to in this Proxy Statement as the “Named Executive Officers.”

Name	Year[1]	Salary[2]	Non-Equity Incentive Plan Compensation[3]	Bonus[4]	Stock Awards[5]	All Other Compensation[6]	Total
Gregory Garrabrants	2023	$700,000	$4,667,806	$—	$5,225,526	$12,200	$10,605,532
	2022	700,000	4,230,387	—	8,792,836	11,600	13,734,823
	2021	700,000	4,474,758	—	—	9,750	5,184,508
Thomas Constantine[7]	2023	330,000	—	475,000	455,057	12,200	1,272,257
	2022	310,000	—	435,000	410,077	11,600	1,166,677
Raymond Matsumoto	2023	385,000	—	565,000	555,037	12,200	1,517,237
	2022	365,000	—	535,000	480,040	11,600	1,391,640
	2021	320,000	—	400,000	360,024	11,400	1,091,424
David Park[8]	2023	380,000	—	433,000	391,764	10,250	1,215,014
Derrick K. Walsh[9]	2023	315,000	—	460,000	445,033	10,250	1,230,283
	2022	300,000	—	430,000	866,164	9,750	1,605,914

1	Fiscal year in which salary and non-equity incentives and bonuses were earned. For stock awards, the fiscal year of the accounting grant date.
2	Salary for fiscal year 2023 approved by the Compensation Committee in September 2022.
3
Payments under Non-Equity Incentive Plans were earned in accordance with the employment contracts of Mr. Garrabrants. Amounts for Mr. Garrabrants include cash bonus plus $2.9 million of vested performance units during the year.

4	Bonus earned during the fiscal years listed.
5
Aggregate value of restricted stock unit awards based upon the accounting grant date and calculated in accordance with ASC 710 and 718. The actual value at the end of the vesting period may be significantly higher or lower than the value presented depending upon the market value of the common stock at that time.

For Mr. Garrabrants, the $5.2 million and $8.8 million value of the stock award for fiscal 2023 and 2022 included in the table above, represents the ASC 718 aggregate grant date value of the RSU awards issuable in connection with the one-year renewal of his employment agreement. See the section “Impact of One-Year Renewal of Agreement on CEO Restricted Stock Unit Award Grant Date” for a further description of these award. As required by Item 402 of Regulation S-K, the table above presents the aggregate grant date value notwithstanding the RSU award represents a multi-year incentive award. The presentation required by Item 402 with respect to this award reduces the comparability of Mr. Garrabrants’ compensation year-over-year because it presents a multi-year incentive award as only being compensation in a single year. The resulting expense allocation will be spread across all vesting years in accordance with ASC 718. The total of the compensation expense of $14.0 million is being recognized in the income statement over fiscal years 2022 through 2028.

6	All other compensation amounts are 401(k) matching contributions.
7	Mr. Constantine was not an NEO in fiscal year 2021.
8	Mr. Park was not an NEO in fiscal years 2022 and 2021.
9	Mr. Walsh was appointed CFO and became a NEO in fiscal year 2022. Mr. Walsh received a one-time grant of 10,000 RSUs upon promotion to CFO.

Grants of Plan-Based Awards in Fiscal Year 2023
The table below shows all plan-based awards that the Company made during fiscal year 2023 to the Named Executive Officers:

Name	Grant Date	Estimated Possible Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units[1]	Closing Price of Stock on Date of Grant	Grant Date Fair Value of Stock and Option Awards[2]
		Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Gregory Garrabrants[3]	01/01/23	$—	$—	$—	—	—	—	83,050	$62.92	$5,225,526
Thomas Constantine	09/23/22	—	—	—	—	—	—	6,115	36.80	225,032
	03/15/23	—	—	—	—	—	—	6,095	37.74	230,025
Raymond Matsumoto	09/23/22	—	—	—	—	—	—	7,473	36.80	275,006
	03/15/23	—	—	—	—	—	—	7,420	37.74	280,031
David Park	09/23/22	—	—	—	—	—	—	5,075	36.80	186,760
	03/15/23	—	—	—	—	—	—	5,432	37.74	205,004
Derrick K. Walsh	09/23/22	—	—	—	—	—	—	5,979	36.80	220,027
	03/15/23	—	—	—	—	—	—	5,962	37.74	225,006

1	Restricted stock units for Mr. Garrabrants vest in one-fourth increments on each of the first four fiscal year-ends following the date of grant, for all others, vesting is in one-third increments on each of the first three anniversaries of the date of grant.
2
Aggregate value of restricted stock unit awards based upon the accounting grant date and calculated in accordance with ASC 710 and 718. The actual value at the end of the vesting period may be significantly higher or lower than the value presented depending upon the market value of the common stock at that time.

3
The January 1, 2023 award to Mr. Garrabrants (to be issued in September 2024, if the Company significantly outperforms its peers, in connection with the renewal of his employment agreement) reflects estimated RSU awards totaling 83,050 RSUs at an average price of $62.92 determined through Monte Carlo simulation in accordance with ASC 718.

Outstanding Equity Awards at Fiscal Year-End 2023
This table shows the equity awards that have been previously awarded to each of the Named Executive Officers and which remained outstanding as of June 30, 2023 all of which consist of restricted stock units:

	Restricted Stock Unit Awards
Name	Number of Shares or Units of Stock That Have Not Vested	Date of Grant[1]	Market Value of Shares or Units of Stock That Have Not Vested[2]
Gregory Garrabrants	239,176	08/25/21	$9,433,101
Thomas Constantine	2,287	08/31/20	90,199
	1,152	03/19/21	45,435
	2,717	08/25/21	107,158
	3,009	03/23/22	118,675
	6,115	09/23/22	241,176
	6,095	03/15/23	240,387
Raymond Matsumoto	2,422	08/31/20	95,524
	1,152	03/19/21	45,435
	2,988	08/25/21	117,847
	3,725	03/23/22	146,914
	7,473	09/23/22	294,735
	7,420	03/15/23	292,645
David Park	1,682	08/31/20	66,338
	756	03/19/21	29,817
	1,584	08/25/21	62,473
	2,272	03/23/22	89,608
	5,075	09/23/22	200,158
	5,432	03/15/23	214,238
Derrick K. Walsh	2,287	08/31/20	90,199
	997	03/19/21	39,322
	6,667	09/23/21	262,946
	2,859	09/24/21	112,759
	2,866	03/23/22	113,035
	5,979	09/23/22	235,812
	5,962	03/15/23	235,141

1
Restricted stock units for Mr. Garrabrants vest in one-fourth increments on each of the first four fiscal year-ends following the date of grant. For all others, vesting is in one-third increments on each of the first three anniversaries of the date of grant.

2	The values contained in this column were calculated by multiplying the number of shares by $39.44, which was the closing price of the Company’s common stock reported on the NYSE on June 30, 2023.

Stock Vested in Fiscal Year 2023
This table shows the restricted stock units that vested for each Named Executive Officer during fiscal year 2023:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Gregory Garrabrants	119,588	$4,716,551
Thomas Constantine	11,461	450,305
Raymond Matsumoto	12,187	478,369
David Park	8,048	321,800
Derrick Walsh	13,597	544,221

The value realized upon vesting is based on the product of the number of shares vesting multiplied by the market price of a Company share on the applicable vesting date.

Pay Versus Performance
The following table shows a comparison of summary compensation and compensation actually paid (“CAP”), as computed in accordance with Item 402(v) of Regulation S-K, to the Company’s Chief Executive Officer as the Company’s Principal Executive Officer (“PEO”) and the average of such measures for the Company’s Named Executive Officers other than the Company’s PEO (“Non-PEO NEO”) relative to the Company’s measures of financial performance for each of the fiscal years indicated.

Year	Summary Compensation Table Total for PEO[1]	Compensation Actually Paid to PEO[1,2]	Average Summary Compensation Table Total for Non-PEO NEO[1]	Average Compensation Actually Paid to Non-PEO NEOs[1,3]	Value of Initial Fixed $100 Investment Based on:		Net Income (In Thousands)	Return on Average Common Equity
					Axos Total Shareholder Return[4]	Peer Group Total Shareholder Return[4]
2023	$10,605,532	$5,859,824	$1,308,698	$1,469,939	178.62	123.55	307,165	17.22
2022	13,734,823	24,909,780	1,489,318	979,109	162.36	149.73	240,716	15.61
2021	5,184,508	11,991,308	1,185,961	2,549,105	210.10	159.42	215,707	16.51

1
NEOs included in the above table are compromised of the following individuals. In accordance with rules of the Securities and Exchange Commission, only the Firm’s CEO, CFO and three highest-paid NEOs from the Summary Compensation Table are included.

	Fiscal Year	PEO	Non-PEO NEOs
	2023	Gregory Garrabrants	Thomas Constantine, David Park, Raymond Matsumoto, Derrick K. Walsh
	2022	Gregory Garrabrants	Thomas Constantine, Raymond Matsumoto, Andrew J. Micheletti, Brian Swanson, Derrick K. Walsh
	2021	Gregory Garrabrants	Eshel Bar-Adon, Raymond Matsumoto, Andrew J. Micheletti, Brian Swanson

2	The following summarizes the amounts deducted and added to the Summary Compensation Table Total for PEO to calculate CAP to PEO:
		Fiscal Year
		2023		2022		2021
	Amounts reported in the Summary Compensation Table as Stock Awards granted during the fiscal year which are based on grant date fair values	$(5,225,526)		$(8,792,836)		$—
	Fair value as of the end of the fiscal year of equity awards granted during the fiscal year which remain outstanding and unvested as of the end of the fiscal year	3,275,492	(a)	16,945,327	(b)	—
	Change in fair value during the fiscal year of awards granted in prior years that remain outstanding and unvested as of the end of the fiscal year	858,642		—		2,917,200
	Fair value as of the vesting date for awards that were granted and vested during the fiscal year	—		4,287,266		—
	Change in fair value from the end of the prior fiscal year to the vesting date for awards granted in prior years that vested during the fiscal year	429,321		(1,264,800)		3,889,600
	Fair value as of the end of the prior fiscal year of awards granted in prior years that did not meet the applicable vesting conditions during the fiscal year	(4,083,637)		—		—
	Net difference between Summary Compensation Table Total for PEO and CAP to PEO	$(4,745,708)		$11,174,957		$6,806,800
(a) Reflects an aggregated estimated RSU award totaling 83,050 RSUs, related to awards made to Mr. Garrabrants on January 1, 2023 to be issued, if at all, in September 2024 based on the Company’s performance in connection with the renewal of his employment agreement. See “Impact of One-Year Renewal on CEO Restricted Stock Unit Award Grant Date” and footnote 5 to the Summary Compensation Table for additional information regarding the fiscal year 2023 estimated award.

(b) Includes $4,083,638, reflecting an aggregated estimated RSU award totaling 113,909 RSUs, related to awards made to Mr. Garrabrants on January 1, 2022 based on the Company’s performance in connection with the renewal of his employment agreement. See footnote 5 to the Summary Compensation Table for additional information regarding the fiscal year 2022 award.

3
The following summarizes the average amounts deducted and added to the Average Summary Compensation Table Total for Non-PEO Named Executive Officers to calculate at Average CAP to Non-PEO Named Executive Officers:

		Fiscal Year
		2023	2022	2021
	Amounts reported in the Summary Compensation Table as Stock Awards granted during the fiscal year which are based on grant date fair values	$(461,723)	$(749,258)	$(510,473)
	Fair value as of the end of the fiscal year of equity awards granted during the fiscal year which remain outstanding and unvested as of the end of the fiscal year	488,573	559,274	801,457
	Change in fair value during the fiscal year of awards granted in prior years that remain outstanding and unvested as of the end of the fiscal year	81,648	(340,008)	897,969
	Change in fair value from the end of the prior fiscal year to the vesting date for awards granted in prior years that vested during the fiscal year	52,743	19,783	174,191
	Net difference between Average Summary Compensation Table Total for Non-PEO NEOs and Average CAP to Non-PEO NEOs	$161,241	$(510,209)	$1,363,144

4	Axos Total Shareholder Return and Peer Group Total Shareholder Return assumes $100 was invested in AX common stock and in the ABAQ Total Return Index (ticker:XABQ), respectively, on June 30, 2020.

The charts and narrative below are based on the information above in order to present the relationship between Company’s PEO’s CAP and the average of the Company’s Non-PEO NEOs’ CAP with the indicated measure of financial performance, against the last three fiscal years.

Axos total shareholder return and peer group total shareholder return are impacted by the broader equity markets, which saw the Russell 2000 Index return 10.6% during the Company’s fiscal year 2023, following a -26.1% return during the Company’s fiscal year 2022 and a 60.3% return during the Company’s fiscal year 2021.

The Company’s net income has increased in each of the past three fiscal years reflecting the successful leadership of the PEO and the Non-PEO NEOs; however, net income is dependent on a variety of factors, some of which are not directly linked to how compensation actually paid to the Company’s executive officers is determined for purposes of this disclosure, including the share price of the Company’s common stock during the applicable fiscal year.

The Company’s return on average common equity has ranged from 15.61% to 17.22% over the past three fiscal years. Return on average common equity is dependent on a variety of factors, some of which are not directly linked to how compensation actually paid to the Company’s executive officers is determined for purposes of this disclosure, including the share price of the Company’s common stock during the applicable fiscal year.

For fiscal year 2023, the Company considers the following performance measures to be the most important performance measures to link CAP to the Company’s PEO to company performance:

Net income	Total return to stockholders
Return on average common equity	Market capitalization
Average common equity

For fiscal year 2023, the Company considers the following performance measures to be the most important performance measures to link CAP to the Company’s Non-PEO NEO to company performance:

Overall and relative performance of the Named Executive Officer
Corporate performance, including return on average common equity
Peer bank Named Executive Officer compensation levels
Business unit performance
Potential Payments Upon Termination or Change in Control
This section discusses the incremental compensation that would be payable by the Company in the event of a change-in-control of the Company or a termination of employment of certain Named Executive Officers with the Company for various described reasons, sometimes referred to in this section as a “triggering event.” In accordance with applicable SEC rules the following discussion assumes that the triggering event in question – death, disability, change in control or termination – occurred on June 30, 2023. With respect to calculations based on the Company’s stock price, we used $39.44, which was the reported closing price of one share of the Company’s common stock on NYSE on June 30, 2023.
Pursuant to applicable SEC rules, the analysis contained in this section does not consider or include payments made to a Named Executive Officer with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms, or operation in favor of executive officers of the Company, such as employee group term life insurance. In addition, in connection with any actual termination of employment, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include, for example, the timing during the year of any event and the Company’s stock price.
The Company believes that severance protections can play a valuable role in attracting and retaining key executive officers. The Compensation Committee evaluates the level of severance benefits consistent with competitive practices.
The following is a general discussion of the primary categories of triggering events which apply to certain of the Company’s Named Executive Officers.
Death or Disability
In the event of the death of the Chief Executive Officer, his beneficiary or estate shall be entitled to receive (i) the immediate vesting, to the extent not otherwise vested, of all equity incentive awards including restricted stock unit awards granted to him, (ii) his cash incentive award for the period in which death occurs, prorated to the date of death, and (iii) accrued salary. For the avoidance of doubt, the Chief Executive Officer’s beneficiary or estate shall not be entitled to any restricted stock units set forth in the Agreement which had not been granted prior to the date of death.
Upon the Chief Executive Officer’s receipt of a notice of termination for disability, he shall receive, (i) the immediate vesting, to the extent not otherwise vested, of all equity incentive awards including restricted stock unit awards granted to him, (ii) his cash incentive award for the period in which termination occurs, prorated to the date of termination, (iii) his annual restricted stock unit award required to be issued pursuant to the Agreement for the period in which the termination date occurs or an equivalent amount of cash, prorated to the termination date, and (vi) accrued salary.
In the event of the death or disability of the Chief Financial Officer, his beneficiary or estate shall receive a payment of a death benefit of the executive’s then-current annual salary, and his target cash bonus for the year. All unvested restricted stock units at the date of death or disability shall fully vest.
Termination of Employment by the Company
For the Chief Executive Officer, in the event his employment is terminated by Company without cause, or he resigns his employment for good reason, within a period of 90 days after the occurrence of the event giving rise to good reason, he shall be entitled to (i) the immediate vesting, to the extent not otherwise vested, of all equity incentive awards including RSU awards granted to him, pursuant to the Agreement prior to the date his employment is terminated, (ii) his Target Annual Cash Incentive Award for the period in which such termination occurs, prorated to the Termination Date, (iii) payment of an amount equal to two times his then-current base salary and (iv) 12 months of medical insurance benefits.
In addition, upon the Chief Executive Officer’s receipt from the Company of a notice of termination without cause or Company’s receipt from him of a notice of termination for good reason, he shall receive, at the option of the Company, either his annual restricted stock unit award computed pursuant to his Agreement or an equivalent amount of cash payable in a lump-sum.

For the Chief Credit Officer, in the event his employment is terminated by the Company without cause, he shall be entitled to (i) a severance payment equal to his then-current bi-weekly salary paid for 12 months from the date of termination; and (ii) accelerated vesting of all unvested portions of stock option and restricted stock awards, subject to his execution of a release in customary form.
For the Chief Financial Officer, in the event his employment is terminated by the Company without cause, he shall be entitled to (i) all accrued but unpaid base salary as of the termination date; (ii) any other benefits already vested as of the termination date; (iii) accelerated vesting of all unvested portions of stock option and restricted stock awards; and (iv) severance as may be provided in the sole discretion of the Chief Executive Officer, subject to his execution of a release in customary form.
Termination by Company with “Cause” or by the Executive for any Reason
“Cause” is generally defined in the executive’s employment agreement to include (i) failure of the executive to perform duties in a satisfactory manner, after notice thereof; (ii) conviction of illegal activity which materially adversely affects the Company’s or the Bank’s reputation or which evidences the executive’s lack of ability to perform duties; (iii) certain crimes or dishonesty, fraud, etc. which causes termination of insurance coverage under blanket bond; or (iv) acts or omissions of the executive resulting in actions by government bank regulators to close or take the Bank or to issue a cease and desist order to remove the executive from office.
In the event the employment of the Chief Executive Officer is terminated with “cause” or in the event that he terminates his employment for any reason, his payments will generally be (i) all accrued but unpaid base salary as of the termination date and (ii) any other benefits already vested as of the termination date under any of his applicable equity compensation, pension, cash incentive compensation, or similar plans in which he participated immediately prior to termination. In the event the Chief Executive Officer resigns without good reason, he shall be entitled to payment of his Target Annual Cash Incentive Award earned for the period prior to resignation but unpaid at the time of resignation.
In the event the employment of the Chief Financial Officer is terminated with “cause” or in the event that he terminates his employment for any reason, his payments will generally be limited to (i) all accrued but unpaid base salary as of the termination date and (ii) any other benefits already vested as of the termination date under any of his applicable equity compensation, pension, cash incentive compensation and other compensation earned subject to prorated calculations as of the termination date.
Upon a Change-in-Control of the Company
A change in control (“CIC”) generally defined in the executive’s employment agreement to mean a change in the ownership or control of 50% of the voting stock of the Company, whether by sale, merger or reorganization, or all or substantially all of the assets are sold or transferred to a person who did not own or control the assets of the Company prior to such transaction. The exact definition varies depending upon the terms of agreement with each Named Executive Officer.
If the employment of the Chief Executive Officer is terminated during the term of the Agreement, and within one year after a CIC, the Company or the Company’s successor terminates the Chief Executive Officer other than for cause, death or disability or the Chief Executive Officer terminates his employment for good reason, in either case, a “Change in Control Termination,” then:
(i) The Company shall pay him in a single severance payment as soon as practicable after the termination, but in no event later than thirty 30 days thereafter, an amount in cash equal to the sum of (a) three times his then-current base salary and (b) his Target Annual Cash Award as in effect on the termination date and minus any accumulated amount negative bonuses from prior periods,
(ii) any unvested equity incentive award including restricted stock unit awards previously granted pursuant to the Agreement, shall become immediately and fully vested
(iii) any Target Annual Cash Award earned from the prior year, but not paid at termination, shall be paid to him;
(iv) his Target Annual Cash Award for the period in which such termination occurs, prorated to the Termination Date shall be paid to him; and
(v) a prorated grant of the Annual Restricted Stock Award shall be issued to him.
If a CIC occurs and the employment of the Chief Executive Officer is terminated one year prior to the CIC other than for “cause”, and if such termination of employment or event was at the request, suggestion or initiative of a third party who has taken steps reasonably calculated to effect a CIC, then his termination shall be deemed to be a Change in Control Termination and upon occurrence of the CIC, the Chief Executive Officer shall be entitled to receive the payments as described above.

For the Chief Financial Officer, in the event his employment is terminated by the Company without cause within 36 months after a CIC, he shall be entitled to (i) a severance payment equal to two times his then-current annual salary and target bonus and paid as a lump-sum; (ii) accelerated vesting of all unvested portions of equity awards including RSUs; and (iii) continuation of group medical insurance benefits to the earlier of the end of the 12-month severance period or the executive’s commencement of work for a new employer that provides group medical insurance.
For all Named Executive Officers, the 2014 Plan provides that as of the consummation of a “corporate transaction,” all outstanding unvested stock options and unvested shares of restricted stock would generally receive accelerated vesting, but only to the extent that such awards are not assumed by the Company or substituted by the acquiring company with all existing terms and conditions, including vesting terms, remaining in effect. For this purpose, “corporate transaction” is generally defined in the Plan as an acquisition of the Company by merger, consolidation, asset acquisition or stock purchase, which is generally the same as a CIC.
The following tables summarize the approximate value of termination payments and benefits that certain Named Executive Officers would have received if their employment had been terminated on June 30, 2023 under the circumstances specified or if there were a Change in Control on June 30, 2023:
Gregory Garrabrants – Chief Executive Officer

					Termination After Change-in-Control[5,6]
	A	A	B	C	D	E
Type of Benefit[1]	Death	Disability	Termination before a Change- in-Control by Company without Cause	Upon a Change-in- Control[5]	Termination by Company for Any Reason or by Executive with Good Reason	Termination by Executive without Good Reason
Cash Severance[2]	$1,815,586	$1,815,586	$3,233,975	$1,815,586	$2,100,000	$—
Restricted Stock Unit Vesting[3]	12,708,593	12,708,593	12,708,593	12,708,593	—	—
280G Tax Gross Up4	—	—	—	—	—	—
Total Value Upon Event	$14,524,179	$14,524,179	$15,942,568	$14,524,179	$2,100,000	$—
Total Value Upon CIC and Termination Events in Column D (Column C+D)					$16,624,179
Total Value Upon CIC and Termination Event in Column E (Column C+E)						$14,524,179

1	This change in control table is based on Mr. Garrabrants Second Amended and Restated Employment Agreement dated June 30, 2017, as automatically renewed on January 1, 2023.
2
Mr. Garrabrants’ employment agreement provides for the payment of his Annual Cash Bonus in the event of Death, Disability, Termination before a Change-in-Control by Company without Cause, or Upon a Change-in-Control. In addition:
(i) Upon a Termination before a Change-in-Control by Company without Cause, Mr. Garrabrants is entitled to two times his base salary and 12 months of medical insurance benefits; and
(ii) Upon a Termination by Company for Any Reason or by Executive with Good Reason, Mr. Garrabrants is entitled to three times his base salary.

3
The value of restricted stock unit vesting was calculated by multiplying the number of unvested shares, including the estimated 83,050 RSUs from the January 1, 2023 award, by the AX share closing price of $39.44 on 6/30/2023.

4	Mr. Garrabrants’ employment agreement provides that if any Company payments made upon termination after a change-in-control of the Company constitutes a “parachute payment” under Section 280G of the Internal Revenue Code, the Company would not make a gross-up payment to Mr. Garrabrants. The Company is required to adjust the parachute payment downward, if such a decrease will increase the net after-tax payment to Mr. Garrabrants. No such adjustment downward has been made in the numbers above.
5	These columns assume the vesting of all unvested stock options and restricted stock units accelerated on the consummation of the change-in-control as provided in the 2014 Plan and there was no assumption or substitution of unvested stock options and restricted stock by the acquirer.
6	For a change-in-control and subsequent termination of Mr. Garrabrants’ employment, he would have received the “Total Value Upon Event” specified in the table in column C plus the “Total Value Upon Event” in either column D or column E, depending upon the circumstances of his termination.

Thomas Constantine – Chief Credit Officer

				Termination After Change-in-Control[4,5]
	A	B	C	D	E
Type of Benefit	Death[3] or Disability	Termination before a Change- in-Control by Company without Cause	Upon a Change-in- Control[4]	Termination by Company for Any Reason or by Executive with Good Reason	Termination by Executive without Good Reason
Cash Severance[1]	$—	$330,000	$—	$330,000	$—
Restricted Stock Unit Vesting[2]	843,030	843,030	843,030	—	—
Total Value Upon Event	$843,030	$1,173,030	$843,030	$330,000	$—
Total Value Upon CIC and Termination Events in Column D (Column C+D)				$1,173,030
Total Value Upon CIC and Termination Event in Column E (Column C+E)					$843,030

1
Mr. Constantine’s employment agreement provides for a lump sum cash payment in the amount of one times his annual salary if the Company terminates his employment, without cause, prior to or after a change-in-control, or by our successor after a change-in-control.

2	The value of restricted stock units vesting was calculated by multiplying the total number of unvested shares by the AX share closing price of $39.44 on 6/30/2023.
3	The Company provides life insurance covering one year of base salary.
4	These columns assume that the vesting of stock options and restricted stock units accelerated on the consummation of the change-in-control. This assumes that the acquirer does not assume such awards.
5	For a change-in-control and subsequent termination of Mr. Constantine’s employment, he would have received the “Total Value Upon Event” specified in the table in column C plus the “Total Value Upon Event” in either column D or column E, depending upon the circumstances of his termination.
Raymond Matsumoto – Chief Operating Officer

				Termination After Change-in-Control[3,4]
	A	B	C	D	E
Type of Benefit	Death[2] or Disability	Termination before a Change- in-Control by Company without Cause	Upon a Change-in- Control[3]	Termination by Company for Any Reason or by Executive with Good Reason	Termination by Executive without Good Reason
Cash Severance	$—	$—	$—	$—	$—
Restricted Stock Unit Vesting[1]	993,099	993,099	993,099	—	—
Total Value Upon Event	$993,099	$993,099	$993,099	$—	$—
Total Value Upon CIC and Termination Events in Column D (Column C+D)				$993,099
Total Value Upon CIC and Termination Event in Column E (Column C+E)					$993,099

1	The value of restricted stock units vesting was calculated by multiplying the total number of unvested shares by the AX share closing price of $39.44 on 6/30/2023.
2	The Company provides life insurance covering one year of base salary.
3	These columns assume that the vesting of stock options and restricted stock units accelerated on the consummation of the change-in-control. This assumes that the acquirer does not assume such awards.
4	For a change-in-control and subsequent termination of Mr. Matsumoto’s employment, he would have received the “Total Value Upon Event” specified in the table in column C plus the “Total Value Upon Event” in either column D or column E, depending upon the circumstances of his termination.

David Park – Executive Vice President, Commercial Banking and Treasury Management

				Termination After Change-in-Control[3,4]
	A	B	C	D	E
Type of Benefit	Death[2] or Disability	Termination before a Change- in-Control by Company without Cause	Upon a Change-in- Control[3]	Termination by Company for Any Reason or by Executive with Good Reason	Termination by Executive without Good Reason
Cash Severance	$—	$—	$—	$—	$—
Restricted Stock Unit Vesting[1]	662,631	662,631	662,631	—	—
Total Value Upon Event	$662,631	$662,631	$662,631	$—	$—
Total Value Upon CIC and Termination Events in Column D (Column C+D)				$662,631
Total Value Upon CIC and Termination Event in Column E (Column C+E)					$662,631

1	The value of restricted stock units vesting was calculated by multiplying the total number of unvested shares by the AX share closing price of $39.44 on 6/30/2023.
2	The Company provides life insurance covering one year of base salary.
3	These columns assume that the vesting of stock options and restricted stock units accelerated on the consummation of the change-in-control. This assumes that the acquirer does not assume such awards.
4
For a change-in-control and subsequent termination of Mr. Park’s employment, he would have received the “Total Value Upon Event” specified in the table in column C plus the “Total Value Upon Event” in either column D or column E, depending upon the circumstances of his termination.

Derrick K. Walsh – Chief Financial Officer

				Termination After Change-in-Control[3,4]
	A	B	C	D	E
Type of Benefit	Death or Disability	Termination before a Change- in-Control by Company without Cause	Upon a Change-in- Control[3]	Termination by Company for Any Reason or by Executive with Good Reason	Termination by Executive without Good Reason
Cash Severance[1]	$1,102,500	$—	$—	$2,223,316	$—
Restricted Stock Unit Vesting[2]	1,089,214	1,089,214	1,089,214	—	—
Total Value Upon Event	$2,191,714	$1,089,214	$1,089,214	$2,223,316	$—
Total Value Upon CIC and Termination Events in Column D (Column C+D)				$3,312,530
Total Value Upon CIC and Termination Event in Column E (Column C+E)					$1,089,214

1
Mr. Walsh’s employment agreement provides for
(i) In the event of Death or Disability, one times his base salary plus annual target bonus
(ii) Termination by Company for Any Reason or by Executive with Good Reason, two times the sum of his base salary and target bonus, and 12 months of medical insurance benefits

2	The value of restricted stock units was calculated by multiplying the number of unvested shares by the AX share closing price of $39.44 on 6/30/2023.
3	These columns assume that the vesting of stock options and restricted stock units accelerated on the consummation of the change-in-control. This assumes that the acquiring company does not assume such awards.
4	For a change-in-control and subsequent termination of Mr. Walsh’s employment, he would have received the “Total Value Upon Event” specified in the table in column C plus the “Total Value Upon Event” in either column D or column E, depending upon the circumstances of his termination.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with Company management. Based upon such review and discussions, the Compensation Committee unanimously recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,
The Compensation Committee of the Board of Directors
James J. Court, Chairman
Stefani D. Carter
Paul J. Grinberg

RELATED TRANSACTIONS AND OTHER MATTERS
Related Party Transaction Policy and Procedures
The Company has a written Master Policy on Ethics and Professional Integrity and in accordance with the provisions covering Transactions with Related Persons and Certain Control Persons (the “Policy”). The Policy applies to certain transactions over $120,000 involving any related parties, which includes our officers, directors and director nominees, and members of their immediate families. The Policy also applies to certain transactions with Company stockholders who own more than 5% of the Company’s stock. In determining whether to approve or ratify a related party transaction, the Company’s Designated Officer under its Master Policy or the Board of Directors, as appropriate, will take into account our Master Policy and other applicable written Company policies, which consider applicable rules and the material facts of the transaction, including whether it is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, whether a conflict of interest exists, and the extent of the related party’s interest in the transaction. Under the Master Policy, certain transactions, including the Bank’s providing ordinary banking products and services on standard terms available to any person meeting the eligibility requirements, are considered pre-approved. The Bank also offers an employee loan program available to all directors, officers and employees on a non-discriminatory basis to finance the purchase, construction, maintenance or improvement of a primary residence (the “Loan Program”) under which each eligible borrower may obtain home loans for terms of 9 years to 30 years at interest rates that are below market rates on loans made to persons unaffiliated with the Bank and the Company.
Transactions with Our Directors and Officers
In the ordinary course of its business and subject to applicable banking regulations, the Bank makes loans to and engages in other banking transactions with its directors, officers and employees and their associates. Other than loans pursuant to our Loan Program, such loans and other banking transactions are generally made on the same terms as those prevailing at the time for comparable transactions with persons of comparable creditworthiness that have no affiliation with the Company or the Bank. Loans are made only to persons affiliated with the Company and the Bank if they do not involve more than the normal risk of collectability of loans made to non-affiliated persons and if they do not present any other unfavorable features. As discussed above, the Bank offers the Loan Program under which each eligible borrower may obtain loans to finance the purchase, construction, maintenance or improvement of a primary residence for terms of 9 years to 30 years at interest rates that are below market rates on loans made to persons unaffiliated with the Bank and the Company. Outstanding loans to all directors and executives who elected to participate in the Loan Program made up approximately 37% of the total balance outstanding for the Loan Program. As of June 30, 2023, none of the loans under the Loan Program or to our directors or executive officers were classified by the Bank as non-accrual, past due, restructured or potential problem loans.

The table below provides information on our employee loans and the directors and executive officers who participated in the Loan Program:

(in thousands) Name	Largest Aggregate Principal Outstanding for 2023	Principal Outstanding at June 30, 2023	Principal Paid During 2023	Interest Paid During 2023	Loans Paid off during 2023	Interest Rate Payable (%)[1]
Greg Garrabrants[2] Chief Executive Officer	$8,498.4	$8,498.4	$7.3	$38.2	$—	0.43%
James S. Argalas Director	7,400.6	7,162.4	238.1	80.6	$—	1.02%
Paul J. Grinberg[2] Director	3,655.9	3,655.9	—	17.9	—	0.56%
Andrew J. Micheletti EVP, Finance	2,850.0	2,809.8	40.2	54.8	877.7	2.89%
David Park EVP, Commercial Banking & Treasury Management	1,400.7	1,353.4	47.4	5.9	—	0.43%
Thomas Constantine EVP, Chief Credit Officer	1,297.4	1,249.9	47.5	5.8	—	0.39%
Brian Swanson EVP, Head of Consumer Bank	1,282.0	1,239.0	43.0	5.4	—	0.43%
Derrick Walsh EVP, Chief Financial Officer	945.0	910.7	34.3	4.1	—	0.41%
Nicholas Mosich Director	740.8	715.8	25.0	3.1	—	0.43%
Eshel Bar-Adon EVP, Strategic Partnerships and Chief Legal Officer	677.4	652.6	24.8	3.1	—	0.43%
Raymond Matsumoto EVP, Chief Operating Officer	504.5	487.5	17.1	2.1	—	0.43%
John Tolla Chief Risk Officer	462.8	445.7	17.0	2.1	—	0.43%
Non-director or executive officer employee loans		50,591.5

1	All loans in the table made pursuant to the Bank’s Loan Program. The interest rates reflect the mid-term Applicable Federal Rate (“AFR”) at time of loan origination.
2	Loan type is a construction loan with principal payments to commence upon completion of construction.
DELINQUENT SECTION 16(a) REPORTS
Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the related rules and regulations, our directors, executive officers, and persons who beneficially own more than ten percent of any registered class of equity securities of the Company (“ten-percent stockholders”) are required to file reports of their ownership, and any changes in that ownership, with the SEC. Based solely on our review of the copies of such forms and certifications furnished to us, we believe that all of our directors, executive officers and ten-percent stockholders filed timely all reports required under Section 16(a) during the 2023 fiscal year, except as follows: each of Eshel Bar-Adon, Thomas M. Constantine, Raymond Matsumoto, David Park, Ron Pitters, Brian Swanson and John Charles Tolla filed one late Form 4 with respect to the vesting of RSUs issued pursuant to the 2014 Plan and the related surrender of shares for the payment of taxes. Each late Form 4 was filed one day late due to technical difficulties beyond the Company’s control.

ITEM 2. ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company’s compensation policies and decisions are designed to promote the Company’s business strategies and the interest of its stockholders by providing incentive needed to attract, motivate and retain key executives who are critical to our long-term success as a financial institution.
Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board of Directors believe that its compensation design and practices are effective in implementing the Company’s strategic goals and business strategies.
We are asking our stockholders for a non-binding and advisory vote to approve the compensation of our Named Executive Officers under Section 14A of the Securities Exchange Act of 1934. This proposal, commonly known as a “say-on-pay” proposal, is brought annually and gives our stockholders the opportunity to express their views on the compensation of the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the compensation practices described in this Proxy Statement. Accordingly, the Board of Directors recommends that you vote in favor of the following resolution:
“RESOLVED, that the stockholders of Axos Financial, Inc. approve, on a non-binding and advisory basis, the compensation of its Named Executive Officers as disclosed in the Proxy Statement for the 2023 Annual Meeting, including the Summary Compensation Table and the Compensation Discussion and Analysis set forth in such Proxy Statement and other related tables and disclosures.”
Vote Required and Recommendation of the Board of Directors
The affirmative vote of the holders of a majority of the outstanding shares represented in person or by proxy at the Annual Meeting and entitled to vote on this item will be required to approve it. As this is an advisory vote, the result will not be binding on the Company, the Board of Directors or the Compensation Committee, although the Compensation Committee will consider the outcome of the vote when evaluating the compensation program.  Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, IN A NON-BINDING AND ADVISORY STOCKHOLDER VOTE, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

ITEM 3. ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under Section 14A of the Securities Exchange Act of 1934, the Company is required to submit to stockholders an advisory vote as to whether the stockholders advisory vote to approve the compensation of its Named Executive Officers, Item 2 above, should occur every one, two or three years. You may cast your vote by choosing one year, two years or three years or you may abstain from voting when you vote for the resolution set forth below.

After careful consideration, the Board of Directors recommends that future advisory votes on executive compensation occur every three years (triennially). The Board believes that this frequency is appropriate for a number of reasons. The Company’s compensation programs are designed to reward long-term performance, and stockholders are also encouraged to evaluate the Company’s executive compensation programs over a multi-year horizon and review executive compensation over a three-year period. In addition, the Board believes that a triennial advisory vote on executive compensation reflects the appropriate time frame to enable the Compensation Committee and the Board to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote with stockholders to the extent needed, to develop and implement any adjustments to the executive compensation programs that may be appropriate in light of a past advisory vote on executive compensation, and for stockholders to see and evaluate any such adjustments to the executive compensation programs.

The Board is aware of and took into account views that some have expressed in support of conducting an annual advisory vote on executive compensation and the effects on accountability. The Board views the advisory vote on executive compensation as an additional, but not exclusive, means for stockholders to communicate their views on the Company’s executive compensation programs, and many other avenues exist for stockholder engagement on this issue. Because the Company’s executive compensation programs are designed to operate over the long-term and enhance long-term performance, the Board is concerned that an annual advisory vote on executive compensation could lead to a near-term perspective. While the Board believes that holding an advisory vote on executive compensation every three years will reflect the right balance of considerations in the normal course, the Board will periodically reassess that view and can provide for an advisory vote on executive compensation on a more frequent basis if changes in the compensation programs or other circumstances suggest that such a vote would be appropriate. Accordingly, the Board of Directors recommends that you vote for a frequency of once every three years in the following resolution:

“RESOLVED, that the highest number of votes cast by the stockholders of Axos Financial, Inc. for one of the options set forth below shall be the preferred frequency with which the Company is to hold a non-binding and advisory vote on the approval of the compensation of its Named Executive Officers included in the proxy statement:
•yearly or
•every two years or
•every three years.”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the preferred frequency for the advisory vote on executive compensation that has been selected by stockholders. However, as this is an advisory vote, the result will not be binding on our Board of Directors or the Company. The Company’s Board of Directors will consider the outcome of the vote when determining how often the Company should submit to stockholders an advisory vote to approve the compensation of its Named Executive Officers included in the Company’s proxy statement. Proxies submitted without direction pursuant to this solicitation will be voted for the option of “Every Three Years”.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR, IN A NON-BINDING AND ADVISORY STOCKHOLDER VOTE, A FREQUENCY OF ONCE EVERY “THREE YEARS” FOR THE NON-BINDING AND ADVISORY STOCKHOLDER VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

ITEM 4. APPROVAL OF THE AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

Background
The 2014 Stock Incentive Plan of the Company (the “Plan”) was originally adopted by our Board of Directors and approved by our stockholders in 2014 and was amended and restated in 2019 and 2021. The Plan is a comprehensive equity incentive compensation plan under which we can grant equity-based and other incentive awards to officers, employees and directors of, and consultants and advisers to, the Company and its subsidiaries. The purpose of the Plan is to help us attract, motivate and retain such persons and thereby enhance stockholder value. The Plan allows for management and our Board of Directors to award stock incentives to substantially all employees as a retention incentive and to ensure that employees' compensation incentives are aligned with stock price appreciation. We do not grant equity awards to any non-employees other than our nine non-employee directors.
Since the original adoption of the Plan in 2014, the Company’s employee headcount has increased from approximately 366 to 1,455 individuals, both from organic growth as well as acquisitions.
Why the Amended Plan is Important for Our Future Success
Achieving superior long-term results for our stockholders has always been one of our primary objectives and, therefore, it is essential that employees think and act like owners of the Company. Stock ownership helps enhance the alignment of the long-term economic interests of our employees with those of our stockholders. Accordingly, we have historically granted equity compensation awards to encourage alignment of the interests of substantially all of our employees with the long-term economic interests of our stockholders. Our direct competitors and our peer companies rely on equity compensation to attract and retain top talent in our industry and remain competitive and we believe that any failure by us to offer competitive levels of equity compensation to attract and retain employees would have an adverse effect on our business.The following points summarize why our Board strongly believes that an amendment and restatement to the Plan in the form of the 2014 Amended and Restated Stock Incentive Plan (the “Amended Plan”) is essential for our future success to help ensure all employees think and act like owners:
•100% of full-time employees who have reached the end of their first bonus period are awarded a portion of their incentive compensation in the form of RSUs.
•Multi-year vesting period and potential for personal income growth supports employee retention, especially for high-performing employees who drive our success
•Further supporting employee retention, any unvested awards are generally forfeited upon departure from the Company
•Long-term equity incentives help prevent management from making decisions that favor short-term results over longer-term stability and profitability.
•The 1,000,000 additional shares of common stock represent only 1.7% of the number of shares of common stock that are outstanding as of September 1, 2023 and is designed to manage our equity compensation needs for the next two to three years, depending on the Company’s share price on award grant dates. When annualized over a utilization period of 2.5 years, the 0.7% is far lower than the growth in book value of the Company, which has averaged 16% over the past three fiscal years.
On September 21, 2023, our Board approved an amendment and restatement to the Plan in the form of the Amended Plan. A copy of the Amended Plan is attached to this Proxy Statement as Appendix A, and the discussion in this proposal is qualified in its entirety by the full text of the Amended Plan. The Amended Plan was effective on the date of the Board’s approval, so long as it is approved by our stockholders within 12 months after that date. If we do not obtain stockholder approval of the Amended Plan, the Plan (without giving effect to the proposed amendment and restatement) will remain in effect.

Highlights of Material Differences between the Plan and the Amended Plan
The following table highlights certain of the material differences between the Plan and the Amended Plan:

	Plan	Amended Plan

Plan Share and ISO Grant Limits	5,680,000 shares	6,680,000 shares
Share Retention Requirements	None	Minimum holding requirements for the CEO, CFO, EVPs and directors
The Plan allowed for 5,680,000 shares prior to amendment. Management recommended and the Compensation Committee of the Board recommended and the Board approved a share pool reserve increase of 1,000,000 common shares for future issuance under the Amended Plan for a total of 6,680,000 shares. In determining the number of shares to be reserved under the Amended Plan, management and the Compensation Committee of the Board reviewed our stock award history and our stock award activity relative to peers. Additionally, and consistent with the Company’s Director and Executive Officer Stock Ownership and Retention Guidelines, the Amended Plan includes the following minimum ownership interests in the Company: (i) the Chief Executive Officer must maintain at least eight times his or her annual salary, (ii) the Chief Financial Officer must maintain at least five times his or her annual salary, (iii) each Executive Vice President must maintain at least three times his or her annual salary, and (iv) each Director must maintain at least five times the Director’s annual cash compensation retainer.
The Company’s most recent three-year average of gross and net shares awarded is 796,926 shares and 569,140 shares, respectively. The net shares awarded are net of shares retained by the Company and converted to cash to fund the grantee’s income tax obligations. A company’s new award shares as a percentage of outstanding shares on a fully diluted basis, or gross burn rate, is the gross number of equity award shares granted in a given year divided by the weighted average common shares outstanding on a fully diluted basis for the same year. Gross burn rate excludes the add-back of canceled or forfeited equity awards in the calculation. Net burn rate is a similar calculation to gross burn rate, but excludes shares retained by the Company and converted to cash to fund the grantee’s income tax obligations. The Company’s three-year average outstanding shares on a fully diluted basis was 60,565,806. The Company’s gross burn rate is 1.32% and net burn rate is 0.94%.
The Company’s outstanding awards as of September 1, 2023 were 1,258,549 and 1,453,523 common shares remained available for issuance under the Plan (assuming that all outstanding awards are ultimately settled for their full number of shares and are not forfeited or modified). By adding 1,000,000 shares to the Amended Plan, a total of 2,453,523 shares would be available for issuance and, assuming the gross burn rate was maintained at the three-year average of 796,926 shares, the total of 2,453,523 shares would support three additional years of awards. The addition of 1,000,000 shares is reasonable relative to Company history because it allows the Company to cover the remaining life of the Amended Plan expiring in 2026.
To understand our stock award activity relative to peers, the Company reviewed peer data and specifically compared its stock award activity to two Institutional Shareholder Services Inc. (“ISS”) benchmarks for gross burn rate: banks (1.05%) and diversified financial services industries (3.61%). Using ISS methodology which weights restricted stock units double, our gross burn rate, or three-year average new award shares as a percentage of outstanding shares (on a fully diluted basis) is an average of 2.63%. Management further considered two important factors when analyzing the data and determining the share increase request: the Bank’s compensation mix (more equity awards and less cash) in comparison to peers and the continued growth and contribution of the Securities Business segment makes comparison to diversified financial services more relevant.
As noted in the Executive Compensation section and throughout Item 2 and Item 4 of this Proxy Statement, the Company seeks to align the long-term economic interests of our employees with those of our stockholders and uses restricted stock units as a key component of all, including Bank, employees’ compensation. Our employees’ bonus awards are typically granted in a portion of cash and a portion of restricted stock unit grants. As discussed elsewhere in this Proxy Statement, our peer banks have higher levels of cash compensation and lower levels of equity compensation relative to the senior officers, and we believe the same holds true for all employees. Generally, we believe our Bank peers only use equity as a component for a portion of their employees’ compensation and instead provide higher cash bonuses to a larger portion of their workforce than we do. Approximately 75% of our workforce has indirect or direct equity ownership in AX common stock, which we believe is a much greater ownership level than our peers and better aligns our workforce with stockholder interests.
Furthermore, the benefit of our compensation methodology to stockholders is evidenced in the Company’s outperformance of its peers in terms of total compensation expense incurred. The FDIC provides Bank statistics for salaries and benefits expense as a percentage of average assets each quarter and this data includes equity compensation expense. In reviewing FDIC data for the most recent period available ended June 30, 2023, the Bank’s salaries and benefits, including equity compensation, were 0.82% of average assets compared to a peer ratio of 1.32% for banks with greater than $1 billion in assets. This means, assuming an equal assets size, our Bank with $19.4 billion in assets at June 30, 2023, is spending approximately $97 million less than our peers on compensation expense. Our compensation methodology is demonstrably better for stockholders and ultimately for employees as they each become stockholders with tenure and may experience personal income growth through stock price appreciation.
The Company has grown, both organically and through acquisitions, and expanded products and services in its Securities Business segment, which consists of a clearing broker-dealer, registered investment advisor custody business, registered investment advisor, and introducing broker-dealer lines of businesses. Management expects to have an increase in revenue for the Securities business segment compared to its historical revenue, in both gross dollars and revenue percentage share of the Company’s total revenue, given the recent acquisition of the investment advisory business and organic growth of this segment. With these changes to the nature of the Company’s revenues, management and the Compensation Committee considered the ISS diversified financial services industry sector benchmark.
After considering the foregoing, management recommended, and the Compensation Committee recommended and the Board approved, an increase of 1,000,000 shares to the share reserve pool in order to satisfy the Company’s equity compensation needs for approximately the next two to three years.
Accordingly, the Amended Plan authorizes a maximum total of 6,680,000 common shares for grants to participants reflecting a 1,000,000 share increase from the Plan’s current limit of 5,680,000 shares. The approximate impact of the requested share reserve increase for the Amended Plan on stockholder dilution is shown in the below table (the below figures represent a percentage of our outstanding basic number of shares as of September 1, 2023):

Dilutive effect of requested new reserve shares under the Amended Plan	1.66%
Dilutive effect of requested new reserve shares plus unissued shares available for grant	3.99%
Total potential dilution (including currently outstanding awards under Plan)	5.91%
It is important to note that the potential dilution is a forecast over multiple years and contains assumptions that no cancellation or forfeiture of shares would occur. The Company has a long history of making equity awards, while at the same time increasing book value per share, thereby evidencing the alignment of the Company’s compensation methodology with stockholder interests.
As noted above, the outstanding awards as of September 1, 2023 were 1,258,549 restricted stock units at weighted average grant-date fair value of $42.58. Restricted stock units for the Chief Executive Officer vest in one-fourth increments on each of the first four fiscal year-end dates following the date of grant, for all others, vesting is in one-third increments on each of the first three anniversaries of the date of grant.
As of September 1, 2023, there were 59,066,235 common shares outstanding and 1,453,523 common shares remained available for issuance under the Plan before the addition of 1,000,000 shares under the Amended Plan. Additional information on our equity compensation plans is available elsewhere in this Proxy Statement, including in the table under the heading “Equity Compensation Plan Information.” As of September 1, 2023, the fair market value of a share of our common stock (based on the closing share price as reported by NYSE on that date) was $44.13 per share.
If our stockholders approve the Amended Plan, we intend to register the additional shares issuable pursuant to the 2014 Stock Incentive Plan, as amended by the Amended Plan, under the Securities Act of 1933, as amended, as soon as practicable following such approval. Because certain of our directors and executive officers may be eligible to receive awards under the Plan, such directors and executive officers may be considered to have an interest in this proposal.
Summary of the Amended Plan
The following is a summary of the material terms and conditions of the Amended Plan. This summary, however, does not purport to be a complete description of all provisions of the Plan and is qualified in its entirety by reference to the full text of the Amended Plan, a copy of which is attached to this Proxy Statement as Appendix A.
Administration. The Plan is administered by the Compensation Committee of the Board of Directors (the “Plan Committee”), consisting of persons who are each (i) “Outside Directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, (“the Code”), as in effect when the Plan was first adopted (the “Effective Date”), (ii) “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or Non-Employee Directors, and (iii) “independent” for purposes of any applicable listing requirements, such as those of the NYSE; provided, however, that the Board of Directors or the Plan Committee may delegate to a committee of one or more members of the Board of Directors who are not Non-Employee Directors, the authority to grant awards to eligible persons who are not then subject to the requirements of Section 16 of the Exchange Act. If a member of the Plan Committee is eligible to receive an award under the Plan, such Plan Committee member shall have no authority hereunder with respect to his or her own award. Among other things, the Plan Committee has complete discretion, subject to the terms of the Plan, to determine the employees, non-employee directors and non-employee consultants to be granted awards under the Plan, the type of awards to be granted, the number of shares subject to each award, the exercise price under each option and the base price for each stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award (provided that 95% of all awards granted under the Amended Plan must have a minimum vesting of at least one year), whether to accelerate vesting in limited circumstances including a participant’s death or disability or in a change in control in which outstanding awards are being canceled, the value of the shares underlying the award, and the required withholdings, if any. The Plan Committee is also authorized to construe the award agreements, and may prescribe rules relating to the Plan.
Grant of Awards; Shares Available for Awards. The Plan provides for the grant of awards which are incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), unrestricted shares, restricted shares, restricted stock units, performance stock, performance units, SARs, tandem stock appreciation rights, distribution equivalent rights, or any combination of the foregoing, to key management employees, non-employee directors, and non-employee consultants of the Company (each a “participant”) (however, solely Company employees are eligible for ISOs).
To the extent that an award (or portion of an award) lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any shares subject to such award shall be deemed not to have been issued for purposes of determining the maximum aggregate shares which may be issued under the Plan and shall again be available for the grant of a new award. However, shares that have actually been issued under the Plan shall not be available for future issuance under the Plan, unless unvested shares are forfeited or repurchased by the Company at the lower of their original purchase price or their fair market value at the time of repurchase. To the extent not prohibited by the listing requirements of the NYSE (or other established stock exchange or national market system on which our stock is traded) and applicable law, any shares covered by an award which are surrendered (i) in payment of the award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of an award shall be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued pursuant to all awards under the Plan, unless otherwise determined by the Plan Committee.
The number of shares for which awards which are options or SARs may be granted to a participant under the Plan during any calendar year is limited to 480,000 shares.
Eligibility. Employees, consultants and Board members of the Company and certain of our affiliated companies are eligible to receive awards under the Amended Plan. The Plan Committee determines, in its discretion, the eligible persons who will be granted awards under the Amended Plan. As of September 1, 2023, approximately 1,500 employees (including 11 executive officers) and nine non-employee directors would be eligible to participate in the Amended Plan.
Options. The term of each stock option shall be as specified in the option agreement; provided, however, that except for stock options which are ISOs, granted to an employee who owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Internal Revenue Code of 1986, as amended (the “Code”)) more than 10% of the total combined voting power of all classes of shares of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code (a “ten percent stockholder”), no option shall be exercisable after the expiration of ten (10) years from the date of its grant (five (5) years for an employee who is a ten percent stockholder).
The price at which an share may be purchased upon exercise of a stock option shall be determined by the Plan Committee; provided, however, that such option price (i) shall not be less than the fair market value of an share on the date such stock option is granted, and (ii) shall be subject to adjustment as provided in the Plan. The Plan Committee or the Board of Directors determine the time or times at which, or the circumstances under which, a stock option may be exercised in whole or in part, the time or times at which options shall cease to be or become exercisable following termination of the stock option holder’s employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, and the methods by or forms in which shares will be delivered or deemed to be delivered to participants who exercise stock options.
Options which are ISOs shall comply in all respects with Section 422 of the Code. In the case of an ISO granted to a ten percent stockholder, the per share exercise price under such ISO (to the extent required by the Code at the time of grant) shall be no less than 110% of the fair market value of a share on the date such ISO is granted. ISOs may only be granted to employees of the Company. In addition, the aggregate fair market value of the shares subject to an ISO (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year under all plans of the Company (both as defined in Section 424 of the Code) which provide for the grant of ISOs may not exceed $100,000. Any Option which specifies that it is not intended to qualify as an ISO or any Option that fails to meet the ISO requirements at any point in time will automatically be treated as a NQSO under the terms of the Plan.
Unrestricted Stock Awards. Pursuant to the terms of the applicable unrestricted stock award agreement, an unrestricted stock award is the award or sale of shares to employees, non-employee directors or non-employee consultants, which are not subject to transfer restrictions in consideration for past services rendered to the Company or for other valid consideration.

Restricted Stock Awards. A restricted stock award is a grant or sale of shares to the holder, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Committee or the Board of Directors may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Committee or the Board of Directors may determine at the date of grant or purchase or thereafter. If provided for under the restricted stock award agreement, a participant who is granted or has purchased restricted stock shall have all of the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Committee or the Board of Directors or in the award agreement). During the restricted period applicable to the restricted stock, subject to certain exceptions, the restricted stock may not be sold, transferred, pledged, exchanged, hypothecated, or otherwise disposed of by the participant.
Restricted Stock Unit Awards. A restricted stock unit award provides for a grant of shares or a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder. The Plan Committee shall set forth in the applicable restricted stock unit award agreement the individual service-based vesting requirements which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the holder. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a restricted stock unit shall be entitled to receive a cash payment equal to the fair market value of a share, or one share, as determined in the sole discretion of the Plan Committee and as set forth in the restricted stock unit award agreement, for each restricted stock unit subject to such restricted stock unit award, if and to the extent the holder satisfies the applicable vesting requirements. Such payment or distribution shall be made no later than by the 15th day of the third calendar month next following the end of the calendar year in which the restricted stock unit first becomes vested, unless otherwise structured to comply with Code Section 409A.
Performance Stock Awards. A performance stock award provides for the distribution of shares (or cash equal to the fair market value of shares) to the holder upon the satisfaction of predetermined individual and/or Company goals or objectives. The Plan Committee shall set forth in the applicable performance stock award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or Company would be required to satisfy before the holder would become entitled to the receipt of shares (or cash equal to the fair market value of shares) pursuant to such holder’s performance stock award and the number of shares subject to such performance stock award. The vesting restrictions under any performance stock award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code and, if such goals and objectives are achieved, the distribution of such shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of our fiscal year to which such goals and objectives relate, unless otherwise structured to comply with Code Section 409A. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance stock award shall have no rights as a stockholder until such time, if any, as the holder actually receives shares pursuant to the performance stock award.
Performance Unit Awards. A performance unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual and/or Company (or affiliate) performance goals or objectives based on selected performance criteria, based on the number of units awarded to the holder. The Plan Committee shall set forth in the applicable performance unit award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or Company would be required to satisfy before the holder would become entitled to payment, the number of units awarded to the holder and the dollar value assigned to each such unit. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance unit shall be entitled to receive a cash payment equal to the dollar value assigned to such unit under the applicable performance unit award agreement if the holder and/or the Company satisfies (or partially satisfies, if applicable under the applicable performance unit award agreement) the performance goals and objectives set forth in such performance unit award agreement. If achieved, such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate, unless otherwise structured to comply with Code Section 409A.
Stock Appreciation Rights. A SAR provides the participant to whom it is granted the right to receive, upon its exercise, cash or shares equal to the excess of (A) the fair market value of the number of shares subject to the SAR on the date of exercise, over (B) the product of the number of shares subject to the SAR multiplied by the base value for the SAR, as determined by the Plan Committee or the Board of Directors. The Plan Committee shall set forth in the applicable SAR award agreement the terms and conditions of the SAR, including the base value for the SAR (which shall not be less than the fair market value of a share on the date of grant), the number of shares subject to the SAR and the period during which the SAR may be exercised and any other special rules and/or requirements which the Plan Committee imposes on the SAR. No SAR shall be exercisable after the expiration of ten years from the date of grant. A tandem SAR is a SAR granted in connection with a related option, the exercise of some or all of which results in termination of the entitlement to purchase some or all of the shares under the related option. If the Plan Committee grants a SAR which is intended to be a tandem SAR, the tandem SAR shall be granted at the same time as the related option and additional restrictions apply.
Distribution Equivalent Rights. A distribution equivalent right entitles the holder to receive bookkeeping credits, cash payments and/or share distributions equal in amount to the distributions that would be made to the holder had the holder held a specified number of shares during the period the holder held the distribution equivalent rights. The Plan Committee shall set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional shares or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such award becomes vested, the distribution of such cash or shares shall be made no later than by the 15th day of the third calendar month next following the end of the Company’s fiscal year in which the holder’s interest in the award vests, unless otherwise structured to comply with Code Section 409A. Distribution equivalent rights awards may be settled in cash or in shares, as set forth in the applicable distribution equivalent rights award agreement. A distribution equivalent rights award may, but need not be, awarded in tandem with another award (but not an option or SAR award, whereby, if so awarded, such distribution equivalent rights award shall expire, terminate or be forfeited by the holder, as applicable, under the same conditions as under such other award. The distribution equivalent rights award agreement for a distribution equivalent rights award may provide for the crediting of interest on a distribution equivalent rights award to be settled in cash at a future date (but in no event later than by the 15th day of the third calendar month next following the end of the Company’s fiscal year in which such interest was credited and vested), at a rate set forth in the applicable distribution equivalent rights award agreement, on the amount of cash payable thereunder.
Recapitalization or Reorganization. Subject to certain restrictions, the Plan provides for the adjustment of shares underlying awards previously granted if, and whenever, prior to the expiration or distribution to the holder of shares underlying an award theretofore granted, the Company shall effect a subdivision or consolidation of our shares or the payment of a stock dividend on shares without receipt of consideration by the Company. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted award, the holder shall be entitled to receive (or entitled to purchase, if applicable) under such award, in lieu of the number of shares then covered by such award, the number and class of shares and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the holder had been the holder of record of the number of shares then covered by such award. The Plan also provides for the adjustment of shares underlying awards previously granted in the event of changes to the outstanding shares by reason of an extraordinary cash dividend, reorganization, merger, consolidation, combination, split-up, spin-off, exchange or other relevant change in capitalization occurring after the date of the grant of any award, subject to certain restrictions.
Termination. The Plan shall continue in effect, unless sooner terminated pursuant to its terms, until September 1, 2026 (except as to awards outstanding on that date). The Board of Directors may terminate the Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a holder with respect to any award theretofore granted without the consent of the holder. The Board of Directors shall have the right to alter or amend the Plan or any part thereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of our stockholders at which a quorum representing a majority of our shares entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the Plan may (i) materially increase the benefits accruing to holders, (ii) except as otherwise expressly provided in the Plan, materially increase the number of shares subject to the Plan or the individual award agreements, (iii) materially modify the requirements for participation, or (iv) amend, modify or suspend certain re-pricing prohibitions or amendment and termination provisions as specified therein. In addition, no change in any award theretofore granted may be made which would materially and adversely impair the rights of a holder with respect to such award without the consent of the holder (unless such change is required in order to cause the benefits under the Plan to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code in effect at the time of such Award or to cause the Plan and/or Award to be exempt from or comply with Section 409A of the Code).
Performance Goals and Criteria under Section 162(m). Under Section 162(m) of the Internal Revenue Code, we are generally prohibited from deducting compensation paid to our principal executive officer and other “covered employees” in excess of $1 million per person in any year. For taxable years beginning on or before December 31, 2017, this deduction limit included an exception for “qualified performance-based compensation”. The Tax Cuts and Jobs Act of 2017 (the “Tax Act”) eliminated the exemption for “qualified performance-based compensation” for tax years beginning after December 31, 2017. The Tax Act includes a grandfather provision, pursuant to which compensation that is provided pursuant to a written binding contract in effect on November 2, 2017, and which has not been modified in any material respect on or after that date, will not be subject to the amendments made to Code Section 162(m) by the Tax Act.
If the Plan Committee intended that an award previously granted under the Plan would qualify as “performance-based” compensation under Code Section 162(m), the Plan Committee selected performance goals based on the attainment of specified levels of one, or any combination, of the following performance criteria for the Company: earnings or earnings per share, cash flow or cash flow per share, operating cash flow or operating cash flow per share revenue growth, product revenue growth, financial return ratios (such as return on equity, return on investment and/or return on assets), share price performance, stockholder return, equity and/or value, operating income, operating margins, earnings before interest, taxes, depreciation and amortization, earnings, pre‑ or post‑tax income, economic value added (or an equivalent metric), profit returns and margins, credit quality, sales growth, market share, working capital levels, comparisons with various share market indices, year-end cash, debt reduction, assets under management, operating efficiencies, strategic partnerships or transactions (including co-development, co-marketing, profit sharing, joint venture or other similar arrangements), and/or financing and other capital raising transactions. Performance criteria could be established on a Company-wide basis or with respect to one or more Company business units or divisions or subsidiaries; and either in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies. The maximum dollar value of cash-based performance awards granted under the Plan in any calendar year to any employee that were intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) as in effect prior to the Tax Act could not exceed $3 million per year.
Certain Federal Income Tax Information
The following is a brief general summary, as of August 31, 2021, of the federal income tax consequences to us and to U.S. participants for awards granted under the Amended Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. We advise participants to consult with a tax advisor regarding the tax implications of their awards under the Amended Plan.
Incentive Stock Options. For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the common stock acquired under the ISO for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value over the exercise price of the shares on the date of exercise, or (ii) the excess of the amount realized on the disposition over the exercise price for the shares. Any remaining gain or loss will be long-term or short-term capital gain or loss depending on whether the participant held the shares for more than one year. Utilization of losses is subject to special rules and limitations. The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.
Non-qualified Stock Options. A participant who receives an NQSO generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares would be short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for more than one year.
Stock Appreciation Rights. No taxable income is generally reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of any shares received would be a short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for more than one year.
Restricted Stock. A participant will generally not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an election under Code Section 83(b). Instead, the participant will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares minus any amount paid for the shares.
Restricted Stock Units. No taxable income is generally reportable when unvested restricted stock units are granted to a participant. Upon settlement of restricted stock units which have vested, the participant will recognize ordinary income at the time(s) of settlement equal to the sum of the fair market value (on each settlement date) of any shares issued to the participant plus any cash received by the participant.
Income Tax Effects for the Company. We generally will be entitled to a tax deduction in connection with an award under the Amended Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an NQSO), except as described in the paragraph below.

Internal Revenue Code Section 162(m). Section 162(m) generally does not allow a publicly-held corporation to claim a federal income tax deduction for compensation that exceeds $1 million paid in any tax year to a Covered Employee. It is impossible to be certain that all Amended Plan awards or any other compensation paid by the Company to Covered Employees will be tax deductible. Further, the Amended Plan does not preclude the Plan Committee from making other compensation payments outside of the Amended Plan to Covered Employees, even if such payments do not qualify for tax deductibility under Section 162(m).
Internal Revenue Code Section 409A. Section 409A of the Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest. The types of arrangements covered by Section 409A of the Code are broad and may apply to certain awards available under the Amended Plan (such as restricted stock units). The intent is for the Amended Plan, including any awards available thereunder, to comply with the requirements of Section 409A of the Code to the extent applicable. As required by Code Section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.
Internal Revenue Code Section 280G. For certain employees, if a change in control of the Company causes an award to vest or become newly payable or if the award was granted within one year of a change in control of the Company and the value of such award or vesting or payment, when combined with all other payments in the nature of compensation contingent on such change in control, equals or exceeds the dollar limit provided in Code Section 280G (generally, this dollar limit is equal to three times the five year historical average of the employee’s annual compensation as reported on Form W-2), then the entire amount exceeding the employee’s average annual compensation will be considered to be an excess parachute payment. The recipient of an excess parachute payment must pay a 20% excise tax on this excess amount, for which the Company must withhold, and the Company cannot deduct the excess amount from its taxable income.
Amended Plan Benefits
All Amended Plan awards will be granted at the Compensation Committee’s discretion, subject to the limitations described in the Amended Plan and the CEO and CFO contractual agreements. Therefore, the specific benefits and amounts that will be received or allocated to certain participants under the Amended Plan are not presently determinable. Awards that were granted under the Plan in fiscal year 2023 to our Named Executive Officers and non-employee directors are described elsewhere in this proxy statement. As of September 1, 2023, no stock options have been issued under the Plan.
Vote Required and Recommendation of the Board of Directors
The affirmative vote of the holders of a majority of the outstanding shares represented in person or by proxy at the Annual Meeting and entitled to vote on this item will be required to approve the Amended and Restated 2014 Stock Incentive Plan. Abstentions and broker non-votes will have the same effect as a vote against this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

ITEM 5. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the selection of BDO USA, P.A. (“BDO”) as the Company’s independent registered public accounting firm for fiscal year 2024. The Audit Committee will take the voting results into account in future determinations regarding the retention of the Company’s independent registered public accounting firm. The Audit Committee may, without stockholder approval, reconsider its selection of BDO.
Vote Required and Recommendation of the Board of Directors
The affirmative vote of the holders of a majority of the outstanding shares represented in person or by proxy at the Annual Meeting and entitled to vote on this item will be required to approve it.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BDO USA, P.A. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
BDO served as the Company’s independent auditor and has conducted the audit of the Company’s consolidated financial statements for the fiscal year ended June 30, 2023. The Audit Committee’s Charter provides that the Audit Committee must pre-approve services to be performed by the Company’s independent registered public accounting firm. The Audit Committee approved the engagement of BDO to serve as the Company’s independent auditor to conduct the audit of the Company’s consolidated financial statements for the fiscal year ending June 30, 2024.
A representative of BDO will be present at the Annual Meeting, with the opportunity to make a statement if so desired, and will be available to respond to appropriate questions submitted to the Secretary of the Company in advance of the Annual Meeting.
The following table contains information regarding the aggregate fees charged to the Company by BDO for audit services rendered in connection with the audited consolidated financial statements and reports for the 2023 and 2022 fiscal years.

	Fees Charged	Fees Charged
Nature of Services	2023	2022
Audit fees[1]	$2,064,262	$1,750,167
Audit-related fees[2]	—	—
Tax fees[3]	—	—
All other fees	—	—
	$2,064,262	$1,750,167

1
Audit Fees consist of fees billed and unbilled and expenses for professional services rendered for the audit of the Company’s consolidated annual financial statements, review of interim consolidated financial statements included in quarterly reports and services closely related to the audit and that in many cases could only be performed by the independent registered public accounting firm.

2
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

3	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is composed of three directors. All of the members of the Audit Committee have been found by the Board of Directors to be both independent and financially literate as required by the listing standards of the NYSE. In addition, the Board has determined that all the members of the Audit Committee Financial Expert under the rules of the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors.
The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company. The primary responsibilities of the Audit Committee are to oversee and monitor the integrity of the Company’s financial reporting process, financial statements and systems of internal controls; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications, independence and performance; and the performance of the Company’s internal audit function. The Audit Committee is responsible for the selection, retention, supervision and termination of (i) the general auditor, including reviewing the adequacy of the authority, responsibilities and functions of the Company’s internal audit department, and (ii) the independent auditor, including resolving disagreements between management and the independent auditor. The general auditor and the independent auditor report directly to the Audit Committee.
The Audit Committee is not responsible for conducting reviews of auditing or accounting procedures. Management has primary responsibility for preparing the Company’s financial statements and for the Company’s financial reporting process. The Company’s independent auditor is responsible for auditing and reporting on the conformity of the Company’s consolidated financial statements to accounting principles generally accepted in the United States, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the independent auditor on the basis of the information it receives, discussions with the independent auditor and the experience of the Audit Committee’s members in business, financial and accounting matters.
In this context, the Audit Committee hereby reports as follows:
1. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management;
2. The Audit Committee has discussed with the independent auditor the matters required to be discussed by the rules of the Public Company Accounting Oversight Board No. 1301, “Communications with Audit Committees”;
3. The Audit Committee has received the written disclosures and the letter from the independent auditor and has discussed with the independent auditor the independent auditor’s independence; and
4. Based on the review and discussions referred to in paragraphs one through three above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023 for filing with the SEC.

Respectfully submitted,
The Audit Committee of the Board of Directors
Paul J. Grinberg, Chairman
Nicholas A. Mosich
Roque A. Santi

ANNUAL REPORT TO STOCKHOLDERS
The Annual Report to Stockholders, including Form 10-K for the Company for the fiscal year ended June 30, 2023 will be available concurrently with this Proxy Statement on September 25, 2023 to all stockholders of record as of September 12, 2023 at www.edocumentview.com/AX. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. ADDITIONAL COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2023 WILL BE PROVIDED (WITHOUT EXHIBITS) TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO AXOS FINANCIAL, INC., 9205 WEST RUSSELL ROAD, SUITE 400, LAS VEGAS, NV 89148, ATTENTION: CORPORATE SECRETARY. This Proxy Statement and our Annual Report on Form 10-K for the year ended June 30, 2023, are also available at our website, www.axosfinancial.com and from the SEC at its website, www.sec.gov.
STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING
Stockholders who wish to have proposals considered for inclusion in the Proxy Statement and form of proxy for our 2024 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by our Corporate Secretary at the address set below no later than May 28, 2024. Any proposal should be addressed to our Corporate Secretary and may be included in next year's proxy materials only if such proposal complies with the rules and regulations promulgated by the Securities and Exchange Commission.
In addition, our Bylaws require that a stockholder give us advance written notice of business intended to be brought at an annual meeting of stockholders (other than matters included in the Company's proxy materials in accordance with Rule 14a-8 under the Exchange Act) and nominations for election of directors at an annual meeting of stockholders. Stockholders who intend to propose business at our 2024 Annual Meeting of Stockholders without inclusion of the matter in our proxy materials or nominate a candidate for election as a director are required to provide notice of such proposed business or nomination to our Corporate Secretary so that such notice is received by our Corporate Secretary at our principal executive offices no later than the close of business on August 11, 2024, and no earlier than the close of business on July 12, 2024; provided, however, that in the event that the 2024 Annual Meeting of Stockholders is called for a date that is not within 30 days before or after the anniversary of the 2023 Annual Meeting of Stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was or mailed or public disclosure of the date of the meeting was made, whichever occurs first. The chairperson of the meeting may refuse to acknowledge the proposal of any business or disregard any nomination not made in compliance with the foregoing procedures.
Our Corporate Secretary must receive timely stockholder proposals of business or nominations in writing at the principal executive offices of the Company at Axos Financial, Inc., 9205 West Russell Road, Suite 400, Las Vegas, NV 89148, Attention: Corporate Secretary.
OTHER MATTERS
We are not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors,

Gregory Garrabrants
President and Chief Executive Officer

September 25, 2023

APPENDIX A

AXOS FINANCIAL, INC.
AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

ARTICLE I
PURPOSE

The purpose of this Axos Financial, Inc. Amended and Restated 2014 Stock Incentive Plan (the “Plan”) is to benefit Axos Financial, Inc., a Delaware corporation (the “Company”), and its stockholders, by assisting the Company to attract, retain and provide incentives to key management employees, directors, and consultants of the Company and its Affiliates, and to align the interests of such service providers with those of the Company’s stockholders. Accordingly, the Plan provides for the granting of Non-qualified Stock Options, Incentive Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, Performance Stock Awards, Performance Unit Awards, Unrestricted Stock Awards, Distribution Equivalent Rights or any combination of the foregoing.
ARTICLE II
DEFINITIONS
The following definitions shall be applicable throughout the Plan unless the context otherwise requires:
2.1    “Affiliate” shall mean any corporation which, with respect to the Company, is a “subsidiary corporation” within the meaning of Section 424(f) of the Code or other entity in which the Company has a controlling interest in such entity or another entity which is part of a chain of entities in which the Company or each entity has a controlling interest in another entity in the unbroken chain of entities ending with the applicable entity.
2.2    “Award” shall mean, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, Performance Unit Award, Stock Appreciation Right, Distribution Equivalent Right or Unrestricted Stock Award.
2.3    “Award Agreement” shall mean a written agreement between the Company and the Holder with respect to an Award, setting forth the terms and conditions of the Award, as amended.
2.4    “Board” shall mean the Board of Directors of the Company.
2.5    “Base Value” shall have the meaning given to such term in Section 14.2.
2.6    “Cause” shall mean (i) if the Holder is a party to an employment or service agreement with the Company or an Affiliate which agreement defines “Cause” (or a similar term), “Cause” shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, “Cause” shall mean termination by the Company or an Affiliate of the employment (or other service relationship) of the Holder by reason of the Holder’s (A) intentional failure to perform reasonably assigned duties, (B) dishonesty or willful misconduct in the performance of the Holder’s duties, (C) involvement in a transaction which is materially adverse to the Company or an Affiliate, (D) breach of fiduciary duty involving personal profit, (E) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (F) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company or an Affiliate, or (G) material breach of any provision of the Plan or the Holder’s Award Agreement or any other written agreement between the Holder and the Company or an Affiliate, in each case as determined in good faith by the Board, the determination of which shall be final, conclusive and binding on all parties.
2.7    “Change of Control” shall mean: (i) for a Holder who is a party to an employment or consulting agreement with the Company or an Affiliate which agreement defines “Change of Control” (or a similar term), “Change of Control” shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, “Change of Control” shall mean the satisfaction of any one or more of the following conditions (and the “Change of Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied):
(a)    Any person (as such term is used in paragraphs 13(d) and 14(d)(2) of the Exchange Act, hereinafter in this definition, “Person”), other than the Company or an Affiliate or an employee benefit plan of the Company or an Affiliate, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;
(b)    The closing of a merger, consolidation or other business combination (a “Business Combination”) other than a Business Combination in which holders of the Shares immediately prior to the Business Combination have substantially the same proportionate ownership of the common stock or ordinary shares, as applicable, of the surviving corporation immediately after the Business Combination as immediately before;
(c)    The closing of an agreement for the sale or disposition of all or substantially all of the Company’s assets to any entity that is not an Affiliate;

APPENDIX A
(d)    The consummation of a plan of complete liquidation of the Company, other than a merger of the Company into any subsidiary or a liquidation as a result of which persons who were stockholders of the Company immediately prior to such liquidation have substantially the same proportionate ownership of shares of common stock or ordinary shares, as applicable, of the surviving corporation immediately after such liquidation as immediately before; or
(e)    Within any twenty-four (24) month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office, shall be deemed to be an Incumbent Director for purposes of this paragraph (e), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or “group” other than the Board (including, but not limited to, any such assumption that results from paragraphs (a), (b), (c), or (d) of this definition).
(f)    any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Change of Control.
2.8    “Code” shall mean the United States of America Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.
2.9    “Committee” shall mean a committee comprised of not less than three (3) members of the Board who are selected by the Board as provided in Section 4.1.
2.10    “Company” shall have the meaning given to such term in the introductory paragraph, including any successor thereto.
2.11    “Consultant” shall mean any non-Employee (individual or entity) advisor to the Company or an Affiliate who or which has contracted directly with the Company or an Affiliate to render bona fide consulting or advisory services thereto.
2.12    “Director” shall mean a member of the Board or a member of the board of directors of an Affiliate, in either case, who is not an Employee.
2.13    “Distribution Equivalent Right” shall mean an Award granted under Article XIII of the Plan which entitles the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the period the Holder held the Distribution Equivalent Right.
2.14    “Distribution Equivalent Right Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Distribution Equivalent Right Award.
2.15     “Effective Date” shall have the meaning given to such term in Article III.
2.16    “Employee” shall mean any employee, including any officer, of the Company or an Affiliate.
2.17    “Exchange Act” shall mean the United States of America Securities Exchange Act of 1934, as amended.
2.18    “Fair Market Value” shall mean, as of any specified date, the closing sales price of the Shares for such date (or, in the event that the Shares are not traded on such date, on the immediately preceding trading date) on the New York Stock Exchange (“NYSE”), as reported by NYSE, or such other domestic or foreign national securities exchange on which the Shares may be listed. If the Shares are not listed on NYSE or on a national securities exchange, but are quoted on the OTC Bulletin Board or by the National Quotation Bureau, the Fair Market Value of the Shares shall be the mean of the highest bid and lowest asked prices per Share for such date. If the Shares are not quoted or listed as set forth above, Fair Market Value shall be determined by the Board in good faith by any fair and reasonable means (which means may be set forth with greater specificity in the applicable Award Agreement). The Fair Market Value of property other than Shares shall be determined by the Board in good faith by any fair and reasonable means consistent with the requirements of applicable law.
2.19     “Family Member” of an individual shall mean any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee of the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such

APPENDIX A
persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.
2.20    “Holder” shall mean an Employee, Director or Consultant who has been granted an Award or any such individual’s beneficiary, estate or representative, who has acquired such Award in accordance with the terms of the Plan, as applicable.
2.21     “Incentive Stock Option” shall mean an Option which is intended by the Committee to constitute an “incentive stock option” and conforms to the applicable provisions of Section 422 of the Code.
2.22    “Incumbent Director” shall mean, with respect to any period of time specified under the Plan for purposes of determining whether or not a Change of Control has occurred, the individuals who were members of the Board at the beginning of such period.
2.23    “Non-qualified Stock Option” shall mean an Option which is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.
2.24    “Option” shall mean an Award granted under Article VII of the Plan of an option to purchase Shares and shall include both Incentive Stock Options and Non-qualified Stock Options.
2.25    “Option Agreement” shall mean a written agreement between the Company and a Holder with respect to an Option.
2.26    “Performance Criteria” shall mean the criteria selected by the Committee for purposes of establishing the Performance Goal(s) for a Holder for a Performance Period.
2.27    “Performance Goals” shall mean, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon the Performance Criteria, which may be related to the performance of the Holder, the Company or an Affiliate.
2.28    “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of the Performance Goals shall be measured for purposes of determining a Holder’s right to, and the payment of, a Qualified Performance-Based Award.
2.29    “Performance Stock Award” or “Performance Stock” shall mean an Award granted under Article XII of the Plan under which, upon the satisfaction of predetermined Performance Goals, Shares are paid to the Holder.
2.30    “Performance Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Stock Award.
2.31    “Performance Unit” shall mean a Unit awarded to a Holder pursuant to a Performance Unit Award.
2.32    “Performance Unit Award” shall mean an Award granted under Article XI of the Plan under which, upon the satisfaction of predetermined Performance Goals, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.
2.33    “Performance Unit Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Unit Award.
2.34    “Plan” shall mean this Axos Financial, Inc. Amended and Restated 2014 Stock Incentive Plan, as further amended or restated from time to time, together with each of the Award Agreements utilized hereunder.
2.35    “Qualified Performance-Based Award” shall mean an Award that was intended to qualify as “performance-based” compensation under Section 162(m) of the Code as in effect at the time of such Award.
2.36    “Restricted Stock Award” and “Restricted Stock” shall mean an Award granted under Article VIII of the Plan of Shares, the transferability of which by the Holder is subject to Restrictions.
2.37    “Restricted Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.
2.38    “Restricted Stock Unit Award” and “RSUs” shall refer to an Award granted under Article X of the Plan under which, upon the satisfaction of predetermined individual service-related vesting requirements, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.

APPENDIX A
2.39    “Restricted Stock Unit Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.
2.40     “Restriction Period” shall mean the period of time for which Shares subject to a Restricted Stock Award shall be subject to Restrictions, as set forth in the applicable Restricted Stock Agreement.
2.41    “Restrictions” shall mean the forfeiture, transfer and/or other restrictions applicable to Shares awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Stock Award and set forth in a Restricted Stock Agreement.
2.42    “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.
2.43    “Shares” or “Stock” shall mean the common shares of the Company, par value $0.01 per share.
2.44    “Stock Appreciation Right” or “SAR” shall mean an Award granted under Article XIV of the Plan of a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.
2.45    “Stock Appreciation Right Agreement” shall mean a written agreement between the Company and a Holder with respect to a Stock Appreciation Right.
2.46    “Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right granted in connection with a related Option, the exercise of some or all of which results in termination of the entitlement to purchase some or all of the Shares under the related Option, all as set forth in Article XIV.
2.47     “Ten Percent Stockholder” shall mean an Employee who, at the time an Option is granted to him or her, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.
2.48    “Termination of Service” shall mean a termination of a Holder’s employment with, or status as a Director or Consultant of, the Company or an Affiliate, as applicable, for any reason, including, without limitation, Total and Permanent Disability or death, except as provided in Section 6.4. In the event Termination of Service shall constitute a payment event with respect to any Award subject to Code Section 409A, Termination of Service shall only be deemed to occur upon a “separation from service” as such term is defined under Code Section 409A and applicable authorities.
2.49    “Total and Permanent Disability” of an individual shall mean the inability of such individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, within the meaning of Section 22(e)(3) of the Code.
2.50    “Unit” shall mean a bookkeeping unit, which represents such monetary amount as shall be designated by the Committee in each Performance Unit Agreement, or represents one Share for purposes of each Restricted Stock Unit Award.
2.51    “Unrestricted Stock Award” shall mean an Award granted under Article IX of the Plan of Shares which are not subject to Restrictions.
2.52    “Unrestricted Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to an Unrestricted Stock Award.
ARTICLE III
EFFECTIVE DATE OF PLAN
The Plan was originally adopted by the Board as of September 5, 2014 (the “Effective Date”) and approved by the stockholders of the Company on October 23, 2014. The Plan was amended and restated by the Board on September 6, 2019 and approved by the stockholders of the Company on October 24, 2019, and further amended and restated by the Board on August 31, 2021 and approved by Company stockholders on October 21, 2021. The plan was again amended and restated by the Board on September 21, 2023, as set forth herein, and is subject to approval by the Company’s stockholders.
ARTICLE IV
ADMINISTRATION
4.1    Composition of Committee. The Plan shall be administered by the Committee, which shall be appointed by the Board. If necessary, in the Board’s discretion, to comply with Rule 16b-3 under the Exchange Act and, to the extent applicable, Section 162(m) of the Code as in effect on the Effective Date, the Committee shall consist solely of three (3) or more Directors

APPENDIX A
who are each (i) “outside directors” within the meaning of Section 162(m) of the Code as in effect on the Effective Date (“Outside Directors”), (ii) “Non-Employee Directors” within the meaning of Rule 16b-3 (“Non-Employee Directors”) and (iii) “independent” for purposes of any applicable listing requirements; provided, however, that the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors, the authority to grant Awards to eligible persons who are not then subject to the requirements of Section 16 of the Exchange Act. If a member of the Committee shall be eligible to receive an Award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own Award.
4.2    Powers. Subject to the provisions of the Plan, the Committee shall have the sole authority, in its discretion, to make all determinations under the Plan, including but not limited to determining which Employees, Directors or Consultants shall receive an Award, the time or times when an Award shall be made (the date of grant of an Award shall be the date on which the Award is awarded by the Committee), what type of Award shall be granted, the term of an Award, the date or dates on which an Award vests or may be exercised, the form of any payment to be made pursuant to an Award, the terms and conditions of an Award (including the forfeiture of the Award (and/or any financial gain) if the Holder of the Award violates any applicable restrictive covenant thereof), the Restrictions under a Restricted Stock Award and the number of Shares which may be issued under an Award, Performance Goals applicable to any Award and certification of the achievement of such goals, and the waiver of any Restrictions or Performance Goals, subject to compliance with applicable laws, all as may be applicable. In making such determinations the Committee may take into account the nature of the services rendered by the respective Employees, Directors and Consultants, their present and potential contribution to the Company’s (or the Affiliate’s) success and such other factors as the Committee in its discretion may deem relevant.
4.3    Additional Powers. The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder and to amend them in the Committee’s discretion, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, to determine the terms, restrictions and provisions of each Award and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent the Committee shall deem necessary, appropriate or expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive and binding on the Company and all Holders.
4.4    Committee Action. Subject to compliance with all applicable laws, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting. No member of the Committee shall have any liability for any good faith action, inaction or determination in connection with the Plan. All Committee decisions and determinations shall receive maximum deference to the extent permitted under applicable law.
ARTICLE V
SHARES SUBJECT TO PLAN AND LIMITATIONS THEREON
5.1    Authorized Shares and Award Limits. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to the provisions of Section 15, below, the maximum aggregate number of Shares which may be issued pursuant to (i) all Awards may not exceed 6,680,000 Shares and (ii) the exercise of Incentive Stock Options may not exceed 6,680,000 Shares (subject in each case to adjustment in the same manner as provided in Article XV with respect to Shares subject to Awards then outstanding).
To the extent necessary to comply with Section 162(m) of the Code as in effect on the Effective Date, notwithstanding any provision in the Plan to the contrary, the maximum number of Shares that may be subject to any type of Award granted to any one person during any calendar year shall be Four Hundred and Eighty Thousand (480,000) Shares (subject to adjustment in the same manner as provided in Article XV with respect to Shares subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which shall permit compensation generated in connection with Qualified Performance-Based Awards to constitute “performance-based” compensation for purposes of Section 162(m) of the Code as in effect on the Effective Date, and to the extent permitted by applicable laws, including, but not limited to, counting against such maximum number of Shares, to the extent so required under Section 162(m) of the Code, any Shares subject to Awards that are canceled or re-priced.
Any Shares covered by an Award (or portion of an Award) which lapses, is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grants of Awards under the Plan. To the extent not prohibited by the listing requirements of NYSE (or other established stock exchange on which the Stock is traded) and applicable law, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Committee.

APPENDIX A
5.2    Shares Offered. The Shares to be offered pursuant to the grant of an Award may be authorized but unissued Shares, Shares purchased on the open market or Shares previously issued and outstanding and reacquired by the Company.
5.3    Minimum Holding Requirements. Once Shares to be offered pursuant to the grant of an Award become vested or are exercised pursuant to the terms of the applicable Award Agreement, such Shares are subject to the Company’s minimum holding requirements for Directors and officers, as set forth in the Company’s Director and Executive Officer Stock Ownership and Retention Guidelines (as such may be amended, restated or supplemented from time to time, the “Guidelines”). The Guidelines currently require the following minimum ownership interests in the Company: (i) the Chief Executive Officer must maintain at least eight times his or her annual salary, (ii) the Chief Financial Officer must maintain at least five times his or her annual salary, (iii) each Executive Vice President must maintain at least three times his or her annual salary, and (iv) each Director must maintain at least five times the Director’s annual cash compensation retainer. The minimum holding requirements set forth herein are qualified in their entirety by the Guidelines.
ARTICLE VI
ELIGIBILITY AND TERMINATION OF SERVICE
6.1    Eligibility. Awards made under the Plan may be granted solely to individuals or entities who, at the time of grant, are Employees, Directors or Consultants. An Award may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Award may include, a Non-qualified Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, an Unrestricted Stock Award, a Distribution Equivalent Right Award, a Performance Stock Award, a Performance Unit Award, a Stock Appreciation Right, a Tandem Stock Appreciation Right, or any combination thereof, and solely for Employees, an Incentive Stock Option.
6.2    Termination of Service. Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.3 or 6.4, the following terms and conditions shall apply with respect to a Holder’s Termination of Service with the Company or an Affiliate, as applicable:
(i)    The Holder’s rights, if any, to exercise any then exercisable Options and/or Stock Appreciation Rights shall terminate:
(A)    If such termination is for a reason other than the Holder’s Total and Permanent Disability or death, ninety (90) days after the date of such Termination of Service;
(B)    If such termination is on account of the Holder’s Total and Permanent Disability, one (1) year after the date of such Termination of Service; or
(C)    If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.
Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Options and Stock Appreciation Rights. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for a different time period in the Award Agreement, or may extend the time period, following a Termination of Service, during which the Holder has the right to exercise any vested Non-qualified Stock Option or Stock Appreciation Right, which time period may not extend beyond the expiration date of the Award term.
(ii)    In the event of a Holder’s Termination of Service for any reason prior to the actual or deemed satisfaction and/or lapse of the Restrictions, vesting requirements, terms and conditions applicable to a Restricted Stock Award and/or Restricted Stock Unit Award, such Restricted Stock and/or RSUs shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock and/or RSUs. Notwithstanding the immediately preceding sentence, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such Termination of Service that all or a portion of any such Holder’s Restricted Stock and/or RSUs shall not be so canceled and forfeited.
6.3    Special Termination Rule. Except to the extent inconsistent with the terms of the applicable Award Agreement, and notwithstanding anything to the contrary contained in this Article VI, if a Holder’s employment with, or status as a Director of, the Company or an Affiliate shall terminate, and if, within ninety (90) days of such termination, such Holder shall become a Consultant, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been a Consultant for the entire period during which such Award or portion thereof had been outstanding. Should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her employment or Director status had terminated until such time as his or her Consultant status shall terminate, in which case his or her Award, as it may have been reduced in connection with the Holder’s becoming a Consultant, shall be treated pursuant to the provisions of Section 6.2, provided, however, that any such Award which is intended to be an Incentive Stock Option shall, upon the Holder’s no longer being an Employee, automatically convert to a Non-qualified Stock Option on the date required by the applicable Treasury Regulations governing Incentive Stock Options. Should a Holder’s status as a Consultant terminate, and if, within ninety (90) days of such termination, such Holder shall become an Employee or a Director, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be

APPENDIX A
preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been an Employee or a Director, as applicable, for the entire period during which such Award or portion thereof had been outstanding (except to the extent required by the applicable Treasury Regulations governing Incentive Stock Options), and, should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her Consultant status had terminated until such time as his or her employment with the Company or an Affiliate, or his or her Director status, as applicable, shall terminate, in which case his or her Award shall be treated pursuant to the provisions of Section 6.2.
6.4    Termination for Cause. Notwithstanding anything in this Article VI or elsewhere in the Plan to the contrary, and unless a Holder’s Award Agreement specifically provides otherwise, in the event of a Holder’s Termination for Cause, all of such Holder’s then outstanding Awards shall expire immediately and be forfeited in their entirety upon such termination.
ARTICLE VII
OPTIONS
7.1    Option Period. The term of each Option shall be as specified in the Option Agreement; provided, however, that except as set forth in Section 7.3, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant.
7.2    Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement.
7.3    Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds One Hundred Thousand Dollars ($100,000) (or such other individual limit as may be in effect under the Code on the date of grant), the portion of such Incentive Stock Options that exceeds such threshold shall be treated as Non-qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation, and shall make reasonable efforts to notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Incentive Stock Option is granted, such Employee is a Ten Percent Stockholder, unless (i) at the time such Incentive Stock Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the Incentive Stock Option, and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. No Incentive Stock Option shall be granted more than ten (10) years from the earlier of the Effective Date or date on which the Plan is approved by the Company’s stockholders. The designation by the Committee of an Option as an Incentive Stock Option shall not guarantee the Holder that the Option will satisfy the applicable requirements for “incentive stock option” status under Section 422 of the Code.
7.4    Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions intended to qualify an Option as an Incentive Stock Option. An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of Shares (plus cash if necessary) that have been owned by the Holder for at least six (6) months and having a Fair Market Value equal to such Option price, or such other forms or methods as the Committee may determine from time to time, in each case, subject to such rules and regulations as may be adopted by the Committee. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Sections 6.2, 6.3, and 6.4, as applicable, specify the effect of Termination of Service on the exercisability of the Option. Moreover, without limiting the generality of the foregoing, a Non-qualified Stock Option Agreement may provide for a “cashless exercise” of the Option, in whole or in part, by (a) establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan as to all or a part of Shares to which he is entitled to receive upon exercise of the Option, pursuant to an extension of credit by the Company to the Holder of the Option price, (ii) the delivery of the Shares from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company, or (b) reducing the number of Shares to be issued upon exercise of the Option by the number of such Shares having an aggregate Fair Market Value equal to the Option price (or portion thereof to be so paid) as of the date of the Option’s exercise. An Option Agreement may also include provisions relating to: (i) subject to the provisions hereof, accelerated vesting of Options, and (ii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.
7.5    Option Price and Payment. The price at which a Share may be purchased upon exercise of an Option shall be determined by the Committee; provided, however, that such Option price (i) shall not be less than the Fair Market Value of a Share on the date such Option is granted (or 110% of Fair Market Value for an Incentive Stock Option held by Ten Percent Stockholder, as provided in Section 7.3), and (ii) shall be subject to adjustment as provided in Article XV. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The Option price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee as set forth in the Plan and the applicable Option Agreement, which manner, with the consent of the Committee, may include the withholding of Shares otherwise issuable in connection with the exercise of the Option. Separate share certificates shall be issued by the Company for

APPENDIX A
those Shares acquired pursuant to the exercise of an Incentive Stock Option and for those Shares acquired pursuant to the exercise of a Non-qualified Stock Option.
7.6    Stockholder Rights and Privileges. The Holder of an Option shall be entitled to all the privileges and rights of a stockholder of the Company solely with respect to such Shares as have been purchased under the Option and for which share certificates have been registered in the Holder’s name.
7.7    Options and Rights in Substitution for Stock or Options Granted by Other Corporations. Options (or other Awards) may be granted under the Plan from time to time in substitution for stock options (or other equity-based awards) held by individuals employed by entities who become Employees, Directors or Consultants as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock or shares of the employing entity with the result that such employing entity becomes an Affiliate. The Shares subject to any such replacement Awards shall not count against the Section 5.1 Share grant limits.
7.8    Prohibition Against Re-Pricing. Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors, or (ii) as a result of any Change of Control or any adjustment as provided in Article XV, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price under any outstanding Option or Stock Appreciation Right, or to grant any new Award or make any payment of cash in substitution for or upon the cancellation of Options and/or Stock Appreciation Rights previously granted.
ARTICLE VIII
RESTRICTED STOCK AWARDS
8.1    Award. A Restricted Stock Award shall constitute an Award of Shares to the Holder as of the date of the Award which are subject to a “substantial risk of forfeiture” as defined under Section 83 of the Code during the specified Restriction Period. At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 8.2.
8.2    Terms and Conditions. At the time any Award is made under this Article VIII, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. Shares awarded pursuant to a Restricted Stock Award shall be represented by a share certificate registered in the name of the Holder of such Restricted Stock Award. If provided for under the Restricted Stock Agreement, the Holder shall have the right to vote Shares subject thereto and to enjoy all other stockholder rights, including the entitlement to receive dividends on the Shares during the Restriction Period provided that such dividends will be only paid (if at all) to the Holder upon the vesting of the underlying Shares except that (i) the Holder shall not be entitled to delivery of the share certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the share certificate during the Restriction Period (with a share power endorsed by the Holder in blank), (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Shares during the Restriction Period and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award (along with any unpaid dividends on such unvested Shares). At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Sections 6.2, 6.3 and 6.4, as applicable, be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include provisions relating to: (a) subject to the provisions hereof, accelerated vesting of Awards, and (b) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical. All Shares delivered to a Holder as part of a Restricted Stock Award shall be delivered and reported by the Company or the Affiliate, as applicable, to the Holder at the time of vesting.
8.3    Payment for Restricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to a Restricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.
ARTICLE IX
UNRESTRICTED STOCK AWARDS
9.1    Award. Shares may be awarded (or sold) to Employees, Directors or Consultants under the Plan which are not subject to Restrictions of any kind, in consideration for past services rendered thereby to the Company or an Affiliate or for other valid consideration.
9.2    Terms and Conditions. At the time any Award is made under this Article IX, the Company and the Holder shall enter into an Unrestricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.

APPENDIX A
9.3    Payment for Unrestricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to an Unrestricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to an Unrestricted Stock Award, except to the extent otherwise required by law.
ARTICLE X
RESTRICTED STOCK UNIT AWARDS
10.1    Award. A Restricted Stock Unit Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified Restriction Period. At the time a Restricted Stock Unit Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Unit Award may have a different Restriction Period, in the discretion of the Committee. A Restricted Stock Unit shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares prior to the time the Holder shall receive a distribution of Shares pursuant to Section 10.3.
10.2    Terms and Conditions. At the time any Award is made under this Article X, the Company and the Holder shall enter into a Restricted Stock Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Restricted Stock Unit Agreement shall set forth the individual service-based vesting requirement which the Holder would be required to satisfy before the Holder would become entitled to distribution pursuant to Section 10.3 and the number of Units awarded to the Holder. Such conditions shall be sufficient to constitute a “substantial risk of forfeiture” as such term is defined under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Unit Awards in the Restricted Stock Unit Agreement, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the applicable vesting period. The terms and conditions of the respective Restricted Stock Unit Agreements need not be identical.
10.3    Distributions of Shares. The Holder of a Restricted Stock Unit shall be entitled to receive a cash payment equal to the Fair Market Value of a Share, or one Share, as determined in the sole discretion of the Committee and as set forth in the Restricted Stock Unit Agreement, for each Restricted Stock Unit subject to such Restricted Stock Unit Award, if the Holder satisfies the applicable vesting requirement. Such distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the Restricted Stock Unit first becomes vested (i.e., no longer subject to a “substantial risk of forfeiture”).
ARTICLE XI
PERFORMANCE UNIT AWARDS
11.1    Award. A Performance Unit Award shall constitute an Award under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) Performance Goals based on selected Performance Criteria, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder. At the time a Performance Unit Award is made, the Committee shall establish the Performance Period and applicable Performance Goals. Each Performance Unit Award may have different Performance Goals, in the discretion of the Committee. A Performance Unit Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares.
11.2    Terms and Conditions. At the time any Award is made under this Article XI, the Company and the Holder shall enter into a Performance Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Unit Agreement the Performance Period, Performance Criteria and Performance Goals which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to payment pursuant to Section 11.3, the number of Units awarded to the Holder and the dollar value or formula assigned to each such Unit. Such payment shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Unit Awards, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the applicable performance period. The terms and conditions of the respective Performance Unit Agreements need not be identical.
11.3    Payments. The Holder of a Performance Unit shall be entitled to receive a cash payment equal to the dollar value assigned to such Unit under the applicable Performance Unit Agreement if the Holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable Performance Unit Agreement) the Performance Goals set forth in such Performance Unit Agreement. If necessary to satisfy the requirements of Code Section 162(m) as in effect on the Effective Date, if applicable, the achievement of such Performance Goals shall be certified in writing by the Committee prior to any payment. All payments shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate (i.e., no longer subject to a “substantial risk of forfeiture”).
ARTICLE XII
PERFORMANCE STOCK AWARDS

APPENDIX A
12.1    Award. A Performance Stock Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified Performance Period subject to achievement of specified Performance Goals. At the time a Performance Stock Award is made, the Committee shall establish the Performance Period and applicable Performance Goals based on selected Performance Criteria. Each Performance Stock Award may have different Performance Goals, in the discretion of the Committee. A Performance Stock Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares unless and until the Holder shall receive a distribution of Shares pursuant to Section 12.3.
12.2    Terms and Conditions. At the time any Award is made under this Article XII, the Company and the Holder shall enter into a Performance Stock Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Stock Agreement the Performance Period, selected Performance Criteria and Performance Goals which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to the receipt of Shares pursuant to such Holder’s Performance Stock Award and the number of Shares subject to such Performance Stock Award. Such distribution shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Stock Awards, including, but not limited to, rules pertaining to the effect of the Holder’s Termination of Service prior to the expiration of the applicable performance period. The terms and conditions of the respective Performance Stock Agreements need not be identical.
12.3    Distributions of Shares or Payment of Cash. The Holder of a Performance Stock Award shall be entitled to receive a cash payment equal to the Fair Market Value of a Share, or one Share, as determined in the sole discretion of the Committee, for each Performance Stock Award subject to such Performance Stock Agreement, if the Holder satisfies the applicable vesting requirement. If necessary to satisfy the requirements of Code Section 162(m) as in effect on the Effective Date, if applicable, the achievement of such Performance Goals shall be certified in writing by the Committee prior to any payment. Such distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate (i.e., no longer subject to a “substantial risk of forfeiture”).
ARTICLE XIII
DISTRIBUTION EQUIVALENT RIGHTS
13.1    Award. A Distribution Equivalent Right shall entitle the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the specified period of the Award.
13.2    Terms and Conditions. At the time any Award is made under this Article XIII, the Company and the Holder shall enter into a Distribution Equivalent Rights Award Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Distribution Equivalent Rights Award Agreement the terms and conditions, if any, including whether the Holder is to receive credits currently in cash, is to have such credits reinvested (at Fair Market Value determined as of the date of reinvestment) in additional Shares or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such Award becomes vested, the distribution of such cash or Shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which the Holder’s interest in the Award vests (i.e., no longer subject to a “substantial risk of forfeiture”). Distribution Equivalent Rights Awards may be settled in cash or in Shares, as set forth in the applicable Distribution Equivalent Rights Award Agreement. A Distribution Equivalent Rights Award may, but need not be, awarded in tandem with another Award (other than an Option or a SAR), whereby, if so awarded, such Distribution Equivalent Rights Award shall expire, terminate or be forfeited by the Holder, as applicable, under the same conditions as under such other Award.
13.3    Interest Equivalents. The Distribution Equivalent Rights Award Agreement for a Distribution Equivalent Rights Award may provide for the crediting of interest on a Distribution Rights Award to be settled in cash at a future date (but in no event later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which such interest is credited and vested (i.e., no longer subject to a “substantial risk of forfeiture”)), at a rate set forth in the applicable Distribution Equivalent Rights Award Agreement, on the amount of cash payable thereunder.
ARTICLE XIV
STOCK APPRECIATION RIGHTS
14.1    Award. A Stock Appreciation Right shall constitute a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.
14.2    Terms and Conditions. At the time any Award is made under this Article XIV, the Company and the Holder shall enter into a Stock Appreciation Right Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Stock Appreciation Right Agreement the terms and conditions of the Stock Appreciation Right, including (i) the base value (the “Base Value”) for the Stock Appreciation Right, which shall be not less than the Fair Market Value of a Share on the date of grant of the Stock Appreciation Right, (ii) the number of Shares subject to the Stock Appreciation Right, (iii) the period during which the Stock

APPENDIX A
Appreciation Right may be exercised; provided, however, that no Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant, and (iv) any other special rules and/or requirements which the Committee imposes upon the Stock Appreciation Right. Upon the exercise of some or all of the portion of a Stock Appreciation Right, the Holder shall receive a payment from the Company, in cash or in the form of Shares having an equivalent Fair Market Value or in a combination of both, as determined in the sole discretion of the Committee, equal to the product of:
(a)    The excess of (i) the Fair Market Value of a Share on the date of exercise, over (ii) the Base Value, multiplied by,
(b)    The number of Shares with respect to which the Stock Appreciation Right is exercised.
14.3    Tandem Stock Appreciation Rights. If the Committee grants a Stock Appreciation Right which is intended to be a Tandem Stock Appreciation Right, the Tandem Stock Appreciation Right shall be granted at the same time as the related Option, and the following special rules shall apply:
(a)    The Base Value shall be equal to or greater than the per Share exercise price under the related Option;
(b)    The Tandem Stock Appreciation Right may be exercised for all or part of the Shares which are subject to the related Option, but solely upon the surrender by the Holder of the Holder’s right to exercise the equivalent portion of the related Option (and when a Share is purchased under the related Option, an equivalent portion of the related Tandem Stock Appreciation Right shall be canceled);
(c)    The Tandem Stock Appreciation Right shall expire no later than the date of the expiration of the related Option;
(d)    The value of the payment with respect to the Tandem Stock Appreciation Right may be no more than one hundred percent (100%) of the difference between the per Share exercise price under the related Option and the Fair Market Value of the Shares subject to the related Option at the time the Tandem Stock Appreciation Right is exercised, multiplied by the number of the Shares with respect to which the Tandem Stock Appreciation Right is exercised; and
(e)    The Tandem Stock Appreciation Right may be exercised solely when the Fair Market Value of the Shares subject to the related Option exceeds the per Share exercise price under the related Option.
ARTICLE XV
RECAPITALIZATION OR REORGANIZATION
15.1    Adjustments to Shares. The shares with respect to which Awards may be granted under the Plan are Shares as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of Shares underlying an Award theretofore granted, the Company shall effect a subdivision or consolidation of the Shares or the payment of a Share dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding Shares, shall be proportionately increased, and the purchase price per Share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Shares, shall be proportionately reduced, and the purchase price per Share shall be proportionately increased. Notwithstanding the foregoing or any other provision of this Article XV, any adjustment made with respect to an Award (x) which is an Incentive Stock Option, shall comply with the requirements of Section 424 of the Code, and in no event shall any adjustment be made which would render any Incentive Stock Option granted under the Plan to be other than an “incentive stock option” for purposes of Section 422 of the Code, and (y) which is a Non-qualified Stock Option (or Stock Appreciation Right), shall comply with the requirements of Section 409A of the Code, and in no event shall any adjustment be made which would render any Non-qualified Stock Option (or Stock Appreciation Right) granted under the Plan to become subject to Section 409A of the Code.
15.2    Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of Shares then covered by such Award, the number and class of shares and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of Shares then covered by such Award.
15.3    Other Events. In the event of changes to the outstanding Shares by reason of an extraordinary cash dividend, reorganization, merger, consolidation, combination, split-up, spin-off, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article XV, any outstanding Awards and any Award Agreements evidencing such Awards shall be adjusted by the Board in its discretion in such manner as the Board shall deem equitable or appropriate taking into consideration the applicable accounting and tax consequences, as to the number and price of Shares or other consideration subject to such Awards. In the event of any adjustment pursuant to Sections 15.1, 15.2 or this Section 15.3, the aggregate number of Shares available under the Plan pursuant to Section 5.1 (and the Code Section 162(m) limit set forth therein) may be appropriately adjusted by the Board, the determination of which shall be conclusive. In addition, the Committee may make provision for a cash payment to a Holder or a person who has an outstanding Award. The number of Shares subject to any Award shall be rounded to the nearest whole number.

APPENDIX A
15.4    Powers Not Affected. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company’s capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Shares or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
15.5    No Adjustment for Certain Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of Shares subject to Awards theretofore granted or the purchase price per Share, if applicable.
15.6 Effect of Change of Control. In the event that there is a Change of Control and/or the Company is a party to a merger or acquisition or reorganization or similar transaction, outstanding Awards shall be subject to the merger agreement or other applicable transaction agreement. Such agreement may provide, without limitation, that subject to the consummation of the applicable transaction, for the assumption (or substitution) of outstanding Awards by the surviving entity or its parent, for their continuation by the Company (if the Company is a surviving corporation), or for their cancellation either with or without consideration, in all cases without the consent of the Holder and outstanding Awards need not be uniformly treated.
ARTICLE XVI
AMENDMENT AND TERMINATION OF PLAN
The Plan shall continue in effect, unless sooner terminated pursuant to this Article XVI, until September 5, 2026. The Board in its discretion may terminate the Plan at any time with respect to any Shares for which Awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a Holder with respect to any Award theretofore granted without the consent of the Holder. The Board shall have the right to alter or amend the Plan or any part hereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of stockholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the Plan may (i) materially increase the benefits accruing to Holders, (ii) except as otherwise expressly provided in Article XV, increase the number of Shares subject to the Plan or the individual Award Agreements specified in Article V, (iii) materially modify the requirements for participation in the Plan, or (iv) amend, modify or suspend Section 7.8 (re-pricing prohibitions) or this Article XVI. In addition, no change in any Award theretofore granted may be made which would materially and adversely impair the rights of a Holder with respect to such Award without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code as in effect at the time of such Award, or to exempt the Plan or any Award from Section 409A of the Code).
ARTICLE XVII
MISCELLANEOUS
17.1    No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Award except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.
17.2    No Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, (ii) interfere in any way with any right of the Company or any Affiliate to terminate the employment of an Employee at any time, (iii) confer upon any Director any right with respect to continuation of such Director’s membership on the Board, (iv) interfere in any way with any right of the Company or an Affiliate to terminate a Director’s membership on the Board at any time, (v) confer upon any Consultant any right with respect to continuation of his or her consulting engagement with the Company or any Affiliate, or (vi) interfere in any way with any right of the Company or an Affiliate to terminate a Consultant’s consulting engagement with the Company or an Affiliate at any time.
17.3    Other Laws; No Fractional Shares; Withholding. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any laws, rules or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Award. Neither the Company nor its directors or officers shall have any obligation or liability to a Holder with respect to any Award (or Shares issuable thereunder) (i) that shall lapse because of such postponement, or (ii) for any failure to comply with the requirements of any applicable law, rules or regulations, including but not limited to any failure to comply with the requirements of Section 409A of this Code. No fractional Shares shall be delivered, nor shall any cash in lieu of fractional Shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of Shares, no Shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the

APPENDIX A
Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender, Shares (including Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.
17.4    No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.
17.5    Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) where permitted under applicable tax rules, by gift to any Family Member of the Holder, subject to compliance with applicable laws. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder’s guardian or legal representative unless it has been transferred by gift to a Family Member of the Holder, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the Holder shall continue to be subject to the withholding requirements provided for under Section 17.3 hereof.
17.6    Beneficiary Designations. Each Holder may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with an Award under the Plan upon or subsequent to the Holder’s death. Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Holder in writing with the Company during the Holder’s lifetime. In the absence of any such written beneficiary designation, for purposes of the Plan, a Holder’s beneficiary shall be the Holder’s estate.
17.7    Rule 16b-3. It is intended that the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3 so that the issuance of such Awards is exempt from Exchange Act Section 16(b) liability. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.
17.8    Section 162(m). The following conditions shall apply if it is intended that the requirements of Section 162(m) of the Code, as in effect on the date of any Award, be satisfied such that such Awards which were made to Holders who were “covered employees” (as such term was defined in Section 162(m) of the Code at the time of such Award) shall continue to constitute “performance-based” compensation within the meaning of Section 162(m) as then in effect. Any Performance Goal(s) applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based” compensation under Section 162(m) of the Code in effect at the time of the Award) and shall otherwise meet the requirements of Section 162(m) of the Code as in effect at the time of the Award, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code in effect at the time of the Award) at the time established. The Performance Criteria to be utilized under the Plan to establish Performance Goals shall consist of objective tests based on one or more of the following: earnings or earnings per share, cash flow or cash flow per share, operating cash flow or operating cash flow per share revenue growth, product revenue growth, financial return ratios (such as return on equity, return on investment and/or return on assets), share price performance, stockholder return, equity and/or value, operating income, operating margins, earnings before interest, taxes, depreciation and amortization, earnings, pre- or post-tax income, economic value added (or an equivalent metric), profit returns and margins, credit quality, sales growth, market share, working capital levels, comparisons with various share market indices, year-end cash, debt reduction, assets under management, operating efficiencies, strategic partnerships or transactions (including co-development, co-marketing, profit sharing, joint venture or other similar arrangements), and/or financing and other capital raising transaction. Performance criteria may be established on a Company-wide basis or with respect to one or more Company business units or divisions or subsidiaries; and either in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies. When establishing Performance Goals for the applicable Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes, and as identified in the Company’s financial statements, notes to the Company’s financial statements or management’s discussion and analysis of financial condition and results of operations contained in the Company’s most recent annual report filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act. Holders who are “covered employees” (as defined in Section 162(m) of the Code in effect on the Effective Date) shall be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) of the Code with respect to any Award that previously complied with Section 162(m) as in effect at the time of such Award, then such provision shall, to the extent practicable, be construed or deemed amended to conform to the requirements or provisions of Section 162(m) of the Code as then in effect. The Committee may postpone the exercising of Awards, the issuance or delivery of Shares under any Award or any action permitted under the Plan to prevent the Company or any subsidiary from being denied a federal income tax deduction, provided that such deferral satisfies the requirements of Section 409A of the Code. For purposes of the requirements of Treasury Regulation Section 1.162-27(e)(4)(i) as in effect on the Effective Date, the maximum aggregate amount that may be paid in cash during any calendar year to any one person (measured from the date of any payment) with respect to one or more Awards payable in cash shall be Three Million Dollars ($3,000,000).

APPENDIX A
Such amount would act as a limit on cash payments made under Performance Unit Awards or Performance Stock Unit Awards, but would not apply to other types of awards, such as Restricted Stock Awards or Options.
17.9    Section 409A. Notwithstanding any other provision of the Plan, the Committee shall have no authority to issue an Award under the Plan with terms and/or conditions which would cause such Award to constitute non-qualified “deferred compensation” under Section 409A of the Code unless such Award shall be structured to be exempt from or comply with all requirements of Code Section 409A. The Plan and all Award Agreements are intended to comply with the requirements of Section 409A of the Code (or to be exempt therefrom) and shall be so interpreted and construed and no amount shall be paid or distributed from the Plan unless and until such payment complies with all requirements of Code Section 409A. It is the intent of the Company that the provisions of this Agreement and all other plans and programs sponsored by the Company be interpreted to comply in all respects with Code Section 409A, however, the Company shall have no liability to the Holder, or any successor or beneficiary thereof, in the event taxes, penalties, excise taxes and/or interest may ultimately be determined to be applicable to any payment or benefit received by the Holder or any successor or beneficiary thereof.
17.10    Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred thereby in connection with or resulting from any claim, action, suit, or proceeding to which such person may be made a party or may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid thereby in settlement thereof, with the Company’s approval, or paid thereby in satisfaction of any judgment in any such action, suit, or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.
17.11    Other Benefit Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee’s salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.
17.12    Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. None of the Company, any member of the Board nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.
17.13    Governing Law. Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.
17.14    Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.
17.15    No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award. Prior to receipt of Shares or a cash distribution pursuant to the terms of an Award, such Award shall represent an unfunded unsecured contractual obligation of the Company and the Holder shall have no greater claim to the Shares underlying such Award or any other assets of the Company or Affiliate than any other unsecured general creditor.
17.16    Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.
17.17 Minimum Vesting.  Notwithstanding anything to the contrary, with respect to at least 95% of the Shares underlying all Awards granted under the Plan after September 21, 2023, such Awards shall have a minimum vesting period for every portion of the Award of at least one year after the Award’s date of grant.  This minimum vesting requirement for such covered Awards may not be superseded by an individual Award agreement or other agreement.
17.18 Dividends/Dividend Equivalents. For all Awards, no payment of dividends (or dividend equivalents) shall be made with respect to any unvested Awards. Dividends (and dividend equivalents) shall only be paid to a Participant to the extent that the underlying Award to which the dividends/dividend equivalents are attached becomes vested. For avoidance of doubt, accrual of dividends (and dividend equivalents) while the underlying Award is unvested and which are payable upon vesting is permitted to the extent provided under this Plan or Award Agreement.
17.19 Acceleration of Vesting Permitted Only in Limited Circumstances. The Committee and any Award Agreement may provide for accelerated vesting of an Award only (i) in the event of a Participant’s death or (ii) in the event of a Participant’s Total and Permanent Disability, or (iii) if a Change of Control occurs and there is no assumption, substitution or continuation of Awards, then the Committee in its discretion may provide that some or all Awards shall vest and become

APPENDIX A
exercisable as of immediately before such Change of Control. Additionally, the Committee may also in its discretion include in an Award Agreement that accelerated vesting of an Award will be provided if the Participant’s Termination of Service is effected without Cause by the Company (or its acquirer) within a specified period of time before, on or after a Change of Control. For avoidance of doubt, (a) “substitution” includes, without limitation, an Award being replaced by a cash award that provides an equivalent intrinsic value (wherein intrinsic value equals the difference between the market value of a share and any exercise price) and (b) this Section 17.19 shall not modify any accelerated vesting provisions approved by the Committee or the Board on or before September 21, 2023, relating to any Award outstanding as of September 21, 2023.

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Online

Go to **www.envisionreports.com/AX** or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by November 9, 2023 at 9:00 a.m. PST.

Annual Stockholders Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for the Axos Financial, Inc. Annual Stockholders Meeting to be Held on November 9, 2023

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2023 proxy statement and annual report to stockholders are available at:

www.envisionreports.com/AX

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/AX**.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

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Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before October 19, 2023 to facilitate timely delivery.

2NOT COY

03VS5C

Annual Stockholders Meeting Notice

The Company's Annual Meeting of Stockholders will be held on November 9, 2023, at the Company's Headquarters - 9205 West Russell Road, Suite 400, Las Vegas, Nevada 89148 at 2:00 p.m. PST.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board recommends a vote FOR all nominees, FOR Proposals 2, 4 and 5, and 3 YEARS on Proposal 3:

1. Election of Directors:
   01. Tamara N. Bohlig 02- Nicholas A. Mosich 03- Edward J. Ratinoff
2. To approve in a non-binding and advisory vote, the compensation of the Company's Named Executive Officers as disclosed in this Proxy Statement.
3. To recommend, in a non-binding and advisory vote, whether future non-binding and advisory stockholder votes on executive compensation should occur every year, every two years, or every three years.
4. To approve the Amended and Restated 2014 Stock Incentive Plan.
5. To ratify the selection of BDO USA, P.A. as the Company's independent registered public accounting firm for fiscal year 2024.
   Other Business. To transact such other business as may properly come before the meeting or any adjournment of postponement thereof.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

- **Internet** – Go to **www.envisionreports.com/AX**. Click Cast Your Vote or Request Materials.
- **Phone** – Call us free of charge at 1-866-641-4276.
- **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Axos Financial, Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

  To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by October 19, 2023.